                                                                     Exhibit 2.1

                                      SOC

                                    RESINS

                             MASTER SALE AGREEMENT
                             ---------------------


                                     among


                               SHELL OIL COMPANY


                                  as SELLER,


                            RESIN ACQUISITION, LLC


                                   as BUYER,


                                      and


                            SHELL EPOXY RESINS INC.

                             MASTER SALE AGREEMENT

                               TABLE OF CONTENTS
                               -----------------

                                            ARTICLE I
                                DEFINITIONS/PROCEDURAL CONVENTIONS

                                           ARTICLE II
                                 PURCHASE AND SALE OF SER SHARES
2.01    Purchase and Sale of SER Shares..................................................  1
2.02    Consideration; Issuance of SER Junior Subordinated Notes.........................  2
2.03    Delivery of Estimated Closing Statement and Closing Working Capital Statement....  3
2.04    Method of Payment................................................................  6
2.05    Equity Commitment Letter.........................................................  6
2.06    Financing Letters................................................................  6

                                          ARTICLE III
                                            CLOSING
3.01    Place and Time...................................................................  6
3.02    Deliveries and Actions by SELLER.................................................  7
3.03    Deliveries and Actions by BUYER and/or SER.......................................  8

                                          ARTICLE IV
                           REPRESENTATIONS AND WARRANTIES OF SELLER

4.01    Organization, Standing and Power.................................................  9
4.02    Authority, Execution and Delivery................................................ 10
4.03    No Conflicts..................................................................... 10
4.04    Consents......................................................................... 10
4.05    Litigation....................................................................... 11
4.06    Title to Transferred Shares...................................................... 11
4.07    Investment....................................................................... 11

                                           ARTICLE V
                   REPRESENTATIONS AND WARRANTIES OF SELLER ABOUT THE COMPANIES

5.01    Organization, Standing and Power................................................. 11
5.02    Authority, Execution and Delivery................................................ 12
5.03    No Conflicts..................................................................... 12
5.04    Consents......................................................................... 12
5.05    Litigation....................................................................... 13
5.06    Compliance with Law.............................................................. 13
5.07    LLC Interests.................................................................... 13
5.08    Financial Statements............................................................. 13
5.09    Absence of Certain Changes....................................................... 15
5.10    Improvements and Equipment....................................................... 16

5.11    Contracts and Commitments........................................................ 16
5.12    Real/Personal Property........................................................... 17
5.13    Permits and Other Operating Rights............................................... 20
5.14    No Breaches...................................................................... 20
5.15    Brokers.......................................................................... 20
5.16    Intellectual Property............................................................ 20
5.17    Environmental Matters............................................................ 23
5.18    Sufficiency...................................................................... 24
5.19    Tax Representations.............................................................. 25
5.20    Employees........................................................................ 27
5.21    Labor Matters.................................................................... 28
5.22    Benefits Matters................................................................. 28
5.23    Employee Matters Generally....................................................... 29
5.24    Limitation on Representations.................................................... 30

                                          ARTICLE VI
                            REPRESENTATIONS AND WARRANTIES OF BUYER

6.01    Organization, Standing and Power................................................. 31
6.02    Authority, Execution and Delivery................................................ 31
6.03    No Conflicts..................................................................... 31
6.04    Consents......................................................................... 31
6.05    Litigation....................................................................... 32
6.06    Independent Decision............................................................. 32
6.07    Investment....................................................................... 32
6.08    No Breaches...................................................................... 33
6.09    Availability of Funds............................................................ 33
6.10    Brokers.......................................................................... 33
6.11    Sufficiency of Assets............................................................ 33
6.12    Financial Statements............................................................. 33

                                          ARTICLE VII
                                     CONDITIONS TO CLOSING

7.01    Conditions to Obligation of BUYER................................................ 33
7.02    Conditions to Obligation of SELLER............................................... 37

                                          ARTICLE VIII
                                    COVENANTS OF THE PARTIES

8.01    Covenants of SELLER.............................................................. 39
8.02    Expenses; Transfer Taxes......................................................... 41
8.03    Announcements.................................................................... 41
8.04    Confidentiality.................................................................. 42
8.05    Consummation of Transactions..................................................... 42
8.06    Books and Records; Furnishing Information........................................ 43
8.07    Post-Closing Assistance - Consents............................................... 46
8.08    Further Assurances............................................................... 47

8.09    Restrictions on Business Activities.............................................. 47
8.10    Governmentally Mandated Actions.................................................. 47
8.11    HSR Notification................................................................. 48
8.12    Non-US Sale Agreement............................................................ 48
8.13    Insurance........................................................................ 49
8.14    Performance Bonds and Guaranties................................................. 49
8.15    Restrictions on Use of Shell Name................................................ 49
8.16    Affiliate Contracts.............................................................. 50
8.17    Operative Effect................................................................. 52
8.18    Special IT License Fees.......................................................... 52
8.19    Financing Assistance............................................................. 52
8.20    Indebtedness..................................................................... 52
8.21    Tax and Financing Cooperation.................................................... 52
8.22    Assignment of Contracts.......................................................... 52
8.23    IT Information................................................................... 53
8.24    Other Non-US Government Consents................................................. 53
8.25    Immaterial Segments.............................................................. 53
8.26    Non-US Human Resources Agreement Payments........................................ 54
8.27    Certain Payments................................................................. 54
8.28    Shell Epoxy Resins France S.A.S.................................................. 54
8.29    Payments to Employees of the Non-US Business in Japan............................ 54
8.30    Vessels.......................................................................... 54
8.31    Preparation of Financial Statements.............................................. 54
8.32    Pension Matters Payments......................................................... 55

                                          ARTICLE IX
                        SURVIVAL; LIMITATIONS OF REMEDIES AND SCHEDULES

9.01    Survival of Representations and Warranties....................................... 55
9.02    Limitation on Remedy............................................................. 55
9.03    Amendments of the SELLER Disclosure Letter....................................... 56
9.04    Disclosure Letters............................................................... 57

                                           ARTICLE X
                                        INDEMNIFICATION

10.01   General Indemnification.......................................................... 57
10.02   Indemnification Covered in other Agreements/Schedules............................ 59
10.03   Exclusive Remedy................................................................. 59

                                           ARTICLE XI
                                  TERMINATION AND ABANDONMENT

11.01   Methods of Termination Without Default........................................... 60
11.02   Procedure Upon Termination....................................................... 61
11.03   Remedies Upon Default of SELLER.................................................. 61
11.04   Remedies Upon Default of BUYER................................................... 61

SCHEDULES

Schedule A          Definitions and Procedural Conventions
Schedule B          Definition of Products
Schedule C          Business Inventory Count Procedures
Schedule D          SELLER's Knowledge
Schedule E          BUYER's Knowledge
Schedule F          Permitted Liens
Schedule G          1999 Feedstock Agreements
Schedule H          Feedstock Agreements
Schedule I          1999 OMSs
Schedule J          SLAs
Schedule K          1999 SUMF Agreements
Schedule L          SUMF Agreements
Schedule M          Leases
Schedule N          Expected Payment Amount

EXHIBITS

Exhibit A      Note
Exhibit B      Legal Opinion of SELLER's counsel
Exhibit C      Legal Opinion of BUYER's counsel
Exhibit D      Environmental Agreement
Exhibit E      Intellectual Property Transfer and License Agreement
Exhibit F      Interim Services Agreement
Exhibit G      Non-US Sale Agreement
Exhibit H      Tax Agreement
Exhibit I      Trademark Agreement
Exhibit J      SER Shareholders' Agreement
Exhibit K      SER Registration Rights Agreement
Exhibit L      IT Interim Services Agreement
Exhibit M      Financing Letters
Exhibit N      Equity Commitment Letter
Exhibit O      Financial Services Transition Agreement
Exhibit P      SER Junior Subordinated Note Terms
Exhibit Q      Interim Labor Agreement (Deer Park & Norco)
Exhibit R      Incentive Agreement
Exhibit S      Indemnity and Contribution Agreement
Exhibit T-1    Partial Year True-Up Side Letter
Exhibit T-2    Smith Employment Side Letter
Exhibit T-3    Audit Cost Side Letter
Exhibit T-4    Financial Services Matters Side Letter
Exhibit T-5    Loaned Employee Agreement
Exhibit T-6    Environmental Matters Side Letter
Exhibit T-7    Pernis Permit Transfer Side Letter

Exhibit T-8    Pernis HSE Standards Side Letter
Exhibit T-9    Permitted Holder Side Letter
Exhibit U      SER Historical Data Confidentiality Agreement
Exhibit V      Norco HPRU Lease
Exhibit W      Vessel Bill of Sale
Exhibit X      SER Junior Subordinated Notes Registration Rights Agreement

                                                                     Exhibit 2.1

                             MASTER SALE AGREEMENT
                             ---------------------

     This Master Sale Agreement, dated this 10th day of July, 2000 (this "Agreement" or the "Master Sale Agreement"), is made among SHELL OIL COMPANY, a Delaware corporation ("SELLER"), RESIN ACQUISITION, LLC, a Delaware limited liability company ("BUYER"), and SHELL EPOXY RESINS INC., a Delaware corporation ("SER") (SELLER, BUYER and SER are collectively referred to herein as the "Parties" and singularly as a "Party").

     WHEREAS, SELLER owns all of the outstanding capital stock of SER, and SER owns the sole membership interest in Shell Epoxy Resins LLC, a Delaware limited liability company ("SERLLC"). SER and SERLLC are collectively referred to herein as the "Companies" and singularly as a "Company."

     WHEREAS, SER intends to enter into the Non-US Sale Agreement with Shell Petroleum N.V. ("SPNV") pursuant to which SER will acquire all of the outstanding capital stock of Shell Epoxy Resins Holdings B.V., a company organized under the laws of the Netherlands ("SERBV"), in exchange for the SER Note.

     WHEREAS, (a) BUYER desires to purchase from SELLER, and SELLER desires to sell to BUYER, 145.987 shares of Common Stock (the "Purchased Shares"), (b) BUYER desires for SER to redeem from SELLER, and SELLER desires to sell to SER,
841.997 shares of Common Stock (the "Redeemed Shares"), (c) SELLER desires to retain 12.016 shares of Common Stock (the "Retained Shares"), and (d) each of SELLER and BUYER desires to receive an SER Junior Subordinated Note from SER, in each case, on the terms, conditions and provisions hereinafter set forth.

     NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, SELLER, BUYER and SER hereby agree as follows:

                                   ARTICLE I

                      DEFINITIONS/PROCEDURAL CONVENTIONS
                      ----------------------------------

     Unless the context shall otherwise require, terms used and not defined herein shall have the meanings set forth in Schedule A hereto, and all rules as to usage and procedural conventions set forth in Schedule A shall govern this Agreement.

                                  ARTICLE II

                        PURCHASE AND SALE OF SER SHARES
                        -------------------------------

     2.01   Purchase, Sale and Redemption of Common Stock.  Subject to the terms
            ----------------------------------------------
and conditions set forth herein,

          (a) SELLER shall sell, transfer, convey, assign and deliver to BUYER, and BUYER shall purchase, acquire and accept from SELLER, the Purchased Shares and the Purchased Note; and

          (b) SELLER shall sell, transfer, convey, assign and deliver to SER, and SER shall purchase, redeem, acquire and accept from SELLER, the Redeemed Shares (the Redeemed Shares and the Purchased Shares are collectively referred to herein as the "Transferred Shares").

     2.02   Consideration; Issuance of SER Junior Subordinated Notes.
            --------------------------------------------------------

          (a) Subject to and upon the terms and conditions of this Agreement, including adjustments and set-offs as provided in Sections 2.02 and 2.03, at
Closing:

               (i)    U.S. Consideration.  (A) BUYER and SER shall pay to SELLER
                      ------------------
          US$370,000,000 (the "U.S. Consideration Amount") (it being understood that, of the U.S. Consideration Amount, BUYER shall pay US$54,672,000 of the U.S. Consideration Amount to SELLER for the Purchased Shares, SER shall pay US$127,568,000 of the U.S. Consideration Amount by issuing an SER Junior Subordinated Note in favor of SELLER in the original principal amount of US$127,568,000 (the "Purchased Note") and SER shall pay the remaining US$187,760,000 of the U.S. Consideration Amount to SELLER), and (B) SER shall issue an SER Junior Subordinated
          Note in favor of SELLER in the original principal amount of US$10,500,000.

               (ii)   Non-US Consideration.  SER shall (A) deliver to SERLLC,
                      --------------------
          and SER will cause SERLLC to assign to SPNV (and SER hereby consents to such assignment from SERLLC to SPNV), a promissory note in an aggregate principal amount equal to US$127,000,000, containing the terms and in substantially the form set forth in Exhibit A, and upon the surrender of such assigned promissory note from SPNV to SER, SER shall deliver directly to SPNV a promissory note with the same principal amount and substantially the same terms as the note initially delivered from SER to SERLLC (such note issued directly from SER being referred to as the "Note"), and (B) pay to SPNV US$534,750,000 less the adjustments described in the European Indebtedness Letter Agreement (the "Non-US Cash Consideration Amount" and, together with the Note, the "Aggregate Non-US Consideration"). The Aggregate Non-US Consideration shall be used by SER to pay and satisfy the SER Note in full.

               (iii)  Purchased Note.  BUYER shall pay to SELLER US$127,568,000
                      --------------
          for the Purchased Note.

          (b) Notwithstanding the foregoing, at Closing, (i) each of the U.S. Consideration Amount and the Non-US Cash Consideration Amount shall be adjusted by (A) either (1) adding 50% of the excess of the Estimated Working Capital over the Base Working Capital, or (2) subtracting 50% of the excess of the Base Working Capital over the Estimated Working Capital, as applicable, and (B) subtracting 50% of the excess of (1) the product of $22,000,000 multiplied by a fraction, the numerator of which is the number of days elapsed during the period commencing January 1, 2000 and ending on the Effective Date and the denominator of which is 366 (such product being referred to as the "Base Capex Amount") over (2) the Estimated Capex Amount (the aggregate amount subtracted from the U.S. Consideration Amount and the Non-US Cash Consideration Amount pursuant to this Section 2.02(b)(i)(B), if any, being referred to herein as the "Capex Adjustment Amount"), and (ii) the US Consideration Amount shall be adjusted by subtracting the excess of US$20,000,000 over the Available Cash (such excess amount being referred to as the "Cash Shortfall Amount"). The Parties agree that the Cash Shortfall Amount is US$15,056,000. SELLER may fund to SERLLC, prior to the Closing, an amount of cash (in immediately available funds and United States currency) equal to the Cash Shortfall Amount, in which event the U.S. Consideration Amount shall not be adjusted as provided in clause
(ii) above. In addition, the U.S. Consideration Amount shall be adjusted by adding US$1,503,778 and the Non-US Cash Consideration Amount shall be adjusted by adding US$1,503,778. Any adjustments to the U.S. Consideration Amount shall be made by adjusting the $187,760,000 of the U.S. Consideration Amount to be paid by SER and any adjustments to the Aggregate Non-US Consideration Amount shall be made by adjusting the Non-US Cash Consideration Amount.

          (c) Subject to Section 2.02(b), the Parties agree that (i) the value of the U.S. Assets is US$370,000,000, with such amount being allocated among the U.S. Assets as set forth in Section 2.02(c)(i) of the SELLER Disclosure Letter,
(ii) the value of the Non-US Assets is US$661,750,000 less the adjustments described in the European Indebtedness Letter Agreement and (iii) the value of the Retained Shares is US$4,500,000.

     2.03   Delivery of Estimated Closing Statement and Closing Working Capital
            -------------------------------------------------------------------
Statement.
---------

          (a) SELLER and BUYER agree that the estimate of the Closing Working Capital (the "Estimated Working Capital") is $227,000,000.

          (b) At BUYER's sole cost and expense, on or around the Effective Date, BUYER shall conduct a physical inventory of the Business Inventory as of 11:59 p.m. local time where the Business Inventory is located on the day immediately before the Effective Date. Such physical inventory shall be conducted materially in accordance with the inventory count procedures set forth in Schedule C. SELLER shall have the right to have representatives present at all locations where such physical inventory is taken and to take duplicate samples or measurements at its cost and expense. SELLER will provide to BUYER the schedules necessary to plan and perform such a physical inventory including providing a listing of the Business Inventory by location and cost. As soon as practicable after the Effective Date, BUYER shall prepare a statement (the "Closing Working Capital Statement") of Closing Working Capital using, for purposes of the amount of Business Inventory reflected on the Closing Working Capital Statement, the results of the physical inventory conducted in accordance with this Section 2.03(b). The Closing Working Capital Statement shall be prepared and delivered by BUYER to SELLER within 75 days after the Effective Date. After delivery of the Closing Working Capital Statement, upon request by SELLER, BUYER shall promptly provide to SELLER its work papers relating to the preparation of the Closing Working Capital Statement.

          (c) If the Closing Working Capital set forth in the Closing Working Capital Statement exceeds the Estimated Working Capital, SER shall pay each of SELLER and SPNV 50% of the excess of the Closing Working Capital set forth in the Closing Working Capital Statement over the Estimated Working Capital; provided, that any such payment that is attributable to Closing Working Capital
--------
in excess of the Working Capital Cap Amount, at SER's option, (i) with respect to payments to be made from SER to SELLER, may be made in the form of cash or Receivables that collectively are of the same average age and collection history as the Average Quality Receivables relating to the Business, and (ii) with respect to payments to be made from SER to SPNV, may be made in the form of cash or Receivables that collectively are of the same average age and collection history as the Average Quality Receivables relating to the Non-US Business. If the Closing Working Capital set forth in the Closing Working Capital Statement is less than the Estimated Working Capital, SELLER shall pay to SER, and shall cause SPNV to pay to SER 50% of the excess of the Estimated Working Capital over the Closing Working Capital set forth in the Closing Working Capital Statement. Any payment required pursuant to this Section 2.03(c) (the "Purchase Price Adjustment Amount") shall be made as follows: (i) if the Closing Working Capital set forth in the Closing Working Capital Statement is not disputed or is deemed accepted (as provided in Sections 2.03(c) and (d) below), in the full amount of such difference within 30 days after delivery of the Closing Working Capital Statement; or (ii) if the calculation of the Closing Working Capital set forth in the Closing Working Capital Statement is disputed (as provided in Sections 2.03(c) and (d) below), in the amount of such difference less the aggregate disputed amount of items set forth in such notice, referred to in the first sentence of Section 2.03(d) below, within five days after delivery of the notice of dispute, and the remaining amount of such difference as so resolved within five days after the resolution of such dispute pursuant to Section 2.03(d) below. All amounts payable hereunder shall bear interest at the Interest Rate from and including the Effective Date to and excluding the date of payment. If SELLER fails to notify BUYER of any dispute in the calculation of the Closing Working Capital set forth in the Closing Working Capital Statement as provided in Section 2.03(d) below within 30 days after the delivery of the Closing Working Capital Statement to SELLER, the Closing Working Capital, as set forth in the Closing Working Capital Statement, shall be deemed to be accepted by SELLER for purposes of this Section 2.03.

          (d) If SELLER disputes the calculation of the Closing Working Capital set forth in the Closing Working Capital Statement and the disputed amount is less than or equal to US$1,000,000, the Closing Working Capital as set forth in the Closing Working Capital Statement shall be deemed accepted by the Parties and the Purchase Price Adjustment Amount shall be paid in accordance with
Section 2.03(c). If SELLER disputes the calculation of the Closing Working Capital set forth in the Closing Working Capital Statement and the disputed amount exceeds US$1,000,000 then, within 30 days after delivery of the Closing Working Capital Statement to SELLER, SELLER shall give notice to BUYER of its dispute setting forth in reasonable detail the item or items disputed, the amount of each such item that is disputed and the basis for each such dispute. The Parties shall promptly commence good faith negotiations with a view to resolving such dispute; provided, that if such dispute has not been resolved by
                        --------
mutual agreement of the Parties within 30 days after the date of such notice, then within ten days thereafter, BUYER and SELLER shall jointly appoint PricewaterhouseCoopers to resolve such dispute. If BUYER and SELLER do not make such appointment within such ten day period, either or both may request PricewaterhouseCoopers to accept the appointment (and if PricewaterhouseCoopers fails to accept such appointment within five days after such request, either or both may request PricewaterhouseCoopers to select another accounting firm as the Accounting Firm; provided, that if
                                                --------
PricewaterhouseCoopers fails to make such a selection within five days after such request, or if the selected accounting firm fails to accept such appointment within five days after request by either Party, then the Parties agree that the ICC Centre for Expertise shall appoint an accounting firm to resolve such dispute), and when so appointed, such accounting firm shall be deemed to be the jointly appointed accounting firm (such appointed accounting firm is referred to as the "Accounting Firm"). The Accounting Firm shall make its determination as to such dispute within 30 days after its appointment. The scope of any disputes to be resolved by the Accounting Firm will be limited to
(i) whether the calculation of the Closing Working Capital set forth in the Closing Working Capital Statement was prepared in accordance with GAAP consistent with the principles, policies, methodologies and procedures adopted in the preparation of the Balance Sheet (other than United States product inventory cost calculations), (ii) whether the inventory count procedures set forth in Schedule C were followed (in the event BUYER elects to conduct a physical inventory) or whether the Closing Working Capital set forth in the Closing Working Capital Statement accurately reflects the book inventory quantities reflected in the information systems and financial records of the Business and the Non-US Business as of the Effective Date (in the event BUYER elects not to conduct a physical inventory), (iii) whether the standards used for product inventory cost in the United States accurately reflect current standard cost as of the Effective Date, and (iv) whether there were mathematical errors in the Closing Working Capital Statement, and the Accounting Firm is not to make any other determination (except as set forth in the third succeeding sentence), including any determination as to whether the Base Working Capital or the Balance Sheet are correct. The determination of the Accounting Firm shall be final, binding and conclusive as among BUYER, SER and SELLER. The fees and disbursements of the Parties' accountants shall be borne by the respective Parties that retained them. The fees and disbursements of the Accounting Firm in connection with any determination made under this Section 2.03(d) shall be borne by SER and SELLER in inverse proportion as they may prevail on matters resolved by the Accounting Firm, which proportionate allocations shall also be determined by the Accounting Firm at the time the determination of the Accounting Firm is rendered on the merits of the disputes submitted to it.

          (e) SELLER and BUYER agree that the estimate of the Closing Capex Amount (the "Estimated Capex Amount") is US$11,588,000. As soon as reasonably practicable after the Effective Date, BUYER shall determine the Capital Expenditures during the period between January 1, 2000 and the Effective Date (the "Closing Capex Amount") and shall deliver the Closing Capex Amount to SELLER as part of the Closing Working Capital Statement prepared and delivered in accordance with Section 2.03(b). If the Closing Capex Amount is less than the Base Capex Amount and less than the Estimated Capex Amount, each of SELLER and SPNV (caused by SELLER) shall pay to SER, 50% of the excess of (i) the amount by which the Base Capex Amount exceeds the Closing Capex Amount over (ii) the Capex Adjustment Amount, if any. If the Closing Capex Amount is less than the Base Capex Amount but greater than the Estimated Capex Amount, SER shall pay to each of SELLER and SPNV 50% of the amount by which the Closing Capex Amount exceeds the Estimated Capex Amount. If the Closing Capex Amount is greater than or equal to the Base Capex Amount, SER shall pay to each of SELLER and SPNV 50% of the Capex Adjustment Amount, if any. Any payment required pursuant to this Section shall be made in accordance with the payment procedures for any Purchase Price Adjustment Amount described in Section 2.03(c). If SELLER disputes the calculation of the Closing Capex Amount, the parties shall follow the notice and dispute resolution procedures described in Section 2.03(d) for disputes relating to Closing Working Capital.

          (f) During the period of time from and after the Effective Date through the determination of the Purchase Price Adjustment Amount, each of SELLER, SER and BUYER shall afford to the other Parties and any accountants, counsel or financial advisers retained by the other Parties reasonable access during normal business hours to such Party's properties, books, contracts, personnel and records only to the extent such access is relevant to the matters contemplated by this Section 2.03.

          (g) The U.S. Consideration Amount and the Aggregate Non-US Consideration, as adjusted pursuant to Sections 2.02, 2.03, and 2.04, shall be referred to as the "Net Purchase Amount".

     2.04   Method of Payment.  Except as otherwise expressly provided, all
            -----------------
amounts to be disbursed at the Closing or paid after the Closing based on adjustments shall be paid in immediately available U.S. funds, by wire transfer to a bank account designated by SELLER or SER, as the case may be, or by any other means agreed to by SELLER and BUYER.

     2.05   Equity Commitment Letter.  Buyer shall deliver to SELLER, on the
            ------------------------
date hereof, an executed copy of the equity commitment letter in the form of Exhibit N.

     2.06   Financing Letters.  BUYER shall deliver to SELLER, on the date
            -----------------
hereof, an executed copy of the financing letters attached as Exhibit M.

     2.07   Open Issue Certificate.  BUYER and SELLER shall execute and deliver,
            ----------------------
on the date hereof, a certificate (the "Open Issue Certificate"), which certificate is incorporated herein as if set forth in full herein, setting forth certain open issues relating to the agreements attached thereto or identified therein (the "Open Agreements") that remain unresolved as of the date hereof (the "Open Issues"). Subject to Section 11.01, SELLER and BUYER agree that they will use their commercially reasonable efforts to negotiate with each other to resolve the Open Issues and to finalize the Open Agreements on or before September 1, 2000.

                                  ARTICLE III

                                    CLOSING
                                    -------

     3.01   Place and Time.  Unless this Agreement is earlier terminated
            --------------
pursuant to Article XI, the Closing shall be at the offices of O'Sullivan Graev & Karabell, LLP in New York, New York, or at such other location mutually agreed upon by the Parties, and, subject to the satisfaction or waiver of the conditions to Closing set forth in Article VII, shall occur on November 14, 2000 or such other date mutually agreed to by the Parties (the "Closing Date"). Unless otherwise provided herein, any reference in this Agreement to any date or the effectiveness of any provision on a particular date shall be deemed to refer to 12:01 a.m. central standard time on the applicable date. The Parties agree that the Closing shall take place immediately following the closing of the transactions contemplated by the Non-US Sale Agreement.

     3.02   Deliveries and Actions by SELLER.  At the Closing, SELLER agrees to
            --------------------------------
perform as follows (with BUYER receiving a copy of any agreement or document delivered to SER):

            (a)     Transferred Shares.  SELLER shall execute and deliver (i)
                    ------------------
to BUYER, share certificates representing the Purchased Shares, duly endorsed to BUYER, and (ii) to SER, share certificates representing the Redeemed Shares, duly endorsed to SER.

            (b)     Interim Services Agreement.  SELLER shall, or shall cause
                    --------------------------
its Affiliates (other than SER) to, execute and deliver to SER the Interim Services Agreement.

            (c)     Environmental Agreement.  SELLER shall execute and deliver
                    -----------------------
to SER the Environmental Agreement.

            (d)     Tax Agreement.  SELLER shall execute and deliver to SER
                    -------------
the Tax Agreement.

            (e)     Resolutions.  SELLER shall deliver to BUYER certified
                    -----------
copies of the resolutions adopted by the board of directors of each of SELLER and SER authorizing the execution and delivery by SELLER and SER, respectively, of the Transaction Documents to be executed at the Closing to which it is a party.

            (f)     Incumbency Certificate.  SELLER shall deliver to BUYER a
                    ----------------------
certificate of incumbency and specimen signatures of the signatory officers of SELLER and SER.

            (g)     Legal Opinion.  SELLER shall deliver to BUYER an opinion of
                    -------------
a member of SELLER's legal department substantially in the form attached hereto as Exhibit B.

            (h)     Resignation of Directors and Officers.  SELLER shall cause
                    -------------------------------------
the Companies to deliver to BUYER evidence of the resignation of all directors and officers of the Companies effective as of the Closing Date.

            (i)     FIRPTA Certificate.  SELLER shall deliver to BUYER an
                    ------------------
affidavit as required by Section 1445 of the Code.

            (j)     SER Agreements.  SELLER shall execute and deliver the SER
                    --------------
Shareholders' Agreement and the SER Registration Rights Agreement.

            (k)     IT Interim Services Agreement.  SELLER shall execute and
                    -----------------------------
deliver to SER the IT Interim Services Agreement.

            (l)     Financial Services Transition Agreement.  SELLER shall
                    ---------------------------------------
execute and deliver to SER the Financial Services Transition Agreement.

            (m)     Interim Labor Agreements.  SELLER shall execute and
                    ------------------------
deliver to SER the Interim Labor Agreements.

            (n)     IP Letter Agreement.  SELLER shall execute and deliver to
                    -------------------
SER the IP Letter Agreement.

            (o)     Purchased Note.  SELLER shall deliver to BUYER the
                    --------------
Purchased Note duly endorsed to BUYER.

            (p)     Incentive Agreement.  SELLER shall execute and deliver to
                    -------------------
SER the Incentive Agreement.

            (q)     Indemnity and Contribution Agreement.  SELLER shall
                    ------------------------------------
execute and deliver the Indemnity and Contribution Agreement.

     3.03   Deliveries and Actions by BUYER and/or SER.  At the Closing, BUYER
            ------------------------------------------
and/or SER agree to perform as follows:

            (a)     Purchase Price.  (i) BUYER and SER shall deliver to SELLER
                    --------------
the U.S. Consideration Amount in accordance with Section 2.02(a)(i), (ii) SER shall deliver to SELLER the SER Junior Subordinated Note in accordance with
Section 2.02(a)(i)(B) and the Purchased Note in accordance with Section 2.02(a)(i)(A), (iii) BUYER shall deliver to SELLER payment for the Purchased
Note in accordance with Section 2.02(a)(iii), and in exchange therefor, SELLER shall deliver the Purchased Note to BUYER in accordance with Section 3.02(o), and (iv) SER shall deliver to SPNV the Note and the Non-US Cash Consideration Amount, in each case, as adjusted pursuant to Article II.

            (b)     Interim Services Agreement.  SER shall execute and deliver
                    --------------------------
to SELLER the Interim Services Agreement.

            (c)     Environmental Agreement.  SER shall execute and deliver to
                    -----------------------
SELLER the Environmental Agreement.

            (d)     Tax Agreement.  SER shall execute and deliver to SELLER the
                    -------------
Tax Agreement.

            (e)     Resolutions.  BUYER shall deliver to SELLER certified
                    -----------
copies of the resolutions adopted by the board of directors (or equivalent body) of BUYER authorizing the execution and delivery by BUYER of the Transaction Documents to be executed at the Closing to which it is a party.

            (f)     Incumbency Certificate.  BUYER shall deliver to SELLER a
                    ----------------------
certificate of incumbency and specimen signatures of the signatory officers of BUYER.

            (g)     Legal Opinion. BUYER shall deliver to SELLER an opinion of
                    -------------
counsel substantially in the form attached hereto as Exhibit C.

            (h)     SER Agreements.  BUYER shall execute and deliver the SER
                    --------------
Shareholders' Agreement, and SER shall execute and deliver to SELLER the SER Registration Rights Agreement.

            (j)     IT Interim Services Agreement.  SER shall execute and
                    -----------------------------
deliver to SELLER the IT Interim Services Agreement.

            (k)     Financial Services Transition Agreement.  SER shall
                    ---------------------------------------
execute and deliver to SELLER the Financial Services Transition Agreement.

            (l)     Interim Labor Agreements.  SER shall execute and deliver to
                    ------------------------
SELLER the Interim Labor Agreements.

            (m)     IP Letter Agreement.  SER shall execute and deliver to
                    -------------------
SELLER the IP Letter Agreement.

            (n)     Incentive Agreement.  SER shall execute and deliver to
                    -------------------
SELLER the Incentive Agreement.

            (o)     Indemnity and Contribution Agreement.  BUYER shall execute
                    ------------------------------------
and deliver the Indemnity and Contribution Agreement, and SER shall execute and deliver to SELLER and BUYER the Indemnity and Contribution Agreement.

            (p)     SER Junior Subordinated Notes and Registration Rights
                    -----------------------------------------------------
Agreement.  SER shall execute and deliver to SELLER the SER Junior Subordinated
---------
Notes Registration Rights Agreement.

                                  ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF SELLER
                   ----------------------------------------

            SELLER represents and warrants to BUYER as follows:

     4.01   Organization, Standing and Power.  SELLER is a corporation duly
            --------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority necessary to enable it to own and lease the properties and assets it currently owns and leases and to conduct its business as such business is currently being conducted. SELLER is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except where the failure to so qualify would not have a Material Adverse Effect.

     4.02   Authority, Execution and Delivery.  SELLER has full corporate power
            ---------------------------------
and authority to execute and deliver the Transaction Documents to which it is, or is specified to be, a party and to perform its obligations under the Transaction Documents to which it is, or is specified to be, a party and to consummate the Transactions. The execution and delivery by SELLER of the Transaction Documents to which it is, or is specified to be, a party and the consummation by SELLER of the Transactions have been duly authorized by all necessary corporate action. This Agreement constitutes, and each other Transaction Document to which it is, or is specified to be, a party will, upon execution and delivery, constitute (assuming, in each case, the due authorization, execution and delivery by each other party thereto) SELLER's legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to concepts of equity and applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws and judicial decisions of general applicability relating to or affecting creditors' rights generally.

     4.03   No Conflicts.  Except as disclosed in Section 4.03 of the disclosure
            ------------
letter delivered to BUYER contemporaneously with the execution of this Agreement (the "SELLER Disclosure Letter"), which is incorporated herein as if set forth in full herein, (a) the execution and delivery by SELLER of each Transaction Document to which it is, or is specified to be, a party does not or will not, and (b) the consummation of the Transactions and compliance with the terms of the Transaction Documents will not, in either case, (i) conflict with or result in any violation of or default (with or without notice or lapse of time, or both), or give rise to a right of contingent payment, termination, cancellation, acceleration, non-renewal, loss of a material benefit, or to any increased, additional or accelerated rights or entitlements of any Person, under, any provision of (A) any Organizational Document of SELLER, (B) any Contract to which SELLER or any Company is a party (other than the Common Contracts and contracts and agreements related to information technology) or by which SELLER or any Company or any of their respective assets or properties are bound (other than the Common Contracts and contracts and agreements related to information technology), or (C) any judgment or Applicable Law that is applicable to SELLER or any Company, or (ii) result in the creation of any Lien upon any of the material properties or assets of SELLER or any Company other than, in the case of clauses (i)(B), (i)(C) and (ii), any such items that would not have a Material Adverse Effect.

     4.04   Consents.  Except as disclosed in Section 4.04 of the SELLER
            --------
Disclosure Letter and except with respect to Common Contracts and agreements related to Information Technology and, in the case of Governmental Consents, except with respect to any jurisdiction where the total sales in the twelve months ended on December 31, 1999 of the Business proposed to be acquired by BUYER pursuant to this Agreement and the Transaction Documents were less than US$1,000,000, there are no (a) Governmental Consents or (b) Contractual Consents, in each case, required to be obtained or made by or with respect to SELLER in connection with the execution, delivery and performance of the Transaction Documents to which it is, or is specified to be, a party or the consummation of the Transactions, other than any such Governmental Consent or Contractual Consent the failure of which to obtain or make would not have a Material Adverse Effect. The financial data provided to BUYER for the purposes of assessing which Governmental Consents are required to be obtained is correct in all material respects (but this representation is given only to the extent that such financial information is required for the purposes of such assessment, and no representation or warranty is given in relation to such financial information for any other purposes relating to this Agreement or otherwise).

     4.05   Litigation.  Except as set forth in Section 4.05 of the SELLER
            ----------
Disclosure Letter, as of the date hereof, there are no (a) outstanding judgments, orders, injunctions, awards, or decrees by which SELLER is bound or subject or (b) Proceedings pending or, to SELLER's Knowledge, threatened in writing against SELLER, whether at law or in equity, whether civil or criminal in nature or before any Governmental Entity, in either case, that (i) challenges or seeks to restrain or prohibit any of the Transactions, or (ii) seeks to impose limitations on the ability of BUYER to acquire, hold, or exercise full rights of ownership over the Companies.

     4.06   Title to Transferred Shares.  The Purchased Shares, Redeemed Shares
            ---------------------------
and Retained Shares constitute all of the outstanding Equity Interests of SER. SELLER is the owner of all of the issued and outstanding Equity Interests of SER, and such Equity Interests are duly authorized, validly issued and outstanding, fully paid and nonassessable, free of all Liens. There are no outstanding options, warrants, convertible securities, calls, rights, commitments, preemptive rights or agreements or instruments or understandings of any character, except as contemplated herein, to which SELLER is a party or by which SELLER is bound, obligating SELLER to issue, deliver or sell, or cause to be issued, delivered or sold, Equity Interests in any Company or any securities or obligations convertible into or exchangeable for Equity Interests in any Company or to grant, extend or enter into any such option, warrant, convertible security, call right, commitment, preemptive right or agreement.

     4.07   Investment.  SELLER is not acquiring the SER Junior Subordinated
            ----------
Notes with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

                                   ARTICLE V

         REPRESENTATIONS AND WARRANTIES OF SELLER ABOUT THE COMPANIES
         ------------------------------------------------------------

            SELLER represents and warrants to BUYER as follows:

     5.01   Organization, Standing and Power. Each Company is duly organized or
            --------------------------------
formed, validly existing and in good standing under the laws of the jurisdiction in which it is so organized or formed, and each Company has full corporate, partnership or limited liability company power and authority necessary to enable it to own and lease the properties and assets it currently owns and leases and to conduct its business as such business is currently being conducted. Each Company is duly qualified to do business as a foreign corporation, partnership or limited liability company and is in good standing in each jurisdiction where such qualification is necessary, except where failure to so qualify would not have a Material Adverse Effect. True, correct and complete copies of the Organizational Documents of each Company have been provided to BUYER, in each case, as amended and in effect.

     5.02   Authority, Execution and Delivery. Each Company has full corporate,
            ---------------------------------
partnership or limited liability company power and authority to execute and deliver the Transaction Documents to which it is, or is specified to be, a party and to perform its obligations under the Transaction Documents to which it is, or is specified to be, a party and to consummate the Transactions. The execution and delivery by each Company of the Transaction Documents to which it is, or is specified to be, a party and the consummation by each Company of the Transactions have been duly authorized by all necessary corporate, partnership or limited liability company action. This Agreement constitutes, and each other Transaction Document to which it is, or is specified to be, a party will, upon execution and delivery, constitute (assuming, in each case, the due authorization, execution and delivery by each other party thereto) each Company's legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to concepts of equity and applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws and judicial decisions of general applicability relating to or affecting creditors' rights generally.

     5.03   No Conflicts.  Except as disclosed in Section 5.03 of the SELLER
            ------------
Disclosure Letter, (a) the execution and delivery by each Company of each Transaction Document to which it is, or is specified to be, a party does not or will not, and (b) the consummation of the Transactions and compliance with the terms of the Transaction Documents will not, in either case, (i) conflict with or result in any violation of or default (with or without notice or lapse of time, or both), or give rise to a right of contingent payment, termination, cancellation, acceleration, non-renewal, loss of a material benefit, or to any increased, additional or accelerated rights or entitlements of any Person, under, any provision of (A) any Organizational Document of any Company, (B) any Contract to which any Company is a party (other than contracts and agreements related to information technology) or by which any Company or any of its assets or properties are bound (other than contracts and agreements related to information technology) or (C) any judgment or Applicable Law that is applicable to any of the Companies, or (ii) result in the creation of any Lien upon any of the material properties or assets of any of the Companies, other than, in the case of clauses (i)(B), (i)(C) and (ii), any such items that would not have a Material Adverse Effect.

     5.04   Consents.  Except as disclosed in Section 5.04 of the SELLER
            --------
Disclosure Letter and except with respect to Common Contracts and agreements related to Information Technology and, in the case of Governmental Consents, except with respect to any jurisdiction where the total sales in the twelve months ended on December 31, 1999 of the Business proposed to be acquired by BUYER pursuant to this Agreement and the Transaction Documents were less than US$1,000,000, there are no (a) Governmental Consents or (b) Contractual Consents, in each case, required to be obtained or made by or with respect to any Company in connection with the execution, delivery and performance of the Transaction Documents to which it is, or is specified to be, a party or the consummation of the Transactions, other than any such Governmental Consent or Contractual Consent the failure of which to obtain or make would not have a Material Adverse Effect. The financial data provided to BUYER for the purposes of assessing which Governmental Consents are required to be obtained is correct in all material respects (but this representation is given only to the extent that such financial information is required for the purposes of such assessment, and no representation or warranty is given in relation to such financial information for any other purposes relating to this Agreement or otherwise).

     5.05   Litigation.  Except as set forth in Section 5.05 of the SELLER
            ----------
Disclosure Letter, as of the date hereof, there are no (a) outstanding judgments, orders, injunctions, awards, or decrees by which any Company is bound or subject or (b) Proceedings pending or, to SELLER's Knowledge, threatened in writing against any Company, whether at law or in equity, whether civil or criminal in nature or before any Governmental Entity, in either case, that (i) challenges or seeks to restrain or prohibit any of the Transactions, (ii) seeks damages or material injunctive relief, or (iii) seeks to impose limitations on the ability of BUYER to acquire, hold, or exercise full rights of ownership over the Companies, other than, in the case of clause (ii), any such judgments, orders, injunctions, awards, decrees or Proceedings that would not, if adversely determined, have a Material Adverse Effect.

     5.06   Compliance with Law.  Except as set forth in Section 5.06 of the
            --------------------
SELLER Disclosure Letter, to SELLER's Knowledge, the operations of the Companies are in compliance with all Applicable Laws, except to the extent that any violation would not have a Material Adverse Effect.

     5.07   LLC Interests.  SER is the owner of all of the issued and
            -------------
outstanding Equity Interests of SERLLC, and such Equity Interests are duly authorized, validly issued and outstanding, fully paid and non-assessable, free of all Liens. None of the Equity Interests of the Companies is subject to any agreement with respect to the voting or transfer of such interest or shares. There are no outstanding options, warrants, convertible securities, calls, rights, commitments, preemptive rights or agreements or instruments or understandings of any character, except as contemplated herein, to which any Company is a party or by which any Company is bound, obligating any Company to issue, deliver or sell, or cause to be issued, delivered or sold, Equity Interests in any Company or any securities or obligations convertible into or exchangeable for such Equity Interests or to grant, extend or enter into any such option, warrant, convertible security, call, right, commitment, preemptive right or agreement. Except as set forth in Section 5.07 of the SELLER Disclosure Letter, no Company, directly or indirectly, owns any capital stock of or other Equity Interests in any corporation, partnership or other Person (other than another Company or a Non-US Company).

     5.08   Financial Statements.
            --------------------

            (a) Section 5.08(a) of the SELLER Disclosure Letter contains true, correct and complete copies of the Financial Statements.

            (b) The Financial Statements (i) have been prepared in accordance with GAAP consistently applied (except as set forth in the footnotes thereto) and fairly present on a carve-out basis the combined financial condition and results of operations of the business carried out in the Resins/Derivatives Field by SELLER or its Affiliates as of the respective dates thereof and for the respective periods indicated, and (ii) are in accordance with the books and records of SELLER or its Affiliates. Materially all of the material assets reflected on the 1999 Financial Statements as being owned by the business carried out in the Resins/Derivatives Field by SELLER or its Affiliates have been transferred to the Companies or the Non-US Companies as of the date hereof and, as of the Effective Date, all of such material assets shall have been transferred to the Companies or the Non-US Companies.

            (c) The Companies have no liabilities that would be required to be reflected on a balance sheet prepared in accordance with GAAP other than (A) as set forth in Section 5.08(c) of the SELLER Disclosure Letter, (B) as set forth on the Balance Sheet (or the notes thereto), (C) changes in deferred taxes, pension plan liabilities and certain post-employment benefit liabilities agreed upon pursuant to the Human Resources Agreement, (D) liabilities relating to or arising pursuant to any Transaction Document or any Non-US Transaction Document, (E) liabilities incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date and (F) liabilities that would not have a Material Adverse Effect. As of the Balance Sheet Date, there are no loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting Standards Board in March
1975) of or affecting any Company or any Non-US Company that are not adequately provided for or disclosed on the Balance Sheet or in the notes thereto.

            (d) Section 5.08(d) of the SELLER Disclosure Letter contains a true, correct and complete copy of a schedule (the "Cost Adjustment Schedule") containing certain adjustments to the Income Statement.

            (e) The Cost Adjustment Schedule reflects (i) Elenac as a 100% consolidated subsidiary in lieu of a 50% subsidiary as if Elenac became a 100% subsidiary on January 1, 1999 and (ii) the following adjustments: (A) to calculate the product inventory cost in the United States on the basis of current standard cost, and (B) to give effect to the costs of the Business and the Non-US Business as if the 1999 Contracts, the 1999 SLAs and the Interim Agreements were effective commencing January 1, 1999. The adjustments set forth in the Cost Adjustment Schedule are based on reasonable assumptions and fairly represent in all material respects the adjustments that would be necessary to be made to the Income Statement to reflect the items described in clauses (i) and
(ii) of this Section 5.08(e); provided, that SELLER makes no representation or
                              --------
warranty pursuant to Section 5.08(d) and this Section 5.08(e) as to actual financial results achieved by the Business and the Non-US Business prior to the Effective Time or to be achieved by the Business and the Non-US Business for any period after the Effective Time.

            (f) EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN ANY TRANSACTION DOCUMENT, SELLER MAKES NO REPRESENTATIONS OR WARRANTIES REGARDING PAST OR FUTURE FINANCIAL PERFORMANCE OF THE COMPANIES, THE BUSINESS, THE NON-US COMPANIES, THE NON-US BUSINESS OR THE ASSETS OWNED OR USED BY THE COMPANIES OR THE NON-US COMPANIES, OR AS TO ANY FINANCIAL INFORMATION OR

FINANCIAL OR BUSINESS PROJECTIONS MADE AVAILABLE TO BUYER REGARDING THE COMPANIES, THE BUSINESS, THE NON-US COMPANIES, THE NON-US BUSINESS OR THE ASSETS OWNED OR USED BY THE COMPANIES OR THE NON-US COMPANIES.

     5.09   Absence of Certain Changes.  Except as set forth in Section 5.09 of
            --------------------------
the SELLER Disclosure Letter and except as required by, made necessary by reason of or contemplated by the Transaction Documents or the Transactions, since the Balance Sheet Date through the date of this Agreement:

            (a) There has been no Material Adverse Effect, other than changes relating to the economy in general or the chemical industry in general, or changes resulting from the announcement by SELLER of the transactions contemplated hereby;

            (b) The Companies have not incurred any Indebtedness that exceeds in the aggregate US$10,000,000, other than in the ordinary course of business;

            (c) There has not been created any material Lien on any of the assets, tangible or intangible, of the Companies, other than Permitted Liens;

            (d) Other than any sale, transfer or lease made pursuant to any Transfer Contract, there has not been any sale, transfer or lease of any assets of the Companies, other than in the ordinary course of business, in an aggregate amount in excess of US$10,000,000;

            (e) No physical damage, restriction or loss has been incurred by any Company that individually or in the aggregate would have a Material Adverse Effect;

            (f) Except for changes and write-ups associated with (i) the Continuing Affiliate Contracts or (ii) the establishment and implementation of a separate information system and a separate accounting process of the Business, there has not been any material change in the Tax or accounting methods or practices followed by any Company or any material change in depreciation or amortization policies or rates previously adopted or any write-up of inventory or other assets;

            (g) There has not been (i) any material change in the manner in which any Company extends discounts or credits to customers except for any such changes made in the ordinary course of business, or (ii) any material change in the manner or terms by which any Company collects its accounts receivable or otherwise deals with customers other than the utilization by the Companies of collection services provided by Ernst & Young;

            (h) There has not been any material failure by any Company to pay U.S. Payables when due, other than in the ordinary course of business;

            (i) The Companies have not liquidated or dissolved, consolidated with, or merged into or with, any other Person, or purchased or otherwise acquired all or substantially all of the assets of any Person (or of any division thereof);

            (j) The Companies have not decreased the annual spending of the Business for research and development below historic levels; and

            (k) There has not been any agreement, whether in writing or otherwise, by any Company to take any of the actions restricted by any of clauses (b), (c), (d), (f), (g), (i) or (j) in this Section 5.09.

     5.10   Improvements and Equipment.  Except as set forth in Section 5.10 of
            --------------------------
the SELLER Disclosure Letter, the Improvements and the Equipment owned or leased (where any Company is responsible for maintenance or repair pursuant to the applicable lease) by the Companies have been maintained in a state of repair in accordance with general prudent industry practices except where the failure to do so would not have a Material Adverse Effect. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN ANY TRANSACTION DOCUMENT, SELLER EXPRESSLY DISCLAIMS AND NEGATES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT COMMON LAW, BY STATUTE OR OTHERWISE, RELATING TO THE ASSETS OF THE COMPANIES, INCLUDING REPRESENTATIONS AND WARRANTIES REGARDING (A) THE CONDITION OF SUCH ASSETS, OR (B) ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS.

     5.11   Contracts and Commitments.
            -------------------------

            (a) Section 5.11(a) of the SELLER Disclosure Letter contains an accurate and complete list of the contracts described below that are material (and includes a number of other contracts of the types described below that may not constitute material contracts) to which (x) any Company is a party (other than contracts described in Section 5.16 or 5.22, the Intellectual Property Agreements, the Common Contracts, the Transfer Contracts, the Continuing Affiliate Contracts and the other Affiliate Contracts) or (y) SELLER or any of its Affiliates is a party and that SELLER will transfer to the Company:

                    (i)    personal property leases;

                    (ii)   raw material, supply and services contracts;

                    (iii)  transportation and distribution contracts;

                    (iv) loan agreements, indentures, promissory notes or other contracts in respect of Indebtedness, including mortgages and other instruments granting Liens;

                    (v) performance bonds, guaranties and other credit support arrangements;

                    (vi)   noncompete agreements;

                    (vii) contracts or arrangements for the sale or purchase of assets, properties or rights;

                    (viii) product and customer sale contracts;

                    (ix)   collective bargaining contracts; and

                    (x) other material contracts either involving an aggregate commitment or expenditure of more than US$5,000,000 or that generate more than US$5,000,000 in revenues and, in either case, having an unexpired duration of greater than two years.

     (b) Section 5.11(b) of the SELLER Disclosure Letter contains a list of the Common Contracts, and such list is accurate and complete in all material respects.

     (c) Section 5.11(c) of the SELLER Disclosure Letter contains a list of the Continuing Affiliate Contracts (other than the Transaction Documents and the Interim Agreements), and such list is accurate and complete in all material respects. Each of the Affiliate Contracts (other than the Continuing Affiliate Contracts) may be terminated without premium, penalty, notice or any continuing liability to any Company after the Effective Time.

     (d) Section 5.11(d) of the SELLER Disclosure Letter contains an accurate and complete list of the Contracts described in clause (i) of the definition of "Transfer Contracts".

     (e) Other than Contracts where a default under such Contract would not result in a Material Adverse Effect, no default by any Company a party to any Contract required to be listed on Section 5.11(a), (c) or (d) of the SELLER Disclosure Letter (the "Material Contracts"), or any event that, with the lapse of time or the giving of notice, or both, would cause any Company that is a party to such Contract to be in material default under such Contract or give any other party to such Contract the right to terminate such Contract, has occurred. True, complete and correct copies of all written items required to be listed on Sections 5.11(a), (c) and (d) of the SELLER Disclosure Letter, or reasonable summaries thereof, have been made available to BUYER.

     5.12   Real/Personal Property.
            ----------------------

            (a) Section 5.12(a) of the SELLER Disclosure Letter sets forth a correct and complete list of the Real Property. The Real Property constitutes all of the material real property owned, leased, rented or used by the Companies. Except as set forth in Section 5.12(a) of the SELLER Disclosure Letter, to SELLER'S Knowledge, none of the Companies or SELLER has received notice that the Real Property is not in conformity with applicable planning laws and regulations or other requirements of any Governmental Entity including health and safety and fire regulations (excluding, however, other Environmental Laws), and all consents relating to such regulations are valid and subject only to conditions that have been satisfied, except to the extent any violations thereof would not have a Material Adverse Effect. Except as set forth in Section 5.12(a) of the SELLER Disclosure Letter, no notice in writing, action, order, condemnation or other Proceeding affecting title to the Real Property has been served and received by the Companies, except for notices that would not have a Material Adverse Effect.

            (b)     Except for Permitted Encumbrances and except as set forth in
Section 5.12(b) of the SELLER Disclosure Letter, the Companies have indefeasible title to, or a valid leasehold interest in, all of the material Real Property and marketable title to all material Personal Property owned by the Companies, in each case, free and clear of Liens.

            (c) To the extent that any of the Real Property or the Personal Property owned or leased (where any Company is responsible for the performance of repairs pursuant to the applicable lease) by the Companies has suffered any material damage by fire or other casualty that has been repaired during the one-year period prior to the Closing, such repairs have been performed to the general industry standards as of the date of such repairs.

            (d) Except as set forth in Section 5.12(d) of the SELLER Disclosure Letter and except as required by, made necessary by reason of or contemplated by the Transaction Documents or the Transactions, since the Balance Sheet Date through the date of this Agreement:

                    (i) There has been no Material Adverse Effect relating to the Real Property, other than changes relating to the economy in general or the chemical industry in general, or changes resulting from the announcement by SELLER of the transactions contemplated hereby; and

                    (ii) Other than any sale, transfer or lease made pursuant to any Transfer Contract, there has not been any sale, transfer or lease of any Real Property, other than in the ordinary course of business, in an aggregate amount in excess of US$10,000,000.

            (e) Each Company has full corporate, partnership or limited liability company power and authority necessary to enable it to own and lease the Real Property it currently owns and leases.

            (f) Except as disclosed in Section 5.12(f) of the SELLER Disclosure Letter, (i) the execution and delivery by each Company of each Transaction Document to which it is, or is specified to be, a party does not or will not, and (ii) the consummation of the Transactions and compliance with the terms of the Transaction Documents will not, in either case, (A) conflict with or result in any violation of or default (with or without notice or lapse of time, or both), or give rise to a right of contingent payment, termination, cancellation, acceleration, non-renewal, loss of a material benefit, or to any increased, additional or accelerated rights or entitlements of any Person, under, any provision of (1) any Material Real Property Contracts or (2) any judgment or Applicable Law that is applicable to the Companies, or (B) result in the creation of any Lien upon any of the Real Property of any of the Companies, other than any such items that would not have a Material Adverse Effect.

            (g) Section 5.12(g) of the SELLER Disclosure Letter contains an accurate and complete list of the agreements relating to the Real Property that are material (and includes a number of other agreements relating to the Real Property that may not constitute material contracts) to which any Company is a party ("Material Real Property Contracts"). Other than Material Real Property Contracts where a default under such Material Real Property Contract would not result in a Material Adverse Effect, no default by any Company a party to any Material Real Property Contract, or any event that, with the lapse of time or the giving of notice, or both, would cause any Company that is a party to such Material Real Property Contract to be in material default under such Material Real Property Contract or give any other party to such Material Real Property Contract the right to terminate such Material Real Property Contract, has occurred.

            (h) Except as set forth in Section 5.12(h) of the SELLER Disclosure Letter, the Improvements owned or leased (where any Company is responsible for maintenance or repair pursuant to the applicable lease) by the Companies, to the extent such Improvements constitute Real Property, have been maintained in a state of repair in accordance with general prudent industry practices except where the failure to do so would not have a Material Adverse Effect. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN ANY TRANSACTION DOCUMENT, SELLER EXPRESSLY DISCLAIMS AND NEGATES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT COMMON LAW, BY STATUTE OR OTHERWISE, RELATING TO THE ASSETS OF THE COMPANIES, INCLUDING REPRESENTATIONS AND WARRANTIES REGARDING (A) THE CONDITION OF SUCH ASSETS, OR (B) ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS.

            (i) Section 5.12(i) of the SELLER Disclosure Letter contains a true and complete list of all material Permits possessed by the Companies that relate to the Real Property ("Real Property Permits"). Except as set forth in
Section 5.12(i) of the SELLER Disclosure Letter, to SELLER's Knowledge, none of the Companies or SELLER has received notice that the Companies do not possess all Real Property Permits reasonably necessary as of the date of this Agreement to permit operation of the Business in the manner currently conducted by the Companies and to permit the current occupancy and use of the Real Property by the Companies, except with respect to Real Property Permits where the failure to possess such Real Property Permits would not result in a Material Adverse Effect. Except as set forth in Section 5.12(i) of the SELLER Disclosure Letter, to SELLER's Knowledge, none of the Companies or SELLER has received notice from any Governmental Entity that any such Real Property Permit has been, or will be, revoked or terminated.

            (j) Except as set forth in Section 5.12(j) of the SELLER Disclosure Letter, as of the date hereof, there are no (a) outstanding judgments, orders, injunctions, awards, or decrees by which any Company is bound or subject or (b) Proceedings pending or, to SELLER's Knowledge, threatened in writing against any Company, whether at law or in equity, whether civil or criminal in nature or before any Governmental Entity, in either case, that (i) challenges or seeks to restrain or prohibit any of the Transactions as they relate to the Real Property or (ii) seeks damages or material injunctive relief against any of the Real Property, other than, in the case of clause (ii), any such judgments, orders, injunctions, awards, decrees or Proceedings that would not, if adversely determined, have a Material Adverse Effect.

            (k) Except as disclosed in Section 5.12(k) of the SELLER Disclosure Letter and except with respect to Common Contracts and agreements related to information technology, there are no Contractual Consents required to be obtained or made under any Material Real Property Contract by or with respect to any Company in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than any such Contractual Consent the failure of which to obtain or make would not have a Material Adverse Effect.

     5.13   Permits and Other Operating Rights.  Section 5.13(a) of the SELLER
            ----------------------------------
Disclosure Letter contains a true and complete list of all material Permits possessed by the Companies and by SELLER and its Affiliates in respect of the Business. Except as set forth in Section 5.13(b) of the SELLER Disclosure Letter, to SELLER's Knowledge, none of the Companies or SELLER has received notice that the Companies do not possess all Permits reasonably necessary as of the date of this Agreement to permit operation of the Business in the manner currently conducted by the Companies and to permit the current occupancy and use of the Real Property by the Companies, except with respect to Permits where the failure to possess such Permits would not have a Material Adverse Effect. Except as set forth in Section 5.13(b) of the SELLER Disclosure Letter, to SELLER's Knowledge, none of the Companies has received notice from any Governmental Entity that any such Permit has been, or will be, revoked or terminated.

     5.14   No Breaches.  Except as set forth in Section 5.14 of the SELLER
            -----------
Disclosure Letter, to SELLER's Knowledge, there are no breaches of any representations, warranties or covenants of BUYER contained herein.

     5.15   Brokers.  Except as set forth in Section 5.15 of the SELLER
            -------
Disclosure Letter, there is no banker, broker, finder or other intermediary that has been retained to act on behalf of SELLER or any Company or any of their respective Affiliates who might be entitled to any fee or commission from BUYER or any Company in connection with the Transactions.

     5.16   Intellectual Property.  Except as disclosed in Section 5.16 of the
            ---------------------
SELLER Disclosure Letter:

            (a) The Patent Rights include all material patents and patent applications owned by or under the control of SELLER or any of its Associates or any of the Companies, which were developed or acquired (and, if applicable, have been maintained) for the purposes of the Business.

            (b) Subject to the provisions of Section 8.15 (Restrictions on Use of Shell Name), the Trademarks include all registered trademarks owned by SELLER or any of its Associates or any of the Companies which (i) are used exclusively in the Business as currently conducted, or (ii) are material to the commercial sale of Products as currently conducted in the Business.

            (c) To SELLER's Knowledge, SELLER and/or its Associates have not granted to any Third Party any rights in patents, patent applications, technical information (including trade secrets but excluding for all purposes Excluded Technical Information) and/or trademarks, that if exercised or enforced against Company or its Associates after the Closing, would materially prevent the manufacture and/or sale of Products in the same manner and to the same extent as the same Products are commercially manufactured and/or sold in the Business as currently conducted or the performance of customer technical service and manufacturing process support as currently conducted exclusively in connection with such commercial manufacture and/or sale of the same Products.

            (d) To SELLER's Knowledge, subject to obligations of SELLER and its Associates under Third Party agreements (but only for so long as such obligations continue in effect), SELLER and/or its Associates will not own or have under their control after the Closing any rights in patents, patent applications, technical information (including trade secrets but excluding for all purposes Excluded Technical Information) and/or trademarks that are currently owned by or under the control of SELLER and/or any of its Associates and that, if exercised or enforced against any Company or its Associates after the Closing, would materially prevent the manufacture and/or sale of Products in the same manner and to the same extent as the same Products are commercially manufactured and/or sold in the Business as currently conducted or the performance of customer technical service and manufacturing process support as currently conducted in the Business exclusively in connection with such commercial manufacture and/or sale of the same Products.

            (e) To SELLER's Knowledge, the Intellectual Property Agreements listed in Appendix 1 of the Intellectual Property Transfer and License Agreement and the contracts listed in Sections 5.11(a), (b), (c), and (d) of the SELLER Disclosure Letter include all material Third Party agreements in writing existing as of the Closing to which SELLER or any of its Associates or any of the Companies is a party, which provide:

                    (i) a grant from a Third Party to SELLER or any of its Associates or any Company, in respect of rights in patents, patent applications, trademarks, or technical information that are material to the commercial manufacture and/or sale of Products as currently conducted in the Business; and/or

                    (ii) a grant by SELLER or any of its Associates or any Company to a Third Party, other than SPNV and its Affiliates, in respect of patents, patent applications, trademarks or technical information that are material to the commercial manufacture and/or sale of Products as currently conducted in the Business.

            (f) To SELLER's Knowledge, except to the extent subject to restrictions on disclosure and use pursuant to Third Party agreements (but only for so long as such restrictions remain in effect), the Resins/Derivatives Technical Information and the Shell Technical Information (as those terms are defined in the Intellectual Property Transfer and License Agreement) together with technical information, data and know-how otherwise under the possession and control of the Companies, includes all material technical information, data and know-how (other than Excluded Technical Information) necessary for the manufacture, use and sale of Products as currently conducted in the Business.

            (g) All renewal fees required to be paid prior to the Closing for the maintenance of material patents within the U.S. Patent Rights and/or for the maintenance of material U.S. Trademarks, have been paid.

            (h) Other than Intellectual Property Agreements for which a default would not result in a Material Adverse Effect, no default by any Company that is a party to any material Intellectual Property Agreement included in Appendix 1 to the Intellectual Property Transfer Agreement, or any event that, with the lapse of time or the giving of notice, or both, would cause any Company that is a party to such material Intellectual Property Agreement to be in material default under such Intellectual Property Agreement, has occurred.

            (i) There are no material claims of infringement of Third Party patents, trademarks or copyrights or of misappropriation of Resins/Derivatives Technical Information or of Shell Technical Information (other than Shell Technical Information reasonably available from Third Parties after the Closing at a fee that is generally available to Persons in the chemicals industry) pending in respect of the commercial activities of the Business as currently conducted, and to SELLER's Knowledge, no Third Party has expressed in writing to SELLER or any Associate of SELLER or any Company within two years prior to the Closing an intention to bring any such material claim of infringement or misappropriate with respect to commercial activities of the Business as currently conducted.

            (j) There are no claims for breach of any of the Intellectual Property Agreements pending in any court or administrative body or before any arbitrator against any Company or SELLER or any of SELLER's Associates in respect of the commercial activities of the Business as currently conducted, and to SELLER's Knowledge, no Third Party has expressed in writing to any Company or SELLER or any Affiliate of SELLER within two years prior to the Closing an intention to bring any claim for material breach of obligations under any of the Intellectual Property Agreements with respect to commercial activities of the Business as currently conducted.

            (k) Each Company has full corporate, partnership or limited liability company power and authority necessary to enable it to hold the rights in Intellectual Property that it currently holds.

            (l) Except for any items described in clauses (a) and (b) below that seek damages or material injunctive relief in connection with any Intellectual Property owned or licensed by the Companies that would not, if adversely determined, have a Material Adverse Effect, as of the date hereof there are no outstanding judgments, orders, injunctions, awards, or decrees by which any Company is bound or subject or (b) Proceedings pending or, to SELLER's Knowledge, threatened in writing against any Company, whether at law or in equity, whether civil or criminal in nature or before any Governmental Entity, in either case, that (i) challenges or seeks to restrain or prohibit any of the Transactions as they relate to Intellectual Property or (ii) seeks damages or material injunctive relief in connection with any Intellectual Property owned or licensed by the Companies.

     5.17   Environmental Matters.
            ---------------------

            (a) To SELLER's Knowledge: (i) except as set forth in Section 5.17(a)(i)(A) of the SELLER Disclosure Letter, the Companies hold all material Environmental Permits required under Environmental Laws as of the date of this Agreement for their operations as of the date of this Agreement (the "Relevant Environmental Permits"), and Section 5.17(a)(i)(B) of the SELLER Disclosure Letter contains a true and complete list of all Relevant Environmental Permits and neither SELLER nor any Company has received any written notice that any of the Relevant Environmental Permits will be terminated or revoked; (ii) except as disclosed on Section 5.17(a)(ii) of the SELLER Disclosure Letter, SELLER is in material compliance in relation to the operations of the Companies with all terms, conditions and provisions of all (A) Relevant Environmental Permits and
(B) applicable Environmental Laws; provided, however, that this Section
                                   --------  -------
5.17(a)(ii) does not apply to Site Contamination Issues; and (iii) except as disclosed in Section 5.17(a)(iii) of the SELLER Disclosure Letter, there are no current, pending or expressly threatened Environmental Claims relating to the Business against SELLER and/or any of the Companies, in each of (i), (ii), and
(iii) above, except as would not individually or in the aggregate have a Material Adverse Effect.

            (b) SER has full corporate power and authority to execute and deliver the Environmental Agreement and to perform its obligations under the Environmental Agreement and to consummate the Transactions contemplated by the Environmental Agreement. The execution and delivery by SER of the Environmental Agreement and the consummation by SER of the transactions contemplated by the Environmental Agreement have been duly authorized by all necessary corporate action. The Environmental Agreement constitutes (assuming the due authorization, execution and delivery by each other party thereto) SER's legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to concepts of equity and applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws and judicial decisions of general applicability relating to or affecting creditors' rights generally.

            (c) Except as disclosed in Section 5.12(f) of the SELLER Disclosure Letter, (i) the execution and delivery by each Company of this Agreement and the Environmental Agreement does not or will not, and (ii) the consummation of the transactions contemplated by this Agreement and the Environmental Agreement and compliance with the terms of this

Agreement and the Environmental Agreement will not, in either case, (A) conflict with or result in any violation of or default (with or without notice or lapse of time, or both), or give rise to a right of contingent payment, termination, cancellation, acceleration, non-renewal, loss of a material benefit, or to any increased, additional or accelerated rights or entitlements of any Person, under, any provision of (1) any material contract relating to Environmental Matters or (2) any judgment or Applicable Law that is applicable to the Companies, or (B) result in the creation of any Lien upon any of the Real Property of any of the Companies, other than any such items that would not have a Material Adverse Effect.

            (d) Except as disclosed in Section 5.17(d) of the SELLER Disclosure Letter and except with respect to Common Contracts and agreements related to information technology, there are no Contractual Consents required to be obtained or made by or with respect to any Company in connection with the execution, delivery and performance of the Environmental Agreement or this Agreement, or the consummation of the transactions contemplated by the Environmental Agreement or this Agreement, other than any such Contractual Consent the failure of which to obtain or make would not have a Material Adverse Effect.

            (e) To SELLER's Knowledge, SELLER has disclosed or made available to SER prior to execution of this Agreement all environmental reports (collectively, "Reports") with respect to the Business, the Companies or any Real Property that are in the possession of the SELLER or the Companies, to the extent that such non-disclosure of such Reports would render the August 1999 HSE Assessment for the Resins Group Business of Shell Chemicals prepared by Pilko & Associates, Inc. materially misleading (whether by inaccuracy or omission).

     5.18   Sufficiency.
            -----------

            (a) Other than services, feedstocks and goods that SELLER believes in good faith are reasonably available to the BUYER and the Companies from Third Parties after the Effective Time at prices that are generally available to Persons in the chemical industry, and excluding for purposes of this Section 5.18 all Employee Matters, all matters relating to the Intellectual Property, all matters relating to Information Technology, and all Permits not yet obtained by the Companies due to consent requirements or due to such Permits not being capable of being transferred effective at the Effective Time, as of the Effective Time, the Real Property, Improvements and Personal Property and other assets owned or leased by the Companies, together with (a) the assets and services provided to SER under the Continuing Affiliate Contracts, the U.S. SUMF Agreements, the U.S. Feedstock Agreements, the Norco HPRU Lease, the Barges Bill of Sale, and the Transaction Documents and (b) the rights provided to SER hereunder with respect to the Common Contracts, are sufficient to operate the Business at levels currently conducted by the Business, except in all cases where the absence of any such asset or service would not have a Material Adverse Effect.

            (b) Assuming that all software licenses of the Business to be obtained by the Companies under the Master Sale Agreement and the IT Interim Services Agreement are obtained by the Companies as of the Closing Date, the Companies have Information Technology Systems that, in combination with the services to be received pursuant to the IT Interim Services

Agreement, will be reasonably sufficient to enable the Companies to operate the Business in substantially the same manner as it was operated prior to the Effective Time.

     5.19   Tax Representations.
            -------------------

            (a) To SELLER's Knowledge, neither SELLER nor any Company has been notified by the Internal Revenue Service or any other Taxing authority that any issues have been raised (and no such issues are currently pending) by the Internal Revenue Service or any other Taxing authority in connection with any Tax Return of the Companies, there are no pending Tax audits, and no waivers of statutes of limitations have been given or requested with respect to Companies;

            (b) No consent under Section 341(f) of the Code has been filed with respect to Companies;

            (c) The Companies are not, and have not been, a "personal holding company" within the meaning of Section 542 of the Code;

            (d) To SELLER's Knowledge, the Companies have complied in all respects with all Applicable Laws relating to the collection or withholding of Taxes (such as sales Taxes or withholding of taxes from the wages of employees);

            (e) As of the Closing, all Tax sharing agreements to which either of the Companies is or was a party will have been terminated without any future liability arising therefrom to the Companies;

            (f) The Companies have not incurred any liability to make any payments, that are non-deductible under, or would otherwise constitute a "parachute payment" within the meaning of, Section 162(m) or 280G of the Code (or any corresponding provision of state, local or foreign income Tax law);

            (g) The Companies have not agreed to make and are not required to make any adjustment under Section 481(a) of the Code, by reason of a change in accounting method or otherwise, and the Internal Revenue Service has not proposed any such adjustments or changes in the accounting methods of the Companies;

            (h) The Companies will not be required to include in income during a taxable period that is not a part of the period ending on the Closing Date any income that economically accrued and was accounted for during the period ending on the Closing Date by reason of the installment method of accounting or otherwise;

            (i) To SELLER's Knowledge, no claim has been made by any Taxing authority in a jurisdiction in which the Companies do not file Tax Returns that the Companies are or may be subject to taxation by that jurisdiction;

            (j) To SELLER's Knowledge, the Companies have not been notified by a taxing jurisdiction in which it is not currently filing Tax Returns that it is required to file a Tax Return;

            (k) The Companies have timely filed or will file all Tax Returns due on or prior to the Closing Date required to be filed by them with the appropriate governmental entities in all jurisdictions in which Tax Returns are required to be filed, and all such Tax Returns are or will be true, complete and correct and the Companies have timely paid or will pay all Taxes shown thereon as owing for all tax periods ending on or before the Closing Date (taking into account all extensions of due dates);

            (l) Each of the Companies is a member of a consolidated group for U.S. federal income tax purposes with SELLER, and have been members of such group since they were formed. SERLLC has not elected to be treated as a corporation for federal income tax purposes.

            (m) Except as set forth in Section 5.07 of the SELLER Disclosure Letter, no Company, directly or indirectly, owns any capital stock of or other Equity Interests in any corporation, partnership or other Person (other than another Company or Non-US Company);

            (n) Section 5.19(n) of the SELLER Disclosure Letter contains an accurate and complete list of the agreements relating to Taxes that are material (and includes a number of other agreements relating to Taxes that may not constitute material contracts) to which any Company is a party ("Material Tax Contracts"). Other than Material Tax Contracts where a default under such Material Tax Contract would not result in a Material Adverse Effect, no default by any Company a party to any Material Tax Contract, or any event that, with the lapse of time or the giving of notice, or both, would cause any Company that is a party to such Material Tax Contract to be in material default under such Material Tax Contract or give any other party to such Material Tax Contract the right to terminate such Material Tax Contract, has occurred;

            (o) SER has full corporate power and authority to execute and deliver the Tax Agreement and to perform its obligations under the Tax Agreement and to consummate the Transactions contemplated by the Tax Agreement. The execution and delivery by SER of the Tax Agreement and the consummation by SER of the transactions contemplated by the Tax Agreement have been duly authorized by all necessary corporate action. The Tax Agreement constitutes (assuming the due authorization, execution and delivery by each other party thereto) SER's legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to concepts of equity and applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws and judicial decisions of general applicability relating to or affecting creditors' rights generally; and

            (p) Except as set forth in Section 5.19(p) of the SELLER Disclosure Letter, as of the date hereof, there are no (i) outstanding judgments, orders, injunctions, awards, or decrees by which any Company is bound or subject or (b) Proceedings pending or, to SELLER's

Knowledge, threatened in writing against any Company, whether at law or in equity, whether civil or criminal in nature or before any Governmental Entity, in either case, that (i) challenges or seeks to restrain or prohibit any of the Transactions as they relate to Taxes or (ii) seeks damages or material injunctive relief relating to Taxes, other than, in the case of clause (ii), any such judgments, orders, injunctions, awards, decrees or Proceedings that would not, if adversely determined, have a Material Adverse Effect.

            (q) Except as disclosed in Section 5.19(q) of the SELLER Disclosure Letter, (i) the execution and delivery by each Company of this Agreement and the Tax Agreement does not or will not, and (ii) the consummation of the transactions contemplated by this Agreement and the Tax Agreement and compliance with the terms of this Agreement and the Tax Agreement will not, in either case, (A) conflict with or result in any violation of or default (with or without notice or lapse of time, or both), or give rise to a right of contingent payment, termination, cancellation, acceleration, non-renewal, loss of a material benefit, or to any increased, additional or accelerated rights or entitlements of any Person, under, any provision of (1) any material contract relating to Taxes or (2) any judgment or Applicable Law that is applicable to the Companies, or (B) result in the creation of any Lien upon any of the material properties or assets of any of the Companies, other than any such items that would not have a Material Adverse Effect.

            (r) Except as disclosed in Section 5.19(r) of the SELLER Disclosure Letter and except with respect to Common Contracts and agreements related to information technology, there are no Contractual Consents required to be obtained or made by or with respect to any Company in connection with the execution, delivery and performance of the Tax Agreement or this Agreement or the consummation of the transactions contemplated by the Tax Agreement or this Agreement, other than any such Contractual Consent the failure of which to obtain or make would not have a Material Adverse Effect.

     5.20   Employees.
            ---------

            (a) Section 5.20(a) of the SELLER Disclosure Letter is a true and correct list, as of the date of this Agreement, of each employee covered by a collective bargaining agreement employed by SELLER and its Affiliates on a substantially full-time basis in support of the Business or substantially on a continuous part-time basis exclusively in support of the Business (each, a "Represented Employee") and each regular, full-time employee not covered by a collective bargaining agreement employed by SELLER and its Affiliates in support of the Business and each continuous part-time employee not covered by a collective bargaining agreement employed by SELLER and its Subsidiaries exclusively in support of the Business (each, a "Nonrepresented Employee").

            (b) Each of Section 5.20(b)(i) of the SELLER Disclosure Letter and Section 5.20(b)(ii) of the SELLER Disclosure Letter is a true and correct list, as of the date of this Agreement, of the name, title, current base salary rate or current base pay level, as appropriate, total compensation (including bonus and commissions), expatriate status, and accrued, unused vacation of (i) each Represented Employee and (ii) each Nonrepresented Employee, respectively (each, a "Business Employee").

     5.21   Labor Matters.
            -------------

            (a) Section 5.21(a) of the SELLER Disclosure Letter sets forth all of the collective bargaining agreements and all agreements amending such collective bargaining agreements to the extent such amending agreements affect the Represented Employees as a group (the "Collective Bargaining Agreements"), including the Collective Bargaining Agreements between SELLER or its Affiliates and the Paper, Allied-Industrial, Chemical & Energy Workers International Union ("PACE") Local 4-367, and between SELLER or its Affiliates and the Norco Chemical Workers' Union ("NCW"). A Company or its predecessor is party to, and bound by, the Collective Bargaining Agreements.

            (b) (i) Except as provided in Section 5.21(b)(i) of the SELLER Disclosure Letter, no collective bargaining agreement is being negotiated by any Company or by SELLER on behalf of or for any Company, (ii) there is no pending or, to the Knowledge of SELLER, threatened labor dispute, strike or work stoppage against SER, (iii) to the Knowledge of SELLER, no Company has committed any unfair labor practices, unfair unlawful employment practices, unlawful discrimination practices, or unlawful occupational safety practices in connection with the operation of the Business in the United States, except as had and would not have a Material Adverse Effect, and (iv) there is no pending or, to the Knowledge of SELLER, threatened charge or complaint against any Company by or before the National Labor Relations Board.

     5.22   Benefits Matters.
            ----------------

            (a) Section 5.22(a) of the SELLER Disclosure Letter sets forth an accurate and complete list of (i) each "employee benefit plan," as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is maintained by SELLER and its Affiliates for the benefit of the Business Employees; (ii) to the extent not disclosed in the preceding clause (i), each plan, contract, program, or policy, whether written or oral, funded or unfunded, providing stock options, stock ownership, stock purchase or award, phantom stock, stock appreciation rights, deferred compensation, retirement, insurance, flexible spending, dependent care, vacation pay, holiday pay, sick pay, workers compensation, severance or termination pay, supplemental unemployment benefits, employee loans, educational assistance, incentive, bonus or other profit-sharing arrangements maintained by SELLER and its Subsidiaries for the benefit of Business Employees (all in the preceding clauses (i) and (ii), being collectively referred to as "Employee Plans"); and
(iii) all material employment, managerial, advisory, and consulting agreements, employee confidentiality agreements, employee severance agreements and all other material agreements, policies, or arrangements maintained by SELLER and its Subsidiaries for the Business Employees and not described in clause (i) and
(ii).

            (b) SELLER has delivered or made available to BUYER copies, which were accurate and complete as of the date so delivered or made available, of (i) all summary plan descriptions of such Employee Plans and (if applicable) summary descriptions of any such plans, agreements, or arrangements not otherwise in writing and, except as described in
Section 5.22(b) of the SELLER Disclosure Letter, there have been no significant changes to such documents as of the date of this Agreement.

            (c) Each of Schedules 3.02(a) and 3.02(b) to the Human Resources Agreement contains an accurate description of the severance package applicable to Nonrepresented Employees who are not offered a reasonably comparable position and to Transferred Nonrepresented Employees, respectively, immediately prior to December 1, 2000.

     5.23   Employee Matters Generally.
            --------------------------

            (a) Except as disclosed in Section 5.23(a) of the SELLER Disclosure Letter, (i) the execution and delivery by SER of this Agreement and the Human Resources Agreement does not or will not, and (ii) the consummation of the transactions contemplated by this Agreement and the Human Resources Agreement and compliance with the terms of this Agreement and the Human Resources Agreement will not, in either case, (A) conflict with or result in any violation of or default (with or without notice or lapse of time, or both), or give rise to a right of contingent payment, termination, cancellation, acceleration, non-renewal, loss of a material benefit, or to any increased, additional or accelerated rights or entitlements of any Person, under any provision of (1) any Material Human Resources Contract or (2) any judgment or Applicable Law (except as contemplated by the Human Resources Agreement) that is applicable to the Companies, or (B) result in the creation of any Lien upon any of the material properties or assets of any of the Companies, other than any such items that would not have a Material Adverse Effect.

            (b) Except as disclosed in Section 5.23(b) of the SELLER Disclosure Letter and except with respect to Common Contracts and agreements related to information technology, there are no Governmental Consents or Contractual Consents required to be obtained or made by or with respect to any Company in connection with the execution, delivery and performance of this Agreement and the Human Resources Agreement or the consummation of the transactions contemplated by this Agreement and the Human Resources Agreement, other than any such Governmental Consents or Contractual Consents the failure of which to obtain or make would not have a Material Adverse Effect.

            (c) Section 5.23(c) of the SELLER Disclosure Letter contains an accurate and complete list of the agreements relating to Employee Matters that are material to which any Company (or SELLER in respect of the Business) is a party ("Material Human Resources Contracts"). Other than Material Human Resources Contracts where a default under such Material Human Resources Contract would not result in a Material Adverse Effect, no default by any Company, or any event that, with the lapse of time or the giving of notice, or both, would cause any Company to be in material default under such Material Human Resources Contract or give any other party to such Material Human Resources Contract the right to terminate such Material Human Resources Contract, has occurred.

            (d) SER has full corporate power and authority to execute and deliver the Human Resources Agreement and to perform its obligations under the Human Resources Agreement. The execution and delivery by SER of the Human Resources Agreement and the consummation by SER of the transactions contemplated by the Human Resources Agreement have been duly authorized by all necessary corporate action. The Human Resources Agreement constitutes (assuming the due authorization, execution and delivery by each other party thereto) SER's legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to concepts of equity and applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws and judicial decisions of general applicability relating to or affecting creditors' rights generally.

            (e) Except as set forth in Section 5.23(e) of the SELLER Disclosure Letter, as of the date hereof, there are no (i) outstanding judgments, orders, injunctions, awards, or decrees by which any Company is bound or subject or (ii) Proceedings pending or, to SELLER's Knowledge, threatened in writing against any Company, whether at law or in equity, whether civil or criminal in nature or before any Governmental Entity, in either case, that (A) challenges or seeks to restrain or prohibit any of the Transactions relating to Employee Matters or (B) seeks damages or material injunctive relief in connection with any Employee Matters, other than, in the case of clause (ii), any such judgments, orders, injunctions, awards, decrees or Proceedings that would not, if adversely determined, have a Material Adverse Effect.

            (f) Except as set forth in Section 5.23(f) of the SELLER Disclosure Letter and except as required by, made necessary by reason of or contemplated by the Transaction Documents or the Transactions, since the Balance Sheet Date through the date of this Agreement, there has not been any material increase in the compensation of, or benefit provided to, employees (including any increase pursuant to any bonus, pension, profit-sharing, employee benefit or other plan or commitment) of the Business except in the ordinary course of business, consistent with past practices.

     5.24   Limitation on Representations.  Notwithstanding anything contained
            -----------------------------
in the Transaction Documents to the contrary, the only representations and warranties made by SELLER with respect to (i) Intellectual Property and the Intellectual Property Agreements are those contained in Section 5.16, and such representations and warranties only apply to Intellectual Property and the Intellectual Property Agreements, (ii) Real Property are those contained in
Section 5.12 and 5.18, and the representations and warranties contained in
Section 5.12 only apply to Real Property, (iii) Environmental Matters are those contained in Sections 5.11 and 5.17, and the representations and warranties contained in Section 5.17 only apply to Environmental Matters, (iv) Taxes are those contained in Section 5.19, and such representations and warranties only apply to Taxes, and (v) Employee Matters are those contained in Sections 5.20, 5.21, 5.22, and 5.23, and such representations and warranties only apply to Employee Matters, and in each case described in clauses (i) - (v) above, all other representations and warranties of SELLER shall not, and shall not be deemed to, apply to Intellectual Property, the Intellectual Property Agreements, the Real Property, Environmental Matters, Taxes or Employee Matters. Notwithstanding the foregoing, the provisions of this Section 5.24 shall not limit SELLER's representations and warranties contained in Section 5.08.

                                  ARTICLE VI

                    REPRESENTATIONS AND WARRANTIES OF BUYER
                    ---------------------------------------

     BUYER represents and warrants to SELLER as follows:

     6.01   Organization, Standing and Power.  BUYER is duly organized or
            --------------------------------
formed, validly existing and in good standing under the laws of the jurisdiction in which it is so organized or formed. BUYER is duly qualified to do business as a foreign corporation, partnership or limited liability company and is in good standing in each jurisdiction where such qualification is necessary except where the failure to so qualify would not prevent or delay the consummation of the Transactions or prevent BUYER from performing its obligations under this Agreement or the other Transaction Documents.

     6.02   Authority, Execution and Delivery.  BUYER has full corporate,
            ---------------------------------
partnership or limited liability company power and authority to execute the Transaction Documents to which it is, or is specified to be, a party and to perform its obligations under the Transaction Documents to which it is, or is specified to be, a party and to consummate the Transactions. The execution and delivery by BUYER of the Transaction Documents to which it is, or is specified to be, a party and the consummation by BUYER of the Transactions have been duly authorized by all necessary corporate, partnership or limited liability company action. This Agreement constitutes, and each other Transaction Document to which BUYER is, or is specified to be, a party will, upon execution and delivery, constitute (assuming, in each case, the due authorization, execution and delivery by each other party thereto) its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to concepts of equity and applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws and judicial decisions of general applicability relating to or affecting creditors' rights generally.

     6.03   No Conflicts.  (a) The execution and delivery of this Agreement by
            ------------
BUYER does not, (b) the execution and delivery by BUYER of each other Transaction Document to which it is, or is specified to be, a party does not or will not, and (c) the consummation of the Transactions and compliance with the terms of the Transaction Documents will not, conflict with or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of contingent payment, termination, cancellation, acceleration, non-renewal, loss of a material benefit under, or to any increased, additional or accelerated rights or entitlements of any Person under, any provision of (i) any Organizational Document of BUYER, (ii) any agreement, contract, or commitment to which BUYER is a party or by which BUYER or any of BUYER's assets or properties are bound, or (iii) any judgment or Applicable Law that is applicable to BUYER, other than in the case of clauses (ii) and (iii) any such items that would not prevent or delay the consummation of the Transactions or prevent BUYER from performing its obligations under this Agreement or the other Transaction Documents.

     6.04   Consents.  Except as disclosed in Section 6.04 of the BUYER
            --------
Disclosure Letter delivered to SELLER contemporaneously with the execution of this Agreement (the "BUYER Disclosure Letter"), which is incorporated herein as if set forth in full herein, there are no (a)

Governmental Consents or (b) Contractual Consents, in each case, required to be obtained or made by or with respect to BUYER in connection with the execution, delivery and performance of the Transaction Documents to which it is, or is specified to be, a party or the consummation of the Transactions, other than any such Governmental Consent or Contractual Consent that if not obtained or made would not prevent or delay the consummation of the Transactions or prevent BUYER from performing its obligations under this Agreement or the other Transaction Documents. The financial data to be provided to SELLER for the purposes of assessing which Governmental Consents are required to be obtained is correct in all material respects in respect of those jurisdictions described in Sections 7.01(n) and 7.02(g) below (but so that this representation is given only to the extent that such financial information is required for the purposes of such assessment, and no representation or warranty is given in relation to such financial information for any other purposes relating to this Agreement or otherwise).

     6.05   Litigation.  Except as set forth in Section 6.05 of the BUYER
            ----------
Disclosure Letter, as of the date hereof, there are no (a) outstanding judgments against or affecting BUYER or (b) Proceedings pending or, to BUYER's Knowledge, threatened against or affecting BUYER, (i) challenging or seeking to restrain or prohibit any of the Transactions, (ii) that would prevent or delay the consummation of the Transactions or prevent BUYER from performing its obligations under this Agreement and the other Transaction Documents.

     6.06   Independent Decision.  BUYER (a) is represented by competent legal
            --------------------
counsel, (b) has knowledge and experience in financial and business matters, including specifically chemical businesses, (c) has the capability of evaluating the merits and risks of investing in the Companies and the Non-US Companies, and
(d) is not in a significantly disparate bargaining position with SELLER. Without limiting the express representations and warranties of SELLER contained herein, BUYER has completed its due diligence of the Companies, the Non-US Companies, the Business and the Non-US Business to its full and complete satisfaction. BUYER acknowledges that (i) none of SELLER, the Companies, the Non-US Companies or any other Person has made any representation or warranty, expressed or implied, as to the accuracy or completeness of any information regarding the Companies or the Non-US Companies that has been furnished or made available to BUYER and its representatives, except as expressly set forth in any Transaction Document or any Non-US Transaction Document and (ii) except as expressly set forth in the Transaction Documents or the Non-US Transaction Documents, none of SELLER, the Companies, or any other Person shall have or be subject to any liability to BUYER or any other Person resulting from the distribution to BUYER, or BUYER's use, of any such information, including the Data Room Material, the Information Memorandum dated August 15, 1999 with respect to the Business or the Non-US Business and any information, documents or material made available to BUYER in management presentations or in any other form in expectation of the Transactions.

     6.07   Investment.  BUYER is not acquiring the Purchased Shares or the SER
            ----------
Junior Subordinated Notes with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

     6.08   No Breaches.  Except as set forth in Section 6.08 of the BUYER
            -----------
Disclosure Letter, and other than breaches of any representations or warranties of SELLER or SPNV contained in Section 5.17 of the Master Sale Agreement or
Section 5.16 of the Sale Agreement, to BUYER's Knowledge, there are no breaches of any representations, warranties or covenants of SELLER or SPNV, as applicable (including material omissions from the SELLER Disclosure Letter), contained herein, in the other Transaction Documents, in the Non-US Transaction Documents or in the Continuing Affiliate Contracts.

     6.09   Availability of Funds.  BUYER has cash available or equity
            ---------------------
commitments that, together with the debt financing reflected in the Financing Letters for the balance of the purchase price (such cash and equity commitments, together with such debt financing, being referred to herein as the "Financing"), are sufficient to enable it to purchase the Purchased Shares and to cause SER to deliver the amounts payable by SER pursuant to Article II. True and correct copies of signed letters received by BUYER and SER in respect of the Financing have been provided to SELLER. As of the date hereof, BUYER has after due and careful inquiry no reason to believe that any of the conditions to the Financing will not be satisfied or that the Financing will not be available on a timely basis to consummate at the Closing the Transactions (other than such failures resulting from acts, omissions or breaches by or on behalf of SELLER, SPNV, any Company or any Non-US Company).

     6.10   Brokers. Except as set forth in Section 6.10 of the BUYER Disclosure
            -------
Letter, there is no banker, broker, finder or other intermediary that has been retained to act on behalf of BUYER or its Affiliates who might be entitled to any compensation from SELLER in connection with the Transaction.

     6.11   Sufficiency of Assets.  Without limiting the representations and
            ---------------------
warranties of SELLER set forth in this Agreement, BUYER acknowledges that the assets and Intellectual Property owned or controlled by the Companies prior to and as of the Effective Date are not all of the assets and Intellectual Property used in the Business as heretofore conducted by the Companies.

     6.12   Financial Statements.  Without limiting the representations and
            --------------------
warranties of SELLER set forth in this Agreement, BUYER acknowledges that certain 1999 SUMF Agreements and 1999 Feedstock Agreements were not implemented upon their respective effective dates and, in such cases, for the respective periods beginning on such effective dates through the dates of implementation of such 1999 SUMF Agreements and 1999 Feedstock Agreements, the Financial Statements dated as of December 31, 1999 do not reflect the cost structures in such 1999 SUMF Agreements and 1999 Feedstock Agreements.

                                  ARTICLE VII

                             CONDITIONS TO CLOSING
                             ---------------------

     7.01   Conditions to Obligation of BUYER.  The obligation of BUYER to
            ---------------------------------
consummate the Transactions is subject to satisfaction or such waiver by BUYER of the following conditions

(with such satisfaction or waiver being conclusively established by BUYER's consummation of the Closing):

            (a)     Consents.  All Governmental Consents and material
                    --------
Contractual Consents set forth on Section 7.01(a) of the SELLER Disclosure Letter shall have been obtained or waived or SELLER shall have made arrangements reasonably satisfactory to BUYER to provide BUYER with the economic benefits of the Transaction and the Non-US Transaction (or that portion of the Transaction or the Non-US Transaction that cannot be consummated) until such Governmental Consents or Contractual Consents, as applicable, can be obtained. Without limiting the foregoing, the waiting period applicable to the consummation of the Transactions under the HSR Act shall have expired or been terminated.

            (b)     No Injunctions or Restraints.  Except with respect to any
                    ----------------------------
applicable merger control regimes (which shall not be covered by this Section 7.01(b)), there shall not be in effect any (i) Applicable Law or judgment enacted, entered, promulgated, enforced or issued by any Governmental Entity prohibiting the purchase and sale of Transferred Shares, the issuance of the SER Junior Subordinated Notes, or the sale and purchase of the shares of SERBV as contemplated by the Non-US Sale Agreement, (ii) other legal restraint or order prohibiting the purchase and sale of the Transferred Shares or the sale and purchase of the shares of SERBV as contemplated by the Non-US Sale Agreement or seeking to impose limitations on the ability of Buyer to acquire, hold, or exercise full rights of ownership over the Companies and the Non-US Companies, or (iii) pending Proceedings, whether at law or in equity, whether civil or criminal in nature or before any Governmental Entity, challenging or seeking to restrain or prohibit any of the Transactions or the Non-US Transactions or seeking to impose limitations or the ability of BUYER to acquire, hold or exercise full rights of ownership over the Companies and the Non-US Companies.

            (c)     Representations and Warranties. SELLER's representations and
                    ------------------------------
warranties made in each Transaction Document to which it is, or is specified to be, a party shall be true and correct as of the Closing Date as though made as of such date (determined assuming that there are no materiality or Material Adverse Effect qualifications contained in such representations and warranties), and SPNV's representations and warranties made in each Non-US Transaction Document to which it is, or is specified to be, a party shall be true and correct as of the Closing Date as though made as of such date (determined assuming that there are no materiality or Material Adverse Effect qualifications contained in such representations and warranties), and except to the extent any such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct on and as of such earlier date (determined assuming that there are no materiality or Material Adverse Effect qualifications contained in such representations and warranties)), except as to matters that, individually or in the aggregate with all other breaches of representations and warranties under the Transaction Documents and the Non-US Transaction Documents are not reasonably likely to have a Material Adverse Effect (or, if such breaches are reasonably likely to have a Material Adverse Effect, if SELLER or SPNV, as the case may be, has made arrangements reasonably satisfactory to BUYER to provide BUYER with protections such that BUYER would not, taking into account such protections, suffer a material reduction in the value of the Business or the Non-US Business, as applicable, or any material incremental liability).

            (d)     Compliance with Obligations.  SELLER and SPNV, as
                    ---------------------------
applicable, shall have performed or complied in all material respects with all obligations and covenants required by any Transaction Document and any Non-US Transaction Document to be performed prior to or at the Closing, and all actions required to be performed by SELLER under Section 3.02 and by SPNV under Section
3.02 of the Non-US Sale Agreement shall have been completed.

            (e)     Non-US Sale Agreement.  The Non-US Closing shall have
                    ---------------------
occurred.

            (f)     No Material Adverse Effect.  Since the Balance Sheet Date,
                    --------------------------
other than changes relating to the economy in general, or disruptions to the Business and the Non-US Business as a result of the announcement by SELLER of the Transactions and the Non-US Transactions, there shall not have occurred and be continuing any Material Adverse Effect or any circumstance or event that would reasonably be expected to have a Material Adverse Effect.

            (g)     Information Technology. The Business and the Non-US
                    ----------------------
Business shall have closed their respective financial records for two consecutive full months and prepared financial reports for each such month consistent with applicable generally accepted accounting principles in all material respects (with the financial reports for the first month of such two months having been prepared by the 45th day following such month, and the financial reports for the second month of such two months having been prepared by the 30th day following such month) in a manner that reasonably demonstrates that the Business and the Non-US Business (other than the Barbastro facility) have established a separate and functional information system and a separate and functional accounting process reasonably appropriate for the Business and the Non-US Business; provided, that BUYER recognizes that a separate accounting
                 --------
information system at the Barbastro facility has not yet been implemented as of the date hereof and that such Barbastro facility information system will be implemented prior to the Closing Date and therefore, the financial reports relating to the Barbastro facility will not be prepared using such separate accounting information system until the implementation of such system.

            (h)     Intellectual Property Transfer and License Agreement and
                    --------------------------------------------------------
Trademark Agreement.  (i) SELLER shall have executed and delivered, and shall
-------------------
have caused the other relevant parties to execute and deliver, to SER, the Intellectual Property Transfer and License Agreement, and the Trademark Agreement, and (ii) SPNV shall have executed and delivered, and shall have caused the other relevant parties to execute and deliver, to SER, the Non-US Intellectual Property Transfer and License Agreement.

            (i)     Financing.  All of the conditions listed in Section 7.01(i)
                    ---------
of the BUYER Disclosure Letter, which conditions are from the Financing Letters, shall have been satisfied and the proceeds of such financing shall be available to SER on the terms set forth in the Financing Letters.

            (j)     Open Agreements.  The final forms of the Open Agreements
                    ---------------
shall have been agreed upon between BUYER and SELLER.

            (k)     ECH Plants.  The ECH plant located at Pernis, The
                    ----------
Netherlands and owned by one of the Non-US Companies shall have operated for one month at not less than 75% of its operating capacity during the month prior to the month immediately prior to the month in which the Closing occurs.

            (l)     Consultation.  No agreement that is reached as a result of
                    ------------
the employee consultation procedures referred to in Section 8.12(a) with respect to the operations of the Non-US Business located in (i) The Netherlands, Belgium, Spain and Japan is different in a way that is materially adverse to such operations or (ii) Germany is different in a way that has a Material Adverse Effect, in either case, from (i) the terms set forth in the proposed agreement with the applicable staff council existing as of the date of this Agreement and made available to BUYER or (ii) if no such proposed agreement exists, the current terms and conditions that apply to employees at such operations as of the date of this Agreement.

            (m)     Key Unit Operators.  At least one third of the operators
                    ------------------
at each of the Key Units as of the date hereof shall have accepted employment with SER for the period after the Closing Date (the "Accepting Operators"), and such Accepting Operators shall include at least one third (determined as of the date hereof) of (i) the board men at the AC/ECH unit at the Norco facility, (ii) the distillation operators at the AC/ECH unit at the Norco facility, and (iii) the board men at each of the BPA-3, BPA-4 and the ERU-5 units at the Deer Park facility.

            (n)     Non-US Consents.  The following Non-US Governmental
                    ---------------
Consents and Non-US Contractual Consents shall have been obtained or waived or SELLER shall have made arrangements reasonably satisfactory to BUYER to provide BUYER with the economic benefits of the Non-US Transaction (or that portion of the Non-US Transaction that cannot be consummated) until such Non-US Governmental Consents or Non-US Contractual Consents, as applicable, can be obtained:

            (i)     EITHER

            (a) if the turnover thresholds under the Merger Regulation are satisfied, clearance by the European Commission under the Merger Regulation;

            OR

            (b) if the turnover thresholds under the Merger Regulation are not satisfied, but the applicable jurisdictional criteria under the relevant national merger control regimes are satisfied and under those national regimens it is necessary to wait for clearance before closing clearance from the relevant authorities in Austria, Finland, Germany, Greece, Italy, Netherlands, Portugal and Spain;

            (ii) if the applicable jurisdictional criteria under the relevant national merger control regimes are met and under those national regimens, it is necessary to wait for clearance before closing clearance from the relevant authorities in Cyprus, South Africa, Taiwan and Turkey; and

            (iii) all Contractual Consents set forth in Section 7.01(n) of the SELLER Disclosure Letter.

            (o)     Permits.  All Permits required for the operation of the
                    -------
assets of the Companies and the Non-US Companies immediately after the Closing, the failure of which to obtain would have a Material Adverse Effect, shall have been obtained or waived (unless the failure to obtain such Permit resulted from the breach by BUYER of its obligations under this Agreement) or SELLER shall have made arrangements reasonably satisfactory to BUYER to permit the operation of the assets of the Companies and the Non-US Companies immediately after the Closing without any Material Adverse Effect.

            (p)     Side Letters.  SELLER or its Affiliates (other than the
                    ------------
Companies) shall have executed and delivered the Side Letters to BUYER and SER.

            (q)     Norco HPRU Lease.  SELLER shall have executed and delivered
                    ----------------
to SERLLC the Norco HPRU Lease.

     7.02   Conditions to Obligation of SELLER.  The obligation of SELLER to
            ----------------------------------
consummate the Transactions is subject to satisfaction or waiver by SELLER of the following conditions (with such satisfaction or such waiver being conclusively established by BUYER's consummation of the Closing):

            (a)     Consents.  All Governmental Consents and material
                    --------
Contractual Consents set forth on Section 7.02(a) of the BUYER Disclosure Letter shall have been obtained or waived or BUYER shall have made arrangements reasonably satisfactory to SELLER to provide SELLER with the economic benefits of the Transaction and the Non-US Transaction (or that portion of the Transaction or the Non-US Transaction that cannot be consummated) until such Governmental Consents can be obtained. Without limiting the foregoing, the waiting period applicable to the consummation of the Transactions under the HSR Act shall have expired or been terminated.

            (b)     No Injunctions or Restraints.  Except with respect to any
                    ----------------------------
applicable merger control regimes (which shall not be covered by this Section 7.02(b)), there shall not be in effect any (i) Applicable Law or judgment enacted, entered, promulgated, enforced or issued by any Governmental Entity prohibiting the purchase and sale of Transferred Shares or the sale and purchase of the shares of SERBV as contemplated by the Non-US Sale Agreement, (ii) other legal restraint or order prohibiting the purchase and sale of the Transferred Shares, the issuance of the SER Junior Subordinated Notes, or the sale and purchase of the shares of SERBV as contemplated by the Non-US Sale Agreement or seeking to impose limitations on the ability of Buyer to acquire, hold, or exercise full rights of ownership over the Companies and the Non-US

Companies, or (iii) pending Proceedings, whether at law or in equity, whether civil or criminal in nature or before any Governmental Entity, challenging or seeking to restrain or prohibit any of the Transactions or seeking to impose limitations or the ability of BUYER to acquire, hold or exercise full rights of ownership over the Companies and the Non-US Companies.

            (c)     Representations and Warranties.  BUYER's representations and
                    ------------------------------
warranties made in each Transaction Document to which it is a party shall be true and correct as of the Closing Date as though made as of such date (determined assuming that there are no materiality or Material Adverse Effect qualifications contained in such representations and warranties), except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct as of such earlier date (determined assuming that there are no materiality or Material Adverse Effect qualifications contained in such representations and warranties)), except as to matters that, individually or in the aggregate are not reasonably likely to have a material adverse effect on BUYER's or SELLER's ability to consummate the Transactions or perform its obligations under the Transaction Documents.

            (d)     Compliance with Obligations. BUYER shall have performed and
                    ---------------------------
complied in all material respects with all obligations and covenants required by each Transaction Document to be performed prior to or at the Closing, and all actions required to be performed by BUYER under Section 3.03 shall have been completed.

            (e)     Non-US Sale Agreement.  The Non-US Closing shall have
                    ---------------------
occurred.

            (f)     Open Agreements.  The final forms of the Open Agreements
                    ---------------
shall have been agreed upon between BUYER and SELLER.

            (g)     Non-US Consents.  The following Non-US Governmental
                    ---------------
Consents shall have been obtained or waived or BUYER shall have made arrangements reasonably satisfactory to SELLER to provide SELLER with the economic benefits of the Non-US Transaction (or that portion of the Non-US Transaction that cannot be consummated) until such Non-US Governmental Consents can be obtained:

            (i)     EITHER

            (a) if the turnover thresholds under the Merger Regulation are satisfied, clearance by the European Commission under the Merger Regulation;

            OR

            (b) if the turnover thresholds under the Merger Regulation are not satisfied, but the applicable jurisdictional criteria under the relevant national merger control regimes are satisfied and under those national regimens it is necessary to wait for clearance before closing clearance from the relevant authorities in Austria, Finland, Germany, Greece, Italy, Netherlands, Portugal and Spain; and

            (ii) if the applicable jurisdictional criteria under the relevant national merger control regimes are met and under those national regimens, it is necessary to wait for clearance before closing clearance from the relevant authorities in Cyprus, South Africa, Taiwan and Turkey.

            (h)     Side Letters.  BUYER or the Companies, as applicable,
                    ------------
shall have executed and delivered the Side Letters to SELLER.

            (i)     Norco HPRU Lease.  SERLLC shall have executed and delivered
                    ----------------
to SELLER the Norco HPRU Lease.

            (j)     Comfort Letter.  PricewaterhouseCoopers LLP shall have
                    --------------
delivered to SELLER the Comfort Letter.


                                 ARTICLE VIII

                           COVENANTS OF THE PARTIES
                           ------------------------

     BUYER and SELLER hereby covenant and agree as follows:

     8.01   Covenants of SELLER.  Except as disclosed in Section 8.01(a) of the
            -------------------
SELLER Disclosure Letter and as otherwise contemplated hereunder, SELLER will not permit, from the date hereof until the Closing Date, without first obtaining the written approval of BUYER (which approval will not be unreasonably withheld or delayed), any Company to:

            (a) amend in any material respect, or terminate or waive any material rights under, any Contract, except for any such amendments made in the ordinary course of business;

            (b) other than in the ordinary course of business and other than as contemplated or made necessary by the Transaction Documents or the Transactions, enter into (i) any material Contract either involving an aggregate commitment or expenditure of more than US$10,000,000 or that generates more than US$10,000,000 in revenues and, in either case, having an unexpired duration of greater than one year or (ii) the contracts identified on Section 8.01 of the BUYER Disclosure Letter;

            (c) dissolve, liquidate, merge into or with or consolidate with any other Person or acquire all or substantially all of the business or assets of any Person;

            (d) other than changes necessary to effect a corporate name change of the Companies immediately prior to the Closing, make any material change to its Organizational Documents;

            (e) purchase any securities of any Person except for the purchase of short-term marketable securities made in the ordinary course of business;

            (f) other than pursuant to existing contracts or commitments, sell, lease or otherwise dispose of, or pledge or grant a security interest in or otherwise encumber, any of its material assets or properties;

            (g) other than dividends or distributions of cash, which shall not be limited by this Section 8.01(g) prior to the Effective Time, make, declare or pay any dividend or make any other distribution to its Equity Interest holders whether or not upon or in respect of any of its outstanding Equity Interests; provided, however, that BUYER acknowledges that the Companies
                  --------  -------
and the Non-US Companies do not, and do not intend to, maintain Working Capital in excess of an aggregate of US$260,000,000 plus the Inventory Adjustment Amount and, at or prior to the Effective Time, SELLER and SPNV, as applicable, may withdraw Working Capital of the Companies and the Non-US Companies to reach the appropriate Working Capital levels; provided further, however, that SELLER and
                                    ----------------  -------
SPNV shall only make any dividend or distribution of Receivables pursuant to this Section 8.01(g) that (i) are from SELLER or its Affiliates or (ii) collectively are of the same average age and collection history as the Average Quality Receivables;

            (h) other than any Indebtedness that will be discharged, indemnified for, or assumed by SELLER in full on or prior to Closing, incur or assume any Indebtedness or guarantee any such Indebtedness, other than in the ordinary course of business; provided, that in no event shall any Company incur,
                             --------
assume or guarantee any long-term indebtedness for borrowed money;

            (i) other than changes associated with (i) the Continuing Affiliate Contracts or (ii) the establishment and implementation of a separate information system and a separate accounting process of the Business, change its financial accounting policies or methods, except as required by changes in GAAP;

            (j) make any material Tax election or, other than in the ordinary course of business, engage in any transaction or operate the Business in a manner that would directly or indirectly (other than solely by reason of Treasury Regulation Section 1.1502-6 or any comparable provision of state, local or foreign Tax law) result in any liability for Taxes of the Companies;

            (k) terminate the employment of any of the 25 highest paid employees of the Business or hire any employees that would constitute one of the 25 highest paid employees of the Business as of the date hereof;

            (l) liquidate or dissolve, consolidate with, or merge into or with, any other Person, or purchase or otherwise acquire all or substantially all of the assets of any Person (or of any division thereof);

            (m) decrease the annual spending of the Business for research and development below historic levels;

            (n) fail to collect any material accounts receivable in the ordinary course of business or pay any material U.S. Payables when due, other than in the ordinary course of business;

            (o) make any capital expenditure in excess of US$2,000,000 that is not included in the existing capital expenditure budget of the Business; or

            (p)     commit itself to do any of the foregoing.

     8.02   Expenses; Transfer Taxes.
            ------------------------

            (a) If Closing does not take place, except as otherwise set forth in this Agreement or the Non-US Sale Agreement or as agreed from time to time by SELLER and BUYER in writing, all fees, costs and expenses incurred in connection with the Transaction and the Non-US Transaction, including the preparation and negotiation of the Transaction Documents, shall be paid by the Person incurring such expense; provided, that (i) BUYER agrees to pay all administrative fees and legal cost arising in connection with the preparation of regulatory filings and obtaining of Governmental Consents or clearances (other than fees of any lawyers retained by SELLER to act solely on behalf of SELLER, which fees shall be paid by SELLER) ("Regulatory Costs") for the Transaction and
(ii) each of BUYER and SELLER shall pay 50% of all Regulatory Costs for the Non-US Transaction.

            (b) If the Closing takes place, (i) all fees, costs and expenses of BUYER and its Affiliates incurred in connection with the Transactions and all Regulatory Costs for the Transactions and the Non-US Transactions required to be paid by BUYER under 8.02(a) shall be paid by SER at the Closing, (ii) all fees, costs and expenses of SELLER and its Affiliates incurred in connection with the Transactions and the Non-US Transactions shall be paid by SELLER or its Affiliates (other than the Companies and the Non-US Companies), and (iii) all liabilities, obligations and commitments for filing fees and Transfer Taxes relating to the Transactions shall be shared equally by SER and SELLER; provided, that if more than 50% of any such liabilities, obligations or
--------
commitments for filing fees or Transfer Taxes are imposed by Applicable Law upon SELLER or its Affiliates (other than the Companies and the Non-US Companies), on the one hand, or upon SER or any Company or Non-US Company, on the other hand, then the Seller or SER, as applicable, shall reimburse the other for such excess promptly upon SELLER or SER as applicable, providing reasonable supporting documentation of such filing fees or Transfer Taxes and the payment thereof. The Parties shall, and shall cause their respective Affiliates to, cooperate with each other in providing any information and documentation that may be necessary to obtain exemptions from any such Transfer Tax.

     8.03   Announcements.  Neither BUYER nor SELLER shall, and BUYER and SELLER
            -------------
shall cause their Affiliates not to, make any public announcement with respect to the Transaction Documents, the Non-US Transaction Documents, the Transactions or the Non-US Transactions
without the prior written consent of the other, provided, however, that any such
                                                --------- -------
public announcement may be made if required by Applicable Law or stock exchange rule or regulation; and provided, that the Party required to make such public
                        --------
announcement, to the extent reasonably possible, shall confer with the other Party concerning the timing and content of such public announcement before the same is made, if reasonably possible.

     8.04   Confidentiality. The terms of the Transaction Documents, the Non-US
            ---------------
Transaction Documents, the Transactions and the Non-US Transactions shall be maintained in strict confidence by BUYER and SELLER and shall not be disclosed by BUYER or SELLER or the Affiliates of either of them to any Third Party without the express written consent of the other, provided, however, that (i)
                                                  --------  -------
BUYER and SELLER and their respective Affiliates shall be permitted to make such disclosure if required to do so by any Governmental Entity or any Applicable Law or stock exchange rule or regulation, provided, that the disclosing party shall
                                      --------
provide the other party with prompt notice of any such requirement in order to allow the other party to seek an appropriate protective order and the disclosing party shall confer in good faith with the Parties as to the content of the disclosure and (ii) BUYER shall be permitted to disclose such information to its attorneys, accountants, advisors, financing sources and their respective advisors. BUYER acknowledges that all information provided to any of it and its Affiliates, agents, and representatives by SELLER and its Affiliates, agents and representatives is subject to the terms of the Confidentiality Agreement, the terms of which are hereby incorporated herein by reference. Effective upon, and only upon, the Closing, the Confidentiality Agreement shall terminate only with respect to information provided to any of BUYER and its Affiliates, agents or representatives that bears a direct and significant relationship to the Business, the Non-US Business, or the assets of the Companies or the Non-US Companies; and provided, however, that BUYER acknowledges that any and all
               --------  -------
information provided or made available to any of it and its Affiliates, agents and representatives by or on behalf of SELLER (other than information that bears a direct and significant relationship to the Business or the Non-US Business) shall remain subject to the terms and conditions of the Confidentiality Agreement. Effective upon, and only upon the Closing, SELLER agrees that information in its or its Affiliates' possession or control that bears a direct and significant relationship to the Business, the Non-US Business, or the assets of the Companies and the Non-US Companies shall be maintained in confidence by SELLER and its Affiliates and shall not be divulged by SELLER and its Affiliates to any other Person unless and until such information becomes public knowledge (other than as required by any Governmental Entity or any Applicable Law or stock exchange rule or regulation, or as is required or necessary by SELLER and its Affiliates in order to comply with or perform under any Transaction Document, Non-US Transaction Document, Continuing Affiliate Contract, or any other agreement relating to the Transactions or the Non-US Transactions). Nothing contained in this Section 8.04 shall affect the provisions of the Intellectual Property Transfer and License Agreement and the Non-US Intellectual Property Transfer and License Agreement relating to confidential information.

     8.05   Consummation of Transactions.  Subject to the terms and conditions
            ----------------------------
of this Agreement, each of SELLER, SER, and BUYER shall use its reasonable efforts to cause all conditions precedent to its obligations to consummate the Transactions and the Non-US

Transactions to be satisfied as soon as possible, including reasonable efforts with respect to the following:

            (a) BUYER, SER, and SELLER shall give all such undertakings and assurances to any Governmental Entity that may reasonably be required in order to complete the Transactions and the Non-US Transactions (or the relevant part or parts thereof) as soon as possible (including giving such undertakings as may reasonably be required to secure a decision pursuant to Article 6.1(b) of the Merger Regulation, i.e. in order to secure a clearance at the Phase I stage of investigation, or legislation in other jurisdictions having similar effect);

            (b) the Parties undertake to each other to make such regulatory or similar submissions as are necessary to fulfill the conditions set out in Sections 7.01(a) and (b) and Sections 7.02(a) and (b) above as soon as possible and shall each make available all information reasonably required by either Party to prepare any regulatory or similar submissions or to achieve the regulatory or similar consents necessary to implement the Transactions and the Non-US Transactions; and

            (c) the Parties shall cooperate and consult with each other in relation to the obtaining of all relevant Governmental Consents as set forth on
Section 7.01(a) of the SELLER Disclosure Letter and Section 7.02(a) of the BUYER Disclosure Letter, including agreeing with each other as to the approach to be taken in relation to all such matters and the content of all submissions in respect of such consents, it being acknowledged that all contact and correspondence with regulatory authorities in relation to the Transactions and the Non-US Transactions shall be on a joint basis agreed between the Parties.

     8.06   Books and Records; Furnishing Information.
            -----------------------------------------

            (a) Prior to the Closing, SELLER and SER agree to make available to BUYER, for inspection and copying, at reasonable times after request therefor, any records and documents (other than books and records related to any Intellectual Property) relating to the Business and the Non-US Business that, at the time of said request, are in SELLER's, SER's or SPNV's possession or control, other than documents for which SELLER, SER, or SPNV has a legal privilege or a legal or contractual restriction in making available and other than portions of records and documents that do not relate to the Business. In addition, prior to the Closing, SELLER and SER agree to make available, and SELLER agrees to cause SPNV to make available, to BUYER financial data and other information relating to the Business and the Non-US Business, including, as and when available, monthly financial statements and working capital reports of the Business and the Non-US Business other than financial data or other information as to which SELLER or SER has a legal privilege or a legal or contractual restriction. With respect to any documents, financial data or other information covered by this Section 8.06(a) for which SELLER, SER or SPNV has a legal or contractual restriction, SELLER, SER or SPNV, as applicable, in accordance with this Section 8.06(a), will provide BUYER with as much information regarding such restricted documents, financial data or other information as is reasonably possible without causing a violation of the applicable legal or contractual restriction, which information may include redacted agreements or summaries of such restricted information.

            (b) After the Closing, SELLER agrees to make available to BUYER and SER, respectively, for inspection and copying at BUYER's or SER's expense, at reasonable times after request therefor, any records and documents (other than books and records related to any Intellectual Property) relating to the Business that were retained by SELLER that, at the time of said request, are in SELLER's possession or control, other than documents for which SELLER has a legal privilege or a legal or contractual restriction in making available and other than portions of records and documents that do not relate to the Business. In addition, after the Closing, SELLER agrees to make available to SER financial data and other information retained by SELLER to the extent relating to the Business other than financial data or other information as to which SELLER has a legal privilege or a legal or contractual restriction, and shall make available SELLER's employees with knowledge of the Companies, as SER shall from time to time reasonably request, to permit SER to prepare any Tax Return for periods from and after the Closing Date and in connection with any governmental examination of Tax Returns relating to the Business. SELLER's reasonable out-of-pocket expenses in complying with this Section 8.06(b) shall be reimbursed by BUYER or SER, as applicable. For a period of three years after the Closing Date (and longer if required by Applicable Law), SELLER shall not destroy or otherwise render unavailable any of the aforesaid records, documents, data and information without first offering them to SER.

            (c) After the Closing, upon SER's request, SELLER agrees to make available, from time to time as reasonably required (consistent with the business requirements of SELLER and its Affiliates), employees, consultants, accountants and attorneys with knowledge of the Companies employed or retained by SELLER, for the purposes of giving testimony or such other assistance as SER may reasonably need for the preparation and defense or prosecution of any Proceedings regarding the Companies with respect to which BUYER or SER could be responsible other than Proceedings brought against SELLER or its Affiliates. SELLER's reasonable out-of-pocket expenses in complying with this Section 8.06(c) shall be reimbursed by SER.

            (d) After the Closing, SER agrees to make available to SELLER for inspection and copying at SELLER's expense, at reasonable times after request therefor, any records and documents relating to the Business or otherwise received by SER, the Companies, or any of their respective Affiliates pursuant to the Transactions that, at the time of said request, are in SER's possession or control, other than documents for which SER has a legal privilege or a legal or contractual restriction in making available and other than portions of records and documents that do not relate to the Business. After the Closing, SER also agrees to make available to SELLER financial data and other information to the extent relating to the Business (other than financial data or other information as to which SER has a legal privilege or a legal or contractual restriction) and shall make available SER's employees with knowledge of the Business, as SELLER shall from time to time reasonably request, to permit SELLER to prepare any Tax Returns and in connection with any governmental examination of Tax Returns relating to the Business for periods prior to the Closing Date. SER's reasonable out-of-pocket expenses in complying with this Section 8.06(d) shall be reimbursed by SELLER. For a period of three years after the Closing Date (and longer if required by Applicable Law), SER shall not destroy or otherwise render unavailable any of the aforesaid records, documents, samples, data or information without first offering them to SELLER.

            (e) After the Closing, upon SELLER's request, SER agrees to make available, from time to time as reasonably required (consistent with the business requirements of SER and its Affiliates), employees, consultants, accountants and attorneys with knowledge of the Business employed or retained by SER or its Affiliates, for the purposes of giving testimony or such other assistance as SELLER may reasonably need for the preparation and defense or prosecution of any Proceedings brought by Persons other than SELLER or its Affiliates regarding the Business with respect to which SELLER could be responsible other than Proceedings brought against SER or its Affiliates. SER's reasonable out-of-pocket expenses in complying with this Section 8.06(e) shall be reimbursed by SELLER.

            (f) For the period beginning on the Closing Date and ending six months after the Closing Date, SELLER will permit the Approved Representatives (as defined below) to have direct, real-time and on-line access (in the same manner and to the extent such access is available to SELLER's employees in the ordinary course of SELLER's business) to SELLER's computer systems that contain historical data and other historical information of the Business and the Non-US Business that was not copied from the Information Technology Systems of SELLER to the Information Technology Systems of the Companies or the Non-US Companies (the "SER Historical Data"). Such access shall be limited to retrieval of the SER Historical Data, and SER and such Approved Representatives shall not be entitled to retrieve or use for any purpose any information available on SELLER's computer systems other than the SER Historical Data. BUYER and/or SER initially shall designate in writing to SELLER two representatives on behalf of the Business and two representatives on behalf of the Non-US Business to have such access to the SER Historical Data (the "Approved Representatives") during such period; provided, that BUYER and/or SER may replace such Approved Representatives from time to time so long as BUYER and/or SER provide to SELLER written notice of such replacement at least five Business Days in advance of any such replacement. Each of the Authorized Representatives shall be an employee of the Business or the Non-US Business. Any such replacement shall require the consent of SELLER, such consent not to be unreasonably withheld or delayed. BUYER, SER and each Approved Representative (in his or her capacity as an employee of the Business or the Non-US Business) shall be required to enter into a confidentiality agreement with SELLER in the form attached hereto as Exhibit U before the Approved Representatives will have access to the SER Historical Data. SELLER shall have the right to monitor, observe and review the actions of the Approved Representatives with regard to their access to the SER Historical Data; provided, that, the exercise of such rights shall not unreasonably interfere with the access granted herein. If BUYER, SER or any Approved Representative breaches its confidentiality agreement with SELLER or materially breaches the provisions of this Section 8.06(f) (it being agreed that, without limitation, reviewing any supplier or customer pricing or other customer information of SELLER or its Affiliates that is not SER Historical Data shall be considered a material breach), SELLER shall have the right to immediately terminate such access to the SER Historical Data, and SELLER shall be immediately released from any obligation to provide BUYER, SER or the Approved Representatives with direct access to the SER Historical Data; provided, however, that thereafter until the end of the period ending six months after the Closing Date, SELLER will provide SER with any SER Historical Data reasonably requested by SER, in a reasonable form, within a reasonable time and at a reasonable expense to SER.

     8.07   Post-Closing Assistance - Consents.  BUYER, SELLER and the Companies
            ----------------------------------
acknowledge that the Contractual Consents may be required from parties to the Contracts to which one or more of the Companies are parties (other than the Common Contracts) and certain Permits and that all of such consents and waivers have not been obtained. BUYER and the Companies agree that SELLER shall not have any liability whatsoever to BUYER or the Companies arising out of or relating to the failure to obtain any Contractual Consent or because of the termination of any contract as a result thereof, unless the failure to obtain any such Contractual Consent resulted in a breach by SELLER of its representations and warranties contained in Section 4.04 or 5.04. SELLER agrees that BUYER and the Companies shall not have any liability whatsoever to SELLER arising out of or relating to the failure to obtain any Contractual Consent or because of the termination of any contract as a result thereof, unless the failure to obtain any such Contractual Consent resulted in a breach by BUYER of its representations and warranties contained in Section 6.04. BUYER and the Companies further agree that no representation, warranty or covenant of SELLER contained herein shall be breached or deemed breached, and no condition shall be deemed not satisfied (except as provided in Section 7.01(a)), as a result of (a) the failure to obtain any such consent or waiver, (b) any such termination or
(c) any lawsuit, action, proceeding or investigation commenced or threatened by or on behalf of any Person arising out of or relating to the failure to obtain any such consent or any such termination, unless relating to a breach of a representation or warranty contained in Section 4.03(b)(i)(B), 4.04, 5.03(b)(i)(B) or 5.04. Except with respect to Information Technology matters, prior to the Closing, SELLER, the Companies and BUYER shall cooperate in good faith to obtain any such consents and waivers; provided, however, that such
                                               --------  -------
cooperation shall not include any requirement of SELLER, BUYER or any of their respective Affiliates (including the Companies) to commence or participate in any litigation or offer or grant any accommodation (financial or otherwise) to any Third Party, and SELLER, the Companies, and BUYER shall not be obligated to incur any out-of-pocket costs, fees or expenses related to such cooperation. Except with respect to Information Technology matters, with respect to the Common Contracts, for a period ending on the earlier of (a) the date 12 months from the Closing Date or (b) the date of termination of any Common Contract (with respect only to such terminated Common Contract), SELLER shall allow SER to purchase products and/or services under the Common Contracts to the extent permitted by the vendors under such Common Contracts; provided, however, that
                                                      --------  -------
SELLER makes no representations or warranties as to the costs any vendor may charge SER under such Common Contracts. To the extent SER makes purchases under such Common Contracts, SER will be responsible for all charges and costs for such purchases and in its sole discretion shall comply with the terms and conditions of each respective Common Contract. SELLER will not be responsible for any charges, costs, claims, damages or liabilities related to SER's use of any such Common Contracts and SER shall indemnify, save and hold SELLER and its Affiliates harmless therefrom.

     8.08   Further Assurances.  Except as provided in the Intellectual Property
            ------------------
Transfer and License Agreement, after the Closing Date, from time to time, at the request of the other Party and without further cost or expense to such other Party, each Party shall execute and deliver such other documents and take such other actions as are reasonably requested in order to effectively consummate the Transactions. Notwithstanding the foregoing, nothing in this Agreement shall obligate SELLER to transfer any assets (other than the Transferred Shares) or to provide any services (other than the services to be provided in the Interim Agreements, the U.S. SUMF Agreements and the U.S. Feedstock Agreements) to the Companies or BUYER.

     8.09   Restrictions on Business Activities.  For the period beginning on
            -----------------------------------
the Closing Date and ending on the fifth anniversary of the Closing Date, SELLER agrees that neither it nor any of its Affiliates will engage in or be the owner of a business (except as the holder of not more than ten percent of the ownership of an entity) that engages in the manufacture and/or sale of Products that were manufactured and/or sold by the Business, other than in connection with the manufacture or sale of refinery products including fuels, lubricants, bituminous compositions and chemical feedstocks or with operations for the exploration and production of oil, gas and other minerals. Nothing in this
Section 8.09 shall prevent SELLER or any of its Affiliates from:

            (a) carrying on their business or businesses (other than the manufacture and/or sale of Products that were manufactured and/or sold by the Business) as they exist on the day before the Closing Date or any natural development thereof;

            (b) acquiring or becoming an owner of another entity, business or group of assets that has an immaterial part of its business operations that engages in the manufacture, use or sale of Products, provided, that the
                                                     --------
acquisition is not made with the sole or main purpose of acquiring a business that manufactures or sells Products that were manufactured and/or sold by the Business;

            (c) leasing the HPRU Unit located at the Norco facility to SERLLC as contemplated by the Norco HPRU Lease;

            (d) the incidental resale of Products or the marketing of Products in admixture with other components and/or in end-use form; or

            (e) development and operation of an e-commerce platform involving the trading of Products.

     8.10   Governmentally Mandated Actions.  If a Governmental Entity requires
            -------------------------------
that certain assets of the Companies or the Non-US Companies shall be divested or other actions be taken (herein "Governmentally Mandated Actions"), to the extent permitted, such Governmentally Mandated Actions shall occur after Closing. In any event, BUYER and SER, as applicable, shall pay the full amount of the U.S. Consideration Amount and the Aggregate Non-US Consideration as adjusted pursuant to Article II, and the Companies shall receive and retain the proceeds from the fulfillment of the Governmentally Mandated Actions. BUYER and SER shall fulfill all requirements of the Governmentally Mandated Actions after the Closing Date in a complete and timely fashion and shall indemnify SELLER from (a) any costs related thereto and (b) any failure to do so. Notwithstanding the foregoing, unless otherwise agreed by BUYER and SELLER, the provisions of this Section 8.10 shall not apply to any Governmentally Mandated Actions that would require the divestiture of any asset or assets of the Companies and the Non-US Companies having an aggregate book value in excess of US$10,000,000.

     8.11   HSR Notification.  Each of SELLER and BUYER shall as promptly as
            ----------------
practicable, but in no event later than five Business Days following the execution and delivery of this Agreement, file with the United States Federal Trade Commission (the "FTC") and the United States Department of Justice (the "DOJ") all requisite documents and notifications required to be filed pursuant to the HSR Act in connection with the Transactions. Each of BUYER and SELLER shall furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission that is necessary under the HSR Act. SELLER and BUYER shall keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from, the FTC and the DOJ and shall comply promptly with any such inquiry or request. Each of SELLER and BUYER shall use its reasonable efforts to take all actions reasonably necessary and appropriate in connection with any HSR Act filing to consummate the Transactions.

     8.12   Non-US Sale Agreement.
            ---------------------

            (a) The Parties acknowledge and agree that it is not permissible for SPNV to enter into the Non-US Sale Agreement relating to the sale of SERBV until the relevant members of the Shell Group have conducted and completed the necessary employee consultation procedures in certain member states of the European Community in accordance with legislation implementing the provisions of Council Directive 77/187/EEC modified by Council Directive 98/50/EEC or any other Applicable Law having the same effect or otherwise requiring an information and/or consultation process to be undertaken with employees or their representatives in relation to the transactions contemplated by this Agreement and the Non-US Sale Agreement. BUYER and SELLER agree that they and their respective Affiliates will reasonably cooperate in connection with such consultation procedures. Immediately after execution of this Agreement, the relevant Affiliates of SELLER intend to commence such consultation procedures with a view to concluding them as soon as practicable. Accordingly, SELLER and SER agree that, upon the conclusion of the consultation procedures described in this Section 8.12, SER will, and SELLER will cause SPNV to, execute and deliver to BUYER the Non-US Sale Agreement and the Non-US Human Resources Agreement (in each case with amendments thereto and to the exhibits and Schedules thereto as necessary by agreement of BUYER, SER and SPNV to reflect any issues arising from said consultation procedures).

            (b) Prior to the Closing and after the signing of Non-US Sale Agreement, (i) SER will not, and SELLER agrees that it will cause SPNV not to, amend the Non-US Sale Agreement or the Non-US Human Resources Agreement (in each case, including the schedules and exhibits attached thereto) and (ii) SER agrees not to exercise any termination rights or grant any consent or waiver under the Non-US Sale Agreement or the Non-US Human Resources Agreement, in each case, without the prior written consent of BUYER (with such consent being not unreasonably withheld by BUYER if such consent cannot be unreasonably withheld by SER pursuant to the terms of the Non-US Sale Agreement); provided,
                                                                     --------
that the obligations contained in this Section 8.12(b) shall terminate upon the termination of this Agreement.

            (c) From the date hereof through the earlier to occur of (i) the termination of this Agreement and (ii) the execution of the Non-US Sale Agreement and the Non-US Human Resources Agreement, SER shall cause SPNV to comply with the covenants contained in Sections 7.01, 7.02, 7.10, 7.11 and 7.12 of the Non-US Sale Agreement as if the Non-US Sale Agreement had been executed by the parties thereto as of the date hereof.

            (d) From the date hereof through the earlier to occur of (i) the termination of this Agreement and (ii) the Closing, SELLER agrees that, with respect to Sections 7.12 of the Non-US Sale Agreement, upon the reasonable request of BUYER, SELLER will cause SPNV to act at the reasonable direction of BUYER with respect to such Sections of the Non-US Sale Agreement.

     8.13   Insurance.  Not later than five Business Days after the Closing
            ---------
Date, all insurance policies and programs of SELLER and its Affiliates that cover the Companies, the Non-US Companies, the Business, and the Non-US Business shall be either (a) terminated and be of no further force and effect or (b) modified so that such policies and programs no longer cover the Companies, the Non-US Companies, the Business, and the Non-US Business with respect to post-Closing periods. From and after the Closing, BUYER shall be responsible for arranging for SER to obtain any and all desired insurance coverage with respect to the Companies, the Non-US Companies, the Business, and the Non-US Business that it desires to maintain from and after the Closing.

     8.14   Performance Bonds and Guaranties.  BUYER and SELLER shall
            --------------------------------
cooperate in good faith to cause SELLER and its Affiliates to be released as of the Closing Date from any and all obligations under the performance bonds, guaranties and other credit support arrangements listed in Section 8.14 of the SELLER Disclosure Letter, and BUYER or one or more of the Companies shall be substituted for SELLER or its relevant Affiliates under any such performance bonds, guaranties and other credit support arrangements. With respect to any such performance bonds, guaranties and other credit support arrangements from which SELLER and/or its Affiliates are not released as of the Closing Date (the "Continuing Performance Bonds"), SER shall cause SELLER and its Affiliates to be released therefrom by the earlier to occur of (a) six months from the Closing Date and (b) the applicable statutory period for SER and its Affiliates to become the obligor under such Continuing Performance Bonds.

     8.15   Restrictions on Use of Shell Name.  Except as set forth in this
            ---------------------------------
Section 8.15, neither this Agreement nor any other Transaction Document nor any Transfer Contract shall be construed to transfer to BUYER, any Company or any of their respective Affiliates, any right, title or interest in any logo, tradename, trademark, service mark, house mark, domain name, website or company name to the extent it contains or consists of the word "Shell" or the "Shell" emblem or any other mark in which one or the other of these elements appear or the word "Shell" in translation or transliteral form. Each of BUYER and each Company agrees that it will not make any use of, and promptly after Closing SER shall commence efforts to cause each Company and their respective Affiliates to cease all use of, all such items described in the preceding sentence, except that the Companies shall have the right during the period of nine months immediately following the Closing Date to use for the intended purpose any labels, containers, packaging and promotional materials existing as of the Closing Date (the "Packaging and Sales Materials"); provided, that each Company shall use all reasonable efforts to
             --------
conspicuously place a sticker or other permanent notice on all of the Packaging and Sales Materials identifying BUYER, the Companies or their respective Affiliates as the successor of the Business and as the manufacturer or distributor of the Products associated therewith and stating that neither the manufacturer nor the distributor is an affiliate of, or associated with, any company of the Shell Group. SELLER shall file amendments to the charter documents of the Companies to remove "Shell" from each Company's name on the Closing Date. SELLER agrees that it will include in such amendments any name proposed by BUYER at least five days prior to the Closing Date, provided, that BUYER delivers to SELLER all necessary consents to use any such names proposed by BUYER.

     8.16   Affiliate Contracts.
            -------------------

            (a) Effective as of the Effective Time, (i) all of the Affiliate Contracts other than the 1999 Contracts shall be terminated and all liabilities under such terminated Affiliate Contracts shall be paid in full, and SELLER shall make evidence of such terminations available to BUYER on or before the Closing Date, (ii) all SLAs and Leases shall be entered into and delivered by SELLER and SER, and (iii) the 1999 Contracts will be amended and restated by the execution of the U.S. Feedstock Agreements, the Non-U.S. Feedstock Agreements, the U.S. SUMF Agreements, the Non-U.S. SUMF Agreements and the amended and restated agreements referred to in the definition of 1999 OMSs, and (A) all liabilities under such 1999 Contracts (other than the 1999 Feedstock Agreements) shall be paid in full at such time and (B) with respect to each 1999 Feedstock Agreement, (1) all liabilities thereunder for the period prior to the month immediately preceding the Effective Date shall be paid in full on or before such time and (2) all liabilities thereunder that accrued during the month immediately preceding the Effective Date shall be the only liabilities under such agreements and shall remain liabilities of the applicable Company or Non-US Company (the "Feedstock Payables"), but the payment terms applicable to the Feedstock Payables shall be the terms specified in the U.S. Feedstock Agreement or the Non-US Feedstock Agreement, as applicable, that amends and restates such 1999 Feedstock Agreement as if the invoice for the Feedstock Payables was issued on the Effective Date.

            (b) Other than the execution and performance of the Continuing Affiliate Agreements and the Non-US Continuing Affiliate Agreements and (i) except as contemplated by the Transaction Documents and the Non-US Transaction Documents and (ii) as permitted in this Section 8.16 or with the consent of BUYER, from the Effective Time until the Closing Date, the Business and the Non-US Business shall be conducted by the Companies and the Non-US Companies as stand-alone businesses and SELLER shall not permit any Company or Non-US Company to enter into any transaction, contract or arrangement with, make any payment or incur any obligation to, or receive funding from, SELLER or any of its Affiliates. SER and certain of the Non-US Companies have entered into an overdraft facility with Chase Manhattan Bank to cover overdrafts of up to approximately US$15,000,000 (the "Chase Facility"). Any funding needs of the Companies and the Non-US Companies from the Effective Time through the Closing will be satisfied through the Chase Facility. Except for a payment of 3,300,000 Euros on or about November 3, 2000 made under the SERH Indebtedness, from the Effective Time through the Closing, all cash received by the Business and the Non-US Business will be considered an asset of the Business or the Non-US Business, as applicable, will remain in the Business and the Non-US Business, as applicable, and be used only to pay obligations of the Business or the Non-US Business, as applicable, in the ordinary course (including to repay borrowings under the Chase Facility), and any cash at Closing in excess of cash paid by the Business and the Non-US Business in the ordinary course or to repay the Chase Facility shall be retained as an asset of the Business or the Non-US Business, as applicable.

            (c) From the Effective Date until the Closing Date, except as provided by the Transaction Documents and the Non-US Transaction Documents, (i) the Business and the Non-US Business will pay only those Payables that have arisen in the ordinary course of business of the Business and the Non-US Business, as applicable, and (ii) the Business and the Non-US Business shall not pay (A) any Third Party costs that arise from the Transactions or the Non-US Transactions or costs properly chargeable to SELLER under the Master Sale Agreement or SPNV under the Non-US Sale Agreement, (B) any severance or other employee transition costs, (C) any out-of-pocket costs relating to or arising from the separation of the Business from SELLER's operations or the Non-US Business from SPNV's operation, or (D) without limiting SELLER's rights or BUYER's obligations under Section 8.18, any costs for the purchase of software licenses for the Information Technology Systems of the Business and the Non-US Business pursuant to Section 8.18 of the Master Sale Agreement. In addition to
Section 8.01, without first obtaining the written approval of BUYER and except as provided for by the Transaction Documents and the Non-US Transaction Documents, the Business and the Non-US Business shall be operated in the ordinary course, and the Companies and the Non-US Companies will not:

                    i. issue any Equity Interests or securities exercisable for or convertible into Equity Interests;

                    ii. sell, lease, transfer, convey, or grant options, warrants or other rights with respect to, or otherwise dispose of, other than the sale of Inventory in the ordinary course of business, or pledge or grant a security interest in or otherwise encumber, any of its assets, revenues or properties (including accounts receivable and capital stock of any subsidiary);

                    iii. pay any dividend or make any distribution;

                    iv. make any Capital Expenditure that is not included in the existing Capital Expenditure budget of the Business or the Non-US Business;

                    v.   amend any Continuing Affiliate Contracts; or

                    vi.  commit itself to do any of the foregoing.

     8.17   Operative Effect.  BUYER and SELLER agree that, notwithstanding that
            ----------------
the Non-US Sale Agreement may not have been executed and delivered by the parties thereto, from the date of this Agreement through the earlier to occur of
(a) the termination of this Agreement and (b) the execution and delivery of the Non-US Sale Agreement by the parties thereto, SELLER and BUYER agree that Sections 2.5 and 3.2 of the Human Resources Agreement attached to the Non-US Sale Agreement shall be operative as between SELLER and BUYER as if such sections of the Non-US Sale Agreement were binding between the parties thereto.

     8.18   Special IT License Fees.  With respect only to the Information
            -----------------------
Technology Systems of the Companies and the Non-US Companies that are required for BUYER, the Companies, the Non-US Companies and their service providers to operate the Business and the Non-US Business following the Closing Date as such Information Technology Systems exist as of the Closing, and excluding for these purposes any maintenance fees associated with such Information Technology Systems, (a) SELLER shall pay all software leasing and licensing fees in excess of US$3,000,000 for such systems to acquire perpetual licenses, and (b) BUYER shall pay the first US$3,000,000 of all software leasing and licensing fees to acquire perpetual licenses for such systems. SER shall pay all maintenance fees related to, in connection with or arising from the Information Technology Systems of the Companies and the Non-US Companies from and after the Closing Date.

     8.19   Financing Assistance.  SELLER shall, and shall cause the Companies
            --------------------
and their respective officers, directors, accountants and representatives to, provide reasonable assistance and cooperation with BUYER in consummating the transactions contemplated by the Financing Letters, including providing legal opinions that are reasonably requested by BUYER's financing sources. SELLER's reasonable out-of-pocket expenses in complying with this Section 8.19 shall be reimbursed by SER at the Closing.

     8.20   Indebtedness.  SELLER will cause the Companies to have no
            ------------
outstanding Indebtedness as of the Closing, other than Indebtedness resulting from the consummation of the transactions described in the Financing Letters, the SER Note, the Purchased Note, the Chase Facility, any indebtedness contemplated by the European Indebtedness Letter Agreement, any Indebtedness approved in writing by BUYER, and Indebtedness that will be satisfied at the Closing by SELLER.

     8.21   Tax and Financing Cooperation.  The Parties agree that, prior to the
            -----------------------------
Closing, they will cooperate with each other to identify and implement or continue arrangements among the Companies and the Non-US Companies that will achieve beneficial tax results and financing arrangements for any of the Parties without resulting in any adverse consequences for any of the other Parties.

     8.22   Assignment of Contracts.  SELLER will use commercially reasonable
            -----------------------
efforts to assign, and to cause its Affiliates to assign, to one of the Companies all of the contracts described in clause (y) of Section 5.11(a) prior to the Closing and, to the extent it is unable to do so, as promptly as practicable after the Closing.

     8.23   IT Information.  From the date hereof through the Closing Date,
            --------------
SELLER shall provide BUYER with the following information, as reasonably requested by BUYER: (i) a list of key contacts supporting the Companies' and the Non-US Companies' Information Technology Systems; (ii) a copy or a description of the material agreements relating to the supply of Information Technology services, including software licenses; (iii) information currently used to enable SER to train employees to operate and maintain the Information Technology Systems; (iv) a reasonably detailed description (together with all related documentation) of the security systems and procedures in place with respect to financial and other operational data and the Information Technology Systems; and
(v) a reasonably detailed list of owned, licensed or leased assets (including all hardware and software) comprising the Information Technology Systems.

     8.24   Other Non-US Government Consents.  If the relevant jurisdictional
            --------------------------------
criteria are met, the parties agree to, and to cause their Affiliates, if applicable, to, co-operate in making filings with the relevant merger control authorities in Brazil and Argentina within the applicable deadlines after signing and prior to Closing. In addition, if BUYER decides to file in any other jurisdiction, BUYER shall cooperate and consult SELLER in relation to obtaining such Non-US Government Consents, including agreeing with SELLER the approach to be taken in relation to all such matters and the content of all submissions in respect of such consents, it being acknowledged that all contact and correspondence with regulatory authorities in relation to the Non-US Transactions shall be on a basis agreed between the Parties, such consent not to be unreasonably withheld. SELLER and its Affiliates shall provide such reasonable assistance to the BUYER as may be necessary in relation to such filings.

     8.25   Immaterial Segments.  If it becomes apparent to either Party that
            -------------------
one of the conditions to Closing set out in Sections 7.01(n) and 7.02(g) of this Agreement will not or might not be satisfied by reason of either (a) a Non-US Governmental Consent not being obtained either at all or by the various dates originally set for Closing or (b) Applicable Law or a judgment prohibiting the purchase and sale of the Purchased Shares, in either case, on account of a jurisdiction or product line which is an ancillary part of the overall Non-US Businesses proposed to be acquired by BUYER pursuant to the Non-US Sale Agreement and the Non-US Transaction Documents, then the Parties will immediately consult in good faith on an expeditious basis and use all reasonable endeavors to structure an arrangement and reach an agreement that permits the sale and purchase of the unaffected part(s) of the Non-US Business to be completed in a manner which would not have a Material Adverse Effect and that does not infringe or violate any Applicable Law in relation to the affected part(s) of the Businesses. The Parties agree that, for the purposes of this
Section 8.25 only, any jurisdiction(s) or product line(s) that in the twelve months ended on 31 December 1999 either individually accounted for turnover of less than $3.5 million or in aggregate accounted for turnover of less than $10 million shall be and be deemed to be an ancillary part of the overall Non-US Businesses proposed to be acquired by BUYER pursuant to the Non-US Agreement and the Non-US Transaction Documents.

     8.26   Non-US Human Resources Agreement Payments.  Promptly (but in any
            -----------------------------------------
event not less than five Business Days) after an Actual Payment Amount has been paid by SNCBV as described in 8.27(a), SER shall pay or cause one of its subsidiaries to pay to SELLER the Actual Payment Amount received by SERBV or its Affiliates during such year from SNCBV.

     8.27   Certain Payments.  During each of the five years following the
            ----------------
Closing Date, promptly (but in any event not less than five Business Days) after the payment to SELLER of amounts to be paid pursuant to Section 8.26, (a) if the expected contribution for such year as set forth in Schedule N (the "Expected Payment Amount") is greater than the payment from Shell Nederland Chemie BV ("SNCBV") to SERBV or its Affiliates pursuant to Section 3.3 of the Non-US Human Resources Agreement during such year (the "Actual Payment Amount"), then SER shall pay or cause one of its subsidiaries to pay to SELLER the excess of (i) the Expected Payment Amount for such year over (ii) the Actual Payment Amount for such year, or (b) if the Expected Payment Amount for such year is less than the Actual Payment Amount for such year, then SOC shall pay or cause one of its subsidiaries to pay to SER the excess of (i) the Actual Payment Amount for such year over (ii) the Expected Payment Amount for such year.

     8.28   Shell Epoxy Resins France S.A.S.  In the event that the parties
            -------------------------------
reach an agreement for the purchase by SERBV or its Affiliates of the outstanding share capital of Shell Epoxy Resins France S.A.S. ("SERF") as contemplated by Section 7.11 of the Non-US Sale Agreement, then simultaneously with the completion of such purchase the SELLER shall pay to BUYER in U.S. dollars the amount of such purchase price paid by SERBV or its Affiliates in excess of US$250,000, if any. For the avoidance of doubt, if no agreement is reached for the purchase by SERBV or its Affiliates of the outstanding share capital of SERF as contemplated by Section 7.11 of the Non-US Sale Agreement, then the SELLER shall be under no obligation to make any payment to BUYER pursuant to this Section 8.28.

     8.29   Payments to Employees of the Non-US Business in Japan.  SELLER shall
            -----------------------------------------------------
pay any and all amounts payable to the employees of the Non-US Business located in Japan that arise as a result of the transfer of such employees from being employees of the Shell Group to being employees of a Person that is not in the Shell Group.

     8.30   Vessels.  Immediately after the Closing on the Closing Date, SELLER
            -------
shall cause to be transferred, assigned and conveyed to SERLLC each of the Vessels. In connection therewith, SELLER shall deliver or cause to be delivered to SERLLC a United States Coast Guard bill of sale in substantially the form attached hereto as Exhibit X with respect to each Vessel (collectively, the
                   ---------
"Barges Bills of Sale"). As used herein, the term "Vessels" means the tank barges ALINDA, Official Number CG002443, MARISA, Official Number CG002445, and CHRISTINA, Official Number CG033514.

     8.31   Preparation of Financial Statements.  From and after the Effective
            -----------------------------------
Time, SELLER shall assist and cooperate in good faith with BUYER in the preparation of financial statements of the Business and the Non-US Business for the quarterly periods ended September 30, 2000 and December 31, 2000; including, if applicable, providing reasonable access to the accountants, employees, work papers, books and records and any financial data reasonably requested by

BUYER relating to the Business or the Non-US Business. SELLER's reasonable expenses (including a reasonable hourly charge for any employee time) in complying with this Section 8.31 shall be reimbursed by SER promptly after receipt of an invoice therefor.

     8.32   Pension Matters Payments.  SELLER shall pay any and all Pension
            ------------------------
Matters Payments that are payable to certain Non-US Employees (as defined in Exhibit C to the Non-US Sale Agreement) employed in The Netherlands that arise as a result of the transfer of such Non-US Employees to BUYER or any of the Companies or the Non-US Companies.

                                  ARTICLE IX

                SURVIVAL; LIMITATIONS OF REMEDIES AND SCHEDULES
                -----------------------------------------------

     9.01   Survival of Representations and Warranties.
            ------------------------------------------

            (a) Subject to the further provisions of this Section 9.01, the representations and warranties made by SELLER and BUYER in this Agreement shall survive the Closing until the date that is 18 months after the Closing Date; provided, however, that (i) the representations and warranties contained in
--------  -------
Sections 4.01, 4.02, 4.06, 5.01, 5.02, 5.07, 6.01, 6.02 and 6.13 shall survive the Closing indefinitely; (ii) the representations and warranties contained in
Section 5.17 shall terminate at the Closing and (iii) the representations and warranties contained in Sections 5.19(b), (e), (f), (h), (k) and (l) shall survive until the expiration of the applicable limitation period under the Applicable Laws for issues arising thereunder. The covenants and other agreements of the parties contained in this Agreement shall survive the Closing Date indefinitely until they are otherwise terminated by their terms. For convenience of reference, the period from the Closing until the date upon which any representation or warranty contained herein shall terminate, if any, is referred to herein as the "Survival Period".

            (b) Neither Party shall be entitled to make any Claim with respect to such representations or warranties after the expiration of the applicable Survival Period; except that each Claim initiated by a Party prior to the expiration of the applicable Survival Period shall survive until it is settled or resolved.

     9.02   Limitation on Remedy.  Except for remedies based on fraud and as
            --------------------
otherwise specified in this Agreement or its attachments, the Claim for breach of a representation and warranty made under Article X shall be the sole remedy associated with the breach of such representation and warranty contained in this Agreement. No Claim shall be made for breaches of representations and warranties: (i) to the extent that the Party making such Claim had Knowledge of such breach as of the date of this Agreement or as of the Closing, (ii) for any individual items where the Damage relating thereto is less than US$50,000 and such items shall not be aggregated for purposes of clause (iii) below, (iii) until the Person asserting such Claim (together with others within its indemnified group) has incurred Damages as a result of such breaches, either alone or when aggregated with Damages resulting from breaches of representations and warranties covered by the indemnification provisions contained in Section
9.01 of the Non-US Sale Agreement, in excess of US$12,000,000 (the "Threshold Amount"), and then the amount that may be claimed shall be the amount of Damages incurred as a result of such breaches (under this Agreement and the Non-US Sale Agreement) less the Threshold Amount, or (iv) against SELLER or SER to the extent such Claim would cause, (A) in the case of Claims against SELLER, SELLER's and SPNV's aggregate total Liability for breaches of representations and warranties under this Agreement and for breaches of representations and warranties covered by the indemnification provisions contained in Section 9.01 of the Non-US Sale Agreement to exceed US$209,400,000; provided, however, that
                                                       --------  -------
any Claim for Damages resulting from breaches of the representations and warranties contained in Sections 4.01, 4.02, 4.06, 5.01, 5.02, 5.07 and 5.15 of this Agreement or Sections 4.01, 4.02, 4.06, 5.01, 5.02, 5.07 and 5.14 of the
Non-US Sale Agreement shall, in the aggregate, not exceed US$905,000,000, and
(B) in the case of Claims against SER, SER's aggregate total Liability for breaches of representations and warranties under this Agreement to exceed US$209,400,000; provided, however, that any Claim for Damages resulting from
                --------  -------
breaches of the representations and warranties contained in Sections 6.01, 6.02 and 6.10 of this Agreement shall, in the aggregate, not exceed US$905,000,000; and provided further that the limitation set forth in clauses (ii), (iii) and
(iv) above shall not apply to any breach of the representations and warranties contained in Section 5.19(b), (e), (f), (h), (k) or (l). For purposes of calculating aggregate Damages under clause (iii) above, in connection with a Claim asserted by SELLER, the Damages of SELLER and SPNV shall be counted together for all purposes, and any Damages calculated in a currency other than United States dollars shall be converted to United States dollars at the Agreed Exchange Rate for purposes of clauses (iv) and (v) above. For purposes of
Article X, the amount of any Damages incurred by the Buyer Indemnified Parties or the Seller Indemnified Parties, as applicable, shall be reduced by (a) the net amount of the sum of (i) any Tax Benefit received by such Buyer Indemnified Party or Seller Indemnified Party, as applicable, as a result of the event that gave rise to such Damages on or prior to the date that the indemnity payment in respect of such Damages is due and payable and (ii) the present value of any Tax Benefit projected to be received by such Buyer Indemnified Party or Seller Indemnified Party, as applicable (such present value shall be calculated by the applicable Buyer Indemnified Party or Seller Indemnified Party (x) using a discount factor equal to 12% and (y) assuming that the Tax Benefit is received at such time and to the extent that it is reasonably expected to be received based on the applicable Person's management projections at the time of payment of the applicable Damage), and (b) any amounts recovered (after deducting all attorneys' fees, expense and other costs of recovery) from any Third Party Insurer or other party liable for such Damages, and the Buyer Indemnified Parties and the Seller Indemnified Parties, as applicable, shall use reasonable efforts to effect any such recovery.

     9.03   Amendments of the SELLER Disclosure Letter.
            ------------------------------------------

            (a) SELLER may, from time to time, prior to the Closing, by written notice to BUYER, propose to supplement or amend the SELLER Disclosure Letter to correct any matter that would constitute a breach of any representation or warranty of SELLER herein contained. Notwithstanding any other provision hereof, if the Closing occurs, any such proposed supplement or amendment of the SELLER Disclosure Letter will become effective and will cure and correct any breach of any representation, warranty or covenant that would have existed by reason of SELLER not having made such amendment or supplement, and no Party may make a

Claim for a breach of any representation or warranty that was corrected by an amendment of the SELLER Disclosure Letter.

            (b) BUYER may, from time to time, prior to the Closing, by written notice to SELLER, propose to supplement or amend the BUYER Disclosure Letter to correct any matter that would constitute a breach of any representation or warranty of BUYER herein contained. Notwithstanding any other provision hereof, if the Closing occurs, any such proposed supplement or amendment of the BUYER Disclosure Letter will become effective and will cure and correct any breach of any representation, warranty or covenant that would have existed by reason of BUYER not having made such amendment or supplement, and no Party may make a Claim for a breach of any representation or warranty that was corrected by an amendment of the BUYER Disclosure Letter.

     9.04   Disclosure Letters.  With respect to the SELLER Disclosure Letter or
            ------------------
the BUYER Disclosure Letter, as applicable, the disclosures made on any Section thereof with respect to any representation or warranty shall be deemed to be made with respect to any other representation or warranty requiring the same or similar disclosure. The inclusion of any matter on any Section of the SELLER Disclosure Letter or the BUYER Disclosure Letter will not be deemed an admission by any Party that such listed matter is material or that such listed matter has or could have a Material Adverse Effect or constitutes a material liability with respect to the Business, the Transferred Shares, SELLER or BUYER. In addition, matters reflected in the SELLER Disclosure Letter or the BUYER Disclosure Letter are not necessarily limited to matters required by this Master Sale Agreement to be reflected in the SELLER Disclosure Letter or the BUYER Disclosure Letter. Such additional matters are set forth for informational purposes only and do not necessarily include other matters of a similar nature.

                                   ARTICLE X

                                INDEMNIFICATION
                                ---------------

     10.01  General Indemnification.
            -----------------------

            (a) Subject to Sections 10.02 and Article IX, from and after the Closing (except with respect to clause (ii) below), SELLER shall indemnify, defend and hold harmless the Buyer Indemnified Parties from and against all Damages asserted against, resulting to, or imposed upon or incurred by reason of, or resulting from:

                    (i) any Third Party Claim or other Third Party Liability (other than obligations described in clause (ii) below, Product Liability Claims and Third Party Claims and Third Party Liabilities reflected on the Closing Working Capital Statement and Payables incurred in the ordinary course from the Effective Time until the Closing) to the extent relating to or arising from the Business or events occurring or conditions existing prior to the Closing but only to the extent any resulting Damages relate to or arise from periods on or prior to the Closing;

                    (ii) any fees, expenses or other payments incurred and not previously paid or owed by SELLER or its Affiliates to any brokers, financial advisors or comparable other Persons retained or employed by it or them in connection with the Transactions;

                    (iii) (A) the inaccuracy or breach of any of the representations and warranties of SELLER contained in this Agreement (determined assuming that there are no materiality or Material Adverse Effect qualifications contained in such representations and warranties) and (B) the breach or nonfulfillment of any of the covenants and agreements of SELLER contained in this Agreement required to be performed before, at or after the Closing; and

                    (iv) any product liability Claims with respect to the manufacture, sale, lease or delivery of any Products by the Business ("Product Liability Claims"); provided, that such Products were
                                          --------
            manufactured prior to the Closing and were sold prior to the date that is 90 days after the Closing Date.

            (b) Subject to Section 10.02 and Article IX, from and after the Closing (except with respect to clause (ii) below), each Company shall, jointly and severally, indemnify, defend and hold harmless the Seller Indemnified Parties from and against all Damages asserted against, resulting to, or imposed upon or incurred by reason of, or resulting from:

                    (i) any Third Party Claim or other Third Party Liability (other than obligations described in clause (ii) below), to the extent relating to or arising from the Business or events occurring or conditions existing after the Closing but only to the extent any resulting Damages relate to periods from and after the Closing (including such obligations arising from and after the Closing from or related to any Contracts of the Companies other than the Affiliate Contracts that are not Continuing Affiliate Contracts regardless of when such contracts or other agreements were entered into except, in each case, to the extent such Third Party Claim or Third Party Liability arose from a breach of contract occurring prior to the Closing), and any Third Party Claim of any lender under the transactions contemplated by the Financing Letters;

                    (ii) any fees, expenses or other payments incurred and not previously paid or owed by BUYER or its Affiliates to any brokers, financial advisors or comparable other Person retained or employed by it or them in connection with the Transactions;

                    (iii) (A) the inaccuracy or breach of any of the representations and warranties of BUYER contained in this Agreement (determined assuming that there are no materiality or Material Adverse Effect qualifications contained in such representations and warranties) and (B) the breach of any of the covenants and agreements of BUYER contained in this Agreement required to be performed before, at or after the Closing;

                    (iv) (A) any guarantee or obligation to assure performance given or made by SELLER or any Affiliate of SELLER with respect to any obligation of the Business arising after the Closing, including any Continuing Performance Bonds, and (B) the failure of BUYER to cause any Continuing Performance Bonds to be released in accordance with Section 8.14; and

                    (v)    any Product Liability Claims with respect to Products
            (A) manufactured prior to the Closing and sold on or after the date that is 90 days after the Closing Date and (B) manufactured after the Closing.

            (c) For purposes of this Section 10.01, the approval and consummation of the transactions contemplated by the Financing Letters shall be deemed to have occurred after the Closing.

     10.02  Indemnification Covered in other Agreements/Schedules.
            -----------------------------------------------------
Notwithstanding the provisions of Section 10.01 above, (a) indemnification obligations relating to Environmental Conditions shall be exclusively governed pursuant to the provisions of the Environmental Agreement and the Continuing Affiliate Contracts, (b) indemnification obligations relating to Employee Matters (other than a breach of (i) any of the representations and warranties set forth in Sections 5.20, 5.21, 5.22 and 5.23 or (ii) the covenants set forth in Section 8.01, which shall be governed by Section 10.01(a)(iii)) shall be exclusively governed by the provisions in the Human Resources Agreement and the Continuing Affiliate Contracts, and (c) indemnification obligations relating to any Tax Matter (other than a breach of any of (i) the representations and warranties set forth in Section 5.19 or (ii) the covenants set forth in Section
8.01 or 8.02, which shall be governed by Section 10.01(a)(iii)) shall be exclusively governed by the provisions of the Tax Agreement, and no Person shall assert any claim against any Party pursuant to this Agreement with respect to such matters.

     10.03  Exclusive Remedy.  Each of BUYER and SELLER agree that, except as
            ----------------
expressly set forth in Sections 11.03 and 11.04 of this Agreement, Sections
10.03 and 10.04 of the Non-US Sale Agreement or in any Continuing Affiliate Contract, the sole and exclusive remedy of any Party or its Affiliates with respect to (a) (i) any and all indemnifiable Third Party Claims or other indemnifiable claims and (ii) this Agreement and the events giving rise to this Agreement, shall be limited to the indemnification provisions set forth in this Agreement; (b) Environmental Matters shall be limited to the remedies expressly provided in the Environmental Agreement; (c) Tax Matters shall be limited to the indemnification provisions set forth in Section 10.01(a)(iii) hereof and the remedies expressly provided in the Tax Agreement; and (d) Employee Matters shall be limited to the indemnification provisions set forth in Section 10.01(a)(iii) hereof and the remedies expressly provided in the Human Resources Agreement. In furtherance of the foregoing, each of the Parties, on behalf of itself and its Affiliates, hereby waives and releases the other Parties (and such other Parties' Affiliates) from, to the fullest extent permitted under any Applicable Law, any and all rights, Claims and causes of action it or its Affiliates may have against the other Parties or their respective Affiliates relating to the matters described in clauses (a), (b), (c) and (d) above, except as otherwise expressly provided herein.

                                  ARTICLE XI

                          TERMINATION AND ABANDONMENT
                          ---------------------------

     11.01  Methods of Termination Without Default.
            --------------------------------------

            (a) This Agreement may be terminated at any time but not later than the Closing:

                    (i)    By mutual written consent of SELLER and BUYER;

                    (ii)   by SELLER if any of the conditions set forth in
            Section 7.02 shall have become incapable of fulfillment and shall not have been waived by SELLER;

                    (iii)  by BUYER if any of the conditions set forth in
            Section 7.01 shall have become incapable of fulfillment and shall not have been waived by BUYER;

                    (iv) by BUYER by delivery of written notice to SELLER if such written notice is delivered within 10 days after the rules of the Financial Accounting Standards Board relating to recapitalization accounting have changed and such change would cause the Transaction to no longer qualify for recapitalization accounting treatment; or

                    (v) by either BUYER or SELLER if the Open Issues have not been agreed upon between BUYER and SELLER on or prior to September 15, 2000;

     provided, however, that the party seeking termination pursuant to clause
     --------- -------
     (ii), (iii) or (iv) above is not in breach of any of its representations, warranties, covenants or agreements contained in this Master Sale Agreement other than with respect to a breach that is caused by any act or omission of a Third Party at the time of termination; provided, further, that,
                                                  --------- -------
     unless otherwise agreed by the Parties, if the Closing shall not have occurred by December 1, 2000, this Agreement shall automatically terminate.

            (b) In the event of termination of this Agreement by SELLER or BUYER, or both SELLER and BUYER, pursuant to this Section, or in the event of automatic termination of this Agreement pursuant to Section 11.01(a), written notice thereof shall forthwith be given to the other Party and each of the Transaction Documents shall be terminated and abandoned, without further action by the Parties hereto, but subject, however, to the other provisions of this
Article XI and the respective termination procedures contained in each of the Transaction Documents.

     11.02  Procedure Upon Termination.  If this Agreement is terminated as
            --------------------------
provided in this Article XI:

            (a) All confidential information received by BUYER or SELLER in connection with the Transactions shall be treated in accordance with the terms of the Confidentiality Agreement;

            (b) Notwithstanding any such termination, Sections 8.02(a), 8.03, 8.04, 10.01(a)(ii), 10.01(b)(ii), Article XI and Schedule A hereof shall remain in full force and effect; and

            (c) No Party hereto and none of their respective directors, officers, stockholders, Affiliates or controlling persons shall have any Liability or further obligation to any other Party to this Agreement except as otherwise set forth in this Article XI.

     11.03  Remedies Upon Default of SELLER.  In the event SELLER materially
            -------------------------------
defaults under the terms of this Agreement prior to the Closing, BUYER shall give SELLER notice thereof. If within ten days of such notice SELLER has not cured such default or provided BUYER with alternative performance reasonably acceptable to BUYER that would place BUYER in the same financial position as the performance provided for in this Agreement, then BUYER may give a second default notice, whereupon this Agreement shall terminate except that BUYER may seek to maintain the Agreement in effect and shall have the right to specifically enforce the terms of this Agreement if it initiates proceedings to do so within 60 days of the second default notice (or such later period as agreed to by SELLER and BUYER) in accordance with Schedule A. Upon termination, BUYER shall be entitled to such remedies as are provided by Applicable Law, other than for breaches of representations and warranties hereunder (except that BUYER shall be entitled to remedies for willful or intentional breaches of representations and warranties hereunder), but under no circumstances shall BUYER be entitled to damages resulting from loss in value of assets or shares, special, indirect or consequential damages, damages resulting from lost profits or exemplary, treble, remote, speculative or punitive damages.

     11.04  Remedies Upon Default of BUYER.  In the event BUYER materially
            ------------------------------
defaults under the terms of this Agreement prior to the Closing, SELLER shall give BUYER notice thereof. If the default is not in the payment of the Net Purchase Amount and if BUYER has not cured such default or provided SELLER with alternative performance reasonably acceptable to SELLER that would place SELLER in the same financial position as the performance provided for in this Agreement, then SELLER may give a second default notice, whereupon this Agreement shall terminate except that SELLER may seek to maintain this Agreement in effect and shall have the right to specifically enforce the terms of this Agreement if SELLER initiates proceedings to do so within 60 days of the second default notice (or such later period as agreed to by SELLER and BUYER) in accordance with Schedule A. If BUYER defaults in the payment of the Purchase Price, then this Agreement shall terminate except that SELLER may seek to maintain this Agreement in effect and shall have the right to specifically enforce this Agreement if it initiates proceedings to do so within 60 days of the default notice (or such later period as agreed to by SELLER and BUYER) in accordance with Schedule A. Upon termination, SELLER shall be entitled to such remedies as provided by Applicable Law, but under no circumstances shall SELLER be entitled to damages resulting from loss in value of assets or shares, special, indirect or consequential damages, damages resulting from lost profits or exemplary, treble, remote, speculative or punitive damages.

     IN WITNESS WHEREOF, this Agreement has been executed by duly authorized representatives of each of the Parties as of the date first above written.



SHELL OIL COMPANY

By: /s/ D.G. Naugle
    --------------------------
Name:   D.G. Naugle
        ----------------------
Title:  Attorney-In-Fact
        ----------------------


RESIN ACQUISITION, LLC

By:  /s/ Scott Kleinman
     -------------------------
Name:   Scott Kleinman
        ----------------------
Title:  Vice President
        ----------------------

SHELL EPOXY RESINS INC.

By:  /s/ D.G. Naugle
     -------------------------
Name:   D.G. Naugle
        ----------------------
Title:  Attorney-In-Fact
        ----------------------

                                  SCHEDULE A
                    DEFINITIONS AND PROCEDURAL CONVENTIONS
                    --------------------------------------

         The following provisions shall apply to each Transaction Document that expressly states that it is governed by this Schedule A, except as such Transaction Document otherwise expressly provides.

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

         1.01     Usage
                  -----

                  (a) The terms defined below have the meanings set forth below for all purposes of any agreement or instrument governed by this Schedule, and such meanings shall apply equally to both the singular and plural forms of the terms defined and to the correlative forms of such terms.

                  (b) Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. References in an agreement or instrument to Articles, Sections, Annexes, Exhibits and Schedules shall be deemed to be references to Articles and Sections of, and Annexes, Exhibits and Schedules to, such agreement or instrument unless the context shall otherwise require.

                  (c) All Annexes and Schedules (but not exhibits) attached to an agreement or instrument shall be deemed incorporated therein as if set forth in full therein. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "or" is not exclusive.

                  (d) The words "hereof," "herein" and "hereunder" and words of similar import when used in any agreement or instrument shall refer to such agreement or instrument as a whole and not to any particular provision of such agreement or instrument.

                  (e) References to a Person are also to its permitted successors and permitted assigns. Unless otherwise expressly provided in any agreement or instrument, any agreement, instrument, statute, proclamation or decree defined or referred to therein or in any agreement or instrument that is referred to therein means such agreement, instrument, statute, proclamation or decree as from time to time amended, modified, supplanted or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes, proclamations or decrees) by succession of comparable successor statutes, proclamations or decrees. References to any statute, proclamation or decree include all rules and regulations promulgated thereunder.

                  (f) Notwithstanding anything to the contrary contained herein, the terms "asset", "assets", "property", and "properties" as used herein shall not refer to or include any right, title or interest in or to any Intellectual Property or the Intellectual Property Agreements.

         1.02  Terms. Except as otherwise provided herein or in the applicable
               -----
Transaction Document or as otherwise clearly required by the context, the following terms shall have the following meanings:

         "1999 Contracts" means the 1999 SUMF Agreements, the 1999 OMSs, and the 1999 Feedstock Agreements.

         "1999 Feedstock Agreements" means the agreements listed on Schedule G.

         "1999 OMSs" means the agreements listed on Schedule I (with the amended and restated forms of such agreements, as referred to in Section 8.16, being in the forms attached to such Schedule (or in the forms agreed to pursuant to Section 2.07)).

         "1999 SUMF Agreements" means the agreements listed on Schedule K.

         "Accounting Firm" has the meaning set forth in Section 2.03(d) of the Master Sale Agreement.

         "Affiliate" means with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person; for purposes of this definition, "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or otherwise. For the avoidance of doubt, in the case of SELLER, and prior to the Closing, the term "Affiliates" shall include the Companies and the Non-US Companies and any company that is directly or indirectly controlled by the Royal Dutch Petroleum Company or The "Shell" Transport and Trading Company, plc, or either of them, and after the Closing, the term "Affiliates" shall not include any Company or any Non-US Company. In the case of BUYER, the term "Affiliates" shall include, after the Closing, the Companies and the Non-US Companies, but shall not include at any time any portfolio companies of Apollo Management IV, L.P. and its Affiliates (other than the Companies and the Non-US Companies).

         "Affiliate Contracts" means those Contracts between or among (i) SELLER or any of its Affiliates (other than any Company and any Non-US Company) and
(ii) any Company and any Non-US Company.

         "Aggregate Non-US Consideration" has the meaning set forth in Section 2.02(a)(ii) of the Master Sale Agreement.

         "Agreed Exchange Rate" means the mid-point spot exchange rate between the relevant currencies as published in the Wall Street Journal on the
                                            -------------------
applicable payment date (or the nearest preceding day on which such a rate is published if no rate was published on the payment date).

         "Agreement" has the meaning set forth in the first paragraph of the Master Sale Agreement.

         "Applicable Law" means any applicable statute, law, ordinance, rule or regulation of any Governmental Entity.

         "Associate" has the meaning set forth in the Intellectual Property Transfer and License Agreement.

         "Available Cash" means, as of 11:59 p.m. on the day before the Closing Date, all cash in the bank accounts of the Companies and the Non-US Companies, and petty cash held by the Companies and the Non-US Companies.

         "Average Quality Receivables" means Receivables relating to the Business or the Non-US Business, as applicable, that are approximately average in terms of age and collection history as compared to all other Receivables relating to the Business or the Non-US Business, as applicable.

         "Balance Sheet" means the balance sheet dated as of December 31, 1999 included in the Financial Statements.

         "Balance Sheet Date" means December 31, 1999.

         "Base Working Capital" means an amount equal to US$255,000,000 plus the Inventory Adjustment Amount.

         "Business" means that business carried out in the Resins/Derivatives Field by or for the Companies, but excluding, however, the Non-US Business.

         "Business Day" means any day other than a Saturday or Sunday or any day banks in the State of New York are authorized or required to be closed.

         "Business Employee" has the meaning set forth in Section 5.20(b) of the Master Sale Agreement.

         "Business Inventory" means the inventory of the Business and the Non-US Business calculated in accordance with GAAP consistent with the principles, policies methodologies and procedures adopted in the preparation of the line item amounts "Inventories of products" and "Inventories of materials and supplies" included in the Balance Sheet.

         "BUYER" has the meaning set forth in the first paragraph of the Master Sale Agreement.

         "BUYER Disclosure Letter" has the meaning set forth in Section 6.04 of the Master Sale Agreement.

         "Buyer Indemnified Parties" means SER, its Affiliates, and their respective directors, stockholders, officers, partners, employees, agents, consultants, attorneys, representatives, successors, permitted transferees and permitted assignees.

         "Capital Lease" means any obligation to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person as of such date computed in accordance with GAAP.

         "Claim" means giving notice of a contractual claim of breach of a representation and warranty given in this Agreement within the applicable Survival Period, with such notice specifying the breach, the Damages, and providing material information then known to the claiming Party indicating that the breach has occurred.

         "Closing" means the exchange of documents, instruments and funds as set forth in Sections 3.02 and 3.03 of the Master Sale Agreement, at the date, time and place as set forth in Section 3.01 of the Master Sale Agreement.

         "Closing Date" has the meaning set forth in Section 3.01 of the Master Sale Agreement.

         "Closing Working Capital" means Working Capital (i) with respect to Business Inventory, as of 11:59 p.m. local time where such inventory is located on the day before the Closing Date, and (ii) with respect to all other Working Capital, as of the Effective Time. In order to avoid the double counting of certain Closing Working Capital items, (a) checks remaining outstanding as of the Closing Date relating to the liabilities of the Business and the Non-US Business will be deemed paid in the determination of Payables and will be the responsibility of the Seller and (b) checks received as payment for Receivables will be deemed paid for purposes of determining Receivables and will be assets of the Business and the Non-US Business and will be considered "Available Cash".

         "Closing Working Capital Statement" has the meaning set forth in
Section 2.03(b) of the Master Sale Agreement.

         "Code" means the Internal Revenue Code of 1986 as in effect on the date hereof and on the Closing Date.

         "Collective Bargaining Agreements" has the meaning set forth in Section 5.21(a) of the Master Sale Agreement.

         "Common Contracts" means certain Contracts between SELLER or its Affiliates (other than the Companies), on the one hand, and Third Parties, on the other hand, under which certain goods and services have been made available to the Business prior to the Closing, which Contracts are set forth in Section 5.11(b) of the SELLER Disclosure Letter.

         "Common Stock" means the common stock of SER, par value $1.00 per share.

         "Companies" has the meaning set forth in the first WHEREAS clause of the Master Sale Agreement.

         "Company" has the meaning set forth in the first WHEREAS clause of the Master Sale Agreement.

         "Confidentiality Agreement" means that certain confidentiality agreement entered into between BUYER and Shell Chemical Company, as heretofore and as may be hereafter amended.

         "Continuing Affiliate Contracts" means certain Contracts between SELLER and its Affiliates and any Company for the provision of goods and services to or by the Business after the Closing, which Contracts are set forth in Section 5.11(c) of the SELLER Disclosure Letter.

         "Continuing Performance Bonds" has the meaning set forth in Section
8.14 of the Master Sale Agreement.

         "Contracts" means any loan or credit agreement, note, bond, mortgage, indenture, lease, sublease, purchase order or other agreement, commitment, instrument, concession, franchise or license, excluding the Intellectual Property Agreements.

         "Contractual Consents" means all approvals, notices, licenses and consents required by the terms of any Contract to be obtained from or provided to any Person (other than a Governmental Entity) in order to allow for the consummation of the Transactions.

         "Controversy" has the meaning set forth in Section 3 of this Schedule
A.

         "Cost Adjustment Schedule" has the meaning set forth in Section 5.08(d) of the Master Sale Agreement.

         "Damages" means demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including interest, penalties, reasonable attorneys' fees and all costs of enforcement, disbursements and expenses and excluding, specifically, (i) damages resulting from loss in value of assets or shares, and (ii) special, indirect and consequential damages, damages resulting from lost profits and exemplary, treble, remote, speculative or punitive damages of either BUYER or SELLER; provided, however, that the exclusions contained in clauses (i) and (ii) above
--------  -------
shall not apply to any such damages resulting from a liability to a Third Party. For purposes of clarification, the Parties acknowledge that, with respect to the inaccuracy or breach of any representation and warranty contained in Section
5.08 or 5.18 hereof, the exclusions contained in clause (i) above do not eliminate a claim for liabilities, costs or expenses incurred by reason of any event or condition giving rise to indemnification pursuant to Section 10.01(a)(iii)(A) hereof, but rather such exclusions simply eliminate the ability of the claiming Party to measure such damages for such inaccuracy or breach by the effect such inaccuracy or breach had on the value of assets or shares.

         "Data Room Material" means the material located in the data room located in One Shell Plaza, Houston, Texas, open for inspection to BUYER relating to the Business or on the disk containing images of materials in such data room, and any other written information related thereto provided to BUYER.

         "Disposal Issues" means the transportation, treatment, storage, handling or disposal, or the arrangement for transportation, treatment, storage, handling or disposal of Hazardous Substances generated by (i) the operations of any Company or the Business; (ii) the operations of any facilities, equipment, or real or personal property currently owned, operated or leased by the Business, the Companies or the SELLER in connection with the Business or the Companies, or (iii) any Former Site, or (iv) any Pre-close Toll Manufacture; or
(v) in relation only to the indemnity obligation of SER under Section 3.1 of the Environmental Agreement, any Future Cause.

         "DOJ" means the United States Department of Justice.

         "Effective Time" shall mean 11:59 p.m. Central standard time on the day before the Closing Date.

         "Elenac" means Elenac Gmbh, a German joint venture.

         "Employee Matters" means all matters relating to employees of the Companies or employees who provide services to or who are loaned to the Business.

         "Employee Plans" has the meaning set forth in Section 5.22(a) of the Master Sale Agreement.

         "Environment" means all air, surface water, groundwater, or land, including land surface or sub-surface, including all fish, wildlife, biota, flora or fauna and related natural resources.

         "Environmental Agreement" means the Environmental Agreement dated as of the Closing Date in substantially the form of Exhibit D to the Master Sale Agreement.

         "Environmental Claim" means any and all pending and/or threatened in writing administrative or judicial actions, suits, orders (including orders on consent reached in accordance with the Environmental Agreement if post-Closing), claims, liens, notices of violations, investigations, complaints or proceedings whether criminal or civil, pursuant to or relating to any Environmental Law by any person (i) including, but not limited to, any Governmental Entity, private person and citizen's group; (ii) excluding any of the above by a SER Indemnified Party or SELLER Indemnified Party; (iii) excluding any of the above resulting from any Remediation Activities associated with or arising from any Voluntary Remedial Action.

         "Environmental Conditions" means any (i) Site Contamination Issues;
(ii) Exposure Issues; (iii) Non-compliance Issues; or (iv) Disposal Issues.

         "Environmental Laws" means any and all applicable federal, state, provincial or local and foreign public, civil and criminal laws, statutes, ordinances, orders, codes, statutory guidance, rules, regulations, judgments, decrees, injunctions or agreements with any Governmental Entity that are in force from time to time before or after the date of this Agreement, relating to
(i) the
protection of human health and worker health and safety; or (ii) the protection of the Environment; or (iii) governing the handling, use, generation, treatment, storage, transportation, disposal, manufacture, distribution, formulation, packaging, labeling or Release of Hazardous Substances to the extent the same relate to protection of human health and the Environment; or (iv) the existence, cleanup and/or remedy of contamination on property. Environmental Laws also include civil or common law doctrines (including negligence, nuisance, trespass, personal injury and property damage) to the extent that claims under such doctrines arise out of the presence, Release or Exposure to a Hazardous Substance. Environmental Laws include laws relating to product safety, but no other product liability issues.

         "Environmental Permit" means any federal, state, local, provincial, regional or foreign permit, license, approval, consent, authorization, permission or planning or zoning condition required by any Governmental Entity under or in connection with any Environmental Laws and includes any and all orders, consent orders, binding agreements or promises of compliance issued or entered into by or with any Governmental Entity under or in relation to any applicable Environmental Laws.

         "Equipment" means the equipment, machinery, facilities and any other physical assets of any nature or kind whatsoever located in or upon the Real Property and/or the Improvements, and any barges, motor vehicles and railcars owned or leased by any of the Companies wherever located, but excluding all Inventory.

         "Equity Interests" means (i) with respect to a corporation, any and all shares, interests, participation or other equivalents (however designated) of corporate stock, including all common stock and preferred stock, or warrants, options or other rights to acquire any of the foregoing and (ii) with respect to a partnership, limited liability company or similar Person, any and all units, interests, rights to purchase, warrants, options or other equivalents of, or other ownership interests in, any such Person.

         "ERISA" means the Employee Retirement Income Security Act of 1974.

         "Estimated Closing Statement" has the meaning set forth in Section 2.03(a) of the Master Sale Agreement.

         "Estimated Working Capital" has the meaning set forth in Section 2.03(a) of the Master Sale Agreement.

         "Exposure Issues" means exposure or injury to Persons (including death) or to Third Party property or other interests of such Persons caused by, related to, arising from, or in connection with the generation, handling, use, treatment, storage, transportation, disposal, discharge, presence, Release, threatened Release or emission of any Hazardous Substances at, on, underlying, or migrating from (i) any of the Real Property or (ii) any Former Site; or (iii) any Pre-close Toll Manufacture or (iv) any off-site facility used by the Companies or the Business or any Former Business (but only to the extent that the Hazardous Substances were sent or arranged to be sent to the off-site facility by the Companies or the Business or any Former Business); or

(v) in relation only to the indemnity obligation of SER under Section 3.1 of the Environmental Agreement, any Future Cause.

         "Feedstock Payables" has the meaning set forth in Section 8.16 of the Master Sale Agreement.

         "Financial Services Transition Agreement" means a Financial Business Processing Transition Agreement - Resins (US) dated as of the Closing Date in substantially the form attached as Exhibit O to the Master Sale Agreement.

         "Financial Statements" means the financial statements entitled "Shell Chemicals' Resins Business Combined Financial Statements December 31, 1999, 1998 and 1997" with Report of Independent Accountants dated April 7, 2000 (as such financial statements and Report of Independent Accountants relate to the 1998 and 1999 financial statements only).

         "Financing" has the meaning set forth in Section 6.09 of the Master Sale Agreement.

         "Financing Letters" has the meaning set forth in Section 2.06 of the Master Sale Agreement.

         "Former Business" means any predecessors of and any entities previously owned by the Companies, the Business or the SELLER in connection with the Business or the Companies.

         "Former Site" means any real property, including the facilities, structures and equipment thereon, formerly owned, operated or leased by the Business, the Companies or the SELLER in connection with the Business or the Companies or any Former Business.

         "FTC" means the United States Federal Trade Commission.

         "Future Cause" means (i) any real property (other than the Real Property or Former Site), including the facilities, structures and equipment thereon, which, subsequent to the Closing Date first comes to be, or may be deemed to be owned, operated or leased by the Business, the Companies or SER in connection with the Business or the Companies or any Future Business; (ii) any entities which, subsequent to the Closing Date first come to be owned by the Companies, the Business or SER in connection with the Business or the Companies or any successor thereof ("Future Business"), (iii) any toll manufacturing business used by the Business, the Companies, SER or any Future Business in connection with the operations of the Business or the Companies or any Future Business after the Closing Date (but only to the extent that the Hazardous Substance managed by the toll manufacturing facilities was as a result of such operations).

         "GAAP" means United States generally accepted accounting principles.

         "Governmental Consents" means all authorizations, approvals, consents, franchises, licenses, permits or clearances of or notices to or filings with any Governmental Entity required under Applicable Law to be obtained or made in order to allow for the consummation of the Transactions or expiration of waiting periods imposed by or agreed with any Governmental Entity in connection with the Transactions.

         "Governmental Entity" means any federal, state, local or foreign government or any court of competent jurisdiction, regulatory or administrative agency or commission or other governmental authority or non-commercial instrumentality, domestic or foreign.

         "Governmentally Mandated Action" has the meaning set forth in Section
8.10 of the Master Sale Agreement.

         "Hazardous Substances" means any hazardous or toxic substances, pollutants, contaminants, raw materials, industrial materials, finished products, intermediate products, co-products, chemicals or chemical substances, wastes or other material or article (including, in the United States, but not limited to those substances, materials, and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101) or by the United States Environmental Protection Agency as hazardous substances (40 CFR 302) that are regulated under any applicable Environmental Laws including without limitation, any material, waste or substance that is (i) petroleum, petroleum hydrocarbons, petroleum products or petroleum by-products (including crude oil or any component thereof), (ii) asbestos, or asbestos containing materials, (iii) polychlorinated biphenyls, or (iv) defined as a "hazardous" or "dangerous" "material," "substance" or "waste" under applicable local, state or federal Environmental Laws in the United States.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

         "Human Resources Agreement" means the Human Resources Agreement dated as of the date hereof among SELLER, BUYER and SER.

         "ICC Rules" has the meaning set forth in Article 3 of this Schedule A.

         "Improvements" means all buildings, warehouses, docks, storage tanks, tracks, structures, pipelines, fixtures and other improvements of any nature or kind located in or upon the Real Property.

         "Income Statement" means the income statement for the 12-month period ended December 31, 1999 included in the Financial Statements.

         "Indebtedness" means, with respect to any Company, any Capital Lease obligations, any indebtedness in respect of borrowed money or evidenced by notes or similar instruments (other than any such indebtedness in favor of any other Company or any of the Non-US Companies), and any obligations in respect of guarantees of any of the foregoing.

         "Indemnified Party" has the meaning set forth in Article 2 of this Schedule A.

         "Indemnifying Party" has the meaning set forth in Article 2 of this Schedule A.

         "Information Technology" means computer hardware, software, networks, firmware and other information technology.

         "Information Technology Systems" means the software, hardware, data and other assets used in connection with information technology and business process functions.

         "Intellectual Property" means patents, trademarks and service marks, rights in designs, trade or business names, copyrights, topography rights, know-how information, data, trade secrets and expertise of a technical nature (whether or not any of these are registered and including applications for registration of any such thing) and rights under licenses, consents and other agreements in relation to any such thing and all rights or forms of protection of a similar nature or having equivalent or similar effect to any of these that may exist anywhere in the world, but excluding, however, computer hardware, software, networks, firmware and other information technology.

         "Intellectual Property Agreements" has the meaning set forth in the Intellectual Property Transfer and License Agreement.

         "Intellectual Property Transfer and License Agreement" means the Intellectual Property Transfer and License Agreement in substantially the form of Exhibit E to the Master Sale Agreement.

         "Interest Rate" shall mean a rate of interest equal to the rate of interest from time to time announced publicly by Citibank, N.A. as its prime rate, calculated on the basis of a 365 day year.

         "Interim Agreements" means the Interim Services Agreement, the IT Interim Service Agreement, the Non-US IT Interim Services Agreement, the Financial Services Transition Agreement, and the Non-US Financial Services Transition Agreement.

         "Interim Labor Agreements" mean the Interim Labor Agreement (Norco) and the Interim Labor Agreement (Deer Park) dated as of the Closing Date in substantially the form of Exhibit Q to the Master Sale Agreement.

         "Interim Services Agreement" means the Interim Services Agreement dated as of the Closing Date in substantially the form of Exhibit F to the Master Sale Agreement pursuant to which SELLER or its Affiliates shall provide certain transitional services to the Companies at the fees and pursuant to the terms therein.

         "Inventory" means, as they relate to the Business, all stock of raw materials (including feedstock and process materials), work in progress, finished goods (including products manufactured by SELLER or its Affiliates and bought in products), spare parts and/or general stock used during daily operations and maintenance and packaging materials used or to be used by the Business including all such items in transit to or from or at the warehouses of the Business or held by Third Parties pursuant to consignment sales arrangements with SELLER or its Affiliates or balances held by exchange partners and due to SELLER or its Affiliates.

         "Inventory Adjustment Amount" means US$8,206,000.

         "IP Letter Agreement" means a letter agreement regarding certain Intellectual Property matters, dated as of the Closing Date, in a form previously agreed to between BUYER and SELLER.

         "IT Interim Services Agreement" means the Interim Agreement for Information Technology Services dated as of the Closing Date in substantially the form of Exhibit L to the Master Sale Agreement.

         "Key Units" means (i) the C-unit at the Norco facility, (ii) the HPRU unit at the Norco facility, (iii) the BPA-3 unit at the Deer Park facility, (iv) the BPA-4 unit at the Deer Park facility, and (v) the ERU-5 unit at the Deer Park facility.

         "Knowledge" means, with respect to SELLER, the actual knowledge of the Persons listed in Schedule D hereto and, with respect to BUYER, the actual knowledge of the Persons listed in Schedule E hereto.

         "Leases" means the agreements listed in Schedule M, in the forms attached thereto (or in the forms agreed to pursuant to Section 2.07).

         "Liability" means any liability or obligation, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due, regardless of when asserted.

         "Liens" means any mortgages, pledges, liens, security interests, encumbrances, restrictions or charges of any kind created by, through or under SELLER or any Company.

         "Listed US Compliance Issues" means the matters set forth in Schedule 5 of the Environmental Agreement.

         "Master Sale Agreement" has the meaning set forth in the first paragraph of this Agreement.

         "Material Adverse Effect" means any circumstance or event that either has, or has had and is continuing to have, a material adverse effect on the business, operations, financial condition or results of operations of the Business and the Non-US Business taken as a whole.

         "Material Contracts" has the meaning set forth in Section 5.11(e) of the Master Sale Agreement.

         "Material Human Resources Contracts" has the meaning set forth in
Section 5.23(c) of the Master Sale Agreement.

         "Material Real Property Contracts" has the meaning set forth in Section 5.12(g) of the Master Sale Agreement.

         "Material Tax Contracts" has the meaning set forth in Section 5.19(n) of the Master Sale Agreement.

         "Merger Regulation" means Council Regulation (EC) No. 4064/89, as amended by Council Regulation (EC) No. 1310/97.

         "NCW" means Norco Chemical Workers' Union.

         "Net Purchase Amount" has the meaning set forth in Section 2.03(f) of the Master Sale Agreement.

         "Non-compliance Issues" means (i) non-conformance with any deadlines or requirements which are required to be complied with on or before the Closing Date under Environmental Law in effect or in force as of the Closing Date which is not related to or arising in connection with Site Contamination Issues, Exposure Issues or Disposal Issues; and (ii) the Listed US Compliance Issues.

         "Nonrepresented Employee" has the meaning set forth in Section 5.20(a) of the Master Sale Agreement.

         "Non-US Assets" means the outstanding capital stock of SERBV.

         "Non-US Business" has the meaning assigned to the term "Business" in the Non-US Sale Agreement.

         "Non-US Cash Consideration Amount" has the meaning set forth in Section 2.02(a)(ii) of the Master Sale Agreement.

         "Non-US Closing" has the meaning assigned to the term "Closing" in the Non-US Sale Agreement.

         "Non-US Companies" has the meaning assigned to the term "Companies" in the Non-US Sale Agreement.

         "Non-US Continuing Affiliate Contracts" means certain contracts between SELLER and its Affiliates for the provision of goods and services to the Non-US Business after the Closing, which contracts are set forth in Section 5.10(c) of the SELLER Disclosure Letter (as defined in the Non-US Sale Agreement).

         "Non-US Contractual Consents" means all approvals, notices, licenses and consents required by the terms of any Contract to be obtained from or provided to any Person (other than a Governmental Entity) in order to allow for the consummation of the Non-US Transactions.

         "Non-US Environmental Agreement" has the meaning assigned to the term "Environmental Agreement" in the Non-US Sale Agreement.

         "Non-US Feedstock Agreements" means the Agreements listed in Schedule H under the heading "Non-US", in the forms attached thereto (or in the forms agreed to pursuant to Section 2.07).

         "Non-US Financial Services Transition Agreement" has the meaning assigned to the term "Financial Services Transition Agreement" in the Non-US Sale Agreement.

         "Non-US Human Resources Agreement" has the meaning assigned to the term "Human Resources Agreement" in the Non-US Sale Agreement.

         "Non-US Governmental Consents" means all authorizations, approvals, consents, franchises, licenses, permits or clearances of or notices to or filings with any Governmental Entity required under Applicable Law to be obtained or made in order to allow for the consummation of the Non-US Transactions or expiration of waiting periods imposed by or agreed with any Governmental Entity in connection with the Non-US Transactions.

         "Non-US Intellectual Property Transfer and License Agreement" has the meaning assigned to the term "Intellectual Property Transfer and License Agreement" in the Non-US Sale Agreement.

         "Non-US Interim Services Agreement" has the meaning assigned to the term "Interim Services Agreement" in the Non-US Sale Agreement.

         "Non-US IT Interim Services Agreement" has the meaning assigned to the term "IT Interim Services Agreement" in the Non-US Sale Agreement.

         "Non-US Sale Agreement" means that certain Sale Agreement between SPNV and SER, a copy of which is attached hereto as Exhibit G.

         "Non-US SUMF Agreements" means the agreements listed in Schedule L under the heading "Non-US", in the forms attached thereto (or in the forms agreed to pursuant to Section 2.07).

         "Non-US Tax Agreement" has the meaning assigned to the term "Tax Deed" in the Non-US Sale Agreement.

         "Non-US Transactions" has the meaning assigned the term "Transactions" in the Non-US Sale Agreement.

         "Non-US Transaction Documents" means the Non-US Sale Agreement, the Non-US Interim Services Agreement, the Non-US IT Interim Services Agreement, the Non-US Human Resources Agreement, the Non-US Environmental Agreement, and the Non-US Tax Agreement, including the Schedules and Annexes to such agreements

         "Note" has the meaning set forth in Section 2.02(a)(ii) of the Master Sale Agreement.

         "Open Agreement" has the meaning set forth in Section 2.07 of the Master Sale Agreement.

         "Open Issue Certificate" has the meaning set forth in Section 2.07 of the Master Sale Agreement.

         "Open Issues" has the meaning set forth in Section 2.07 of the Master Sale Agreement.

         "Organizational Documents" means, with respect to an entity, the certificate of incorporation, charter, by-laws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement, operating agreement, joint venture agreement or other similar organizational instrument or document governing such entity.

         "PACE" means the Paper, Allied-Industrial, Chemical & Energy Workers International Union.

         "Packaging and Sales Materials" has the meaning set forth in Section
8.15 of the Master Sale Agreement.

         "Parties" has the meaning set forth in the first paragraph of the Master Sale Agreement.

         "Patent Rights" has the meaning set forth in the Intellectual Property Transfer and License Agreement.

         "Payables" means the payables and accruals of the Business and the Non-US Business calculated in accordance with GAAP consistent with the principles, policies, methodologies and procedures adopted in the preparation of the line item amounts "Account payable - trade", "Other payables and accruals" (excluding, however, the item "Severance accrual" as described in Note 7 to the Balance Sheet), and "Owing to related parties" included in the current liability section of the Balance Sheet.

         "Permits" means licenses, permits, certificates, orders, approvals and authorizations from Governmental Entities.

         "Permitted Encumbrances" means (i) real property taxes that constitute a lien on any purchased or leased Real Property or any part thereof and that are not due and payable or past due as of the Closing Date, (ii) covenants, conditions, restrictions, easements, rights-of-way and other matters that are disclosed in Section 5.12(b) of the SELLER Disclosure Letter or that are recorded in the public records, (iii) mineral and royalty reservations and exceptions, (iv) any conditions that may be shown by a current, accurate survey or physical inspection, (v) leases, subleases and similar agreements, (vi) zoning, building and similar restrictions, (vii) Permitted Liens, and (viii) unrecorded assessments, covenants, rights-of-way or other similar restrictions, none of which items individually or in the aggregate materially impair the continued use and operation of the property to which they relate in the Business as currently conducted.

         "Permitted Liens" means (i) such as are set forth in Schedule F, (ii) mechanics', carriers', workmen's, repairmen's or other like liens arising or incurred in the ordinary course of business, liens arising under original purchase price conditional sales contracts (none of which affect any material Equipment) and equipment leases with Third Parties entered into in the ordinary course of business and liens for Taxes and other governmental charges that are not due and payable or that may thereafter be paid without penalty, (iii) Liens that secure debt that is reflected as a liability on the balance sheet dated as of December 31, 1999 included in the Financial Statements and the existence of which is indicated in the notes thereto and (iv) other imperfections of title or encumbrances, if any, that do not, individually or in the aggregate, materially impair the continued use and operation of the assets to which they relate in the Business, as currently conducted.

         "Person" means any natural person, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, business, government or other entity.

         "Personal Property" means the Equipment, the motor vehicles of the Companies, the railcars of the Companies, and the Inventory.

         "Pre-close Toll Manufacture" means any toll manufacturing facilities used by the Companies, the Business or the SELLER in connection with the facilities and operations of the Companies or the Business or Former Business (but only to the extent that the Hazardous Substance managed by the toll manufacturing facilities was as a result of such facilities and operations).

         "Proceedings" means any action, suit, investigation or proceedings before any Governmental Entity or arbitrator.

         "Product Liability Claims" has the meaning set forth in Section 10.01(a)(iv) of the Master Sale Agreement.

         "Products" has the meaning set forth in Schedule B.

         "Purchase Price Adjustment Amount" has the meaning set forth in Section 2.03(c) of the Master Sale Agreement.

         "Purchased Shares" has the meaning set forth in Section 2.01(a) of the Master Sale Agreement.

         "Real Property" means the material real property owned or leased by the Companies, which real property is described in Section 5.12(a) of the SELLER Disclosure Letter.

         "Real Property Permits" has the definition set forth in Section 5.12(i) of the Master Sale Agreement.

         "Receivables" means the receivables of the Business and the Non-US Business calculated in accordance with GAAP consistent with the principles, policies, methodologies and procedures adopted in the preparation of the line item amounts "Receivables" and "Due from related parties" included in the current asset section of the Balance Sheet.

         "Redeemed Shares" has the meaning set forth in Section 2.01(b) of the Master Sale Agreement.

         "Regulatory Costs" has the meaning set forth in Section 8.02(a) of the Master Sale Agreement.

         "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of Hazardous Substances into the Environment.

         "Relevant Environmental Permits" has the definition set forth in
Section 5.17(a) of the Master Sale Agreement.

         "Remediation Activities" means the investigation and remediation of an Environmental Condition, including but not limited to soil and groundwater sampling, activities associated with the construction, operation, maintenance or monitoring of remediation or treatment equipment and systems, the investigation, excavation, restoration, remediation, clean-up and/or treatment of contaminated soil, groundwater and free product, measures to contain, monitor or limit contamination and/or other works in relation to any Environmental Condition.

         "Represented Employee" has the meaning set forth in Section 5.20(a) of the Master Sale Agreement.

         "Resins/Derivatives Field" has the meaning set forth in the Intellectual Property Transfer and License Agreement.

         "Retained Shares" has the meaning set forth in the third WHEREAS clause of the Master Sale Agreement.

         "Retained Shell Group" has the meaning given the term "Retained Shell Group" in the Non-US Sale Agreement.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Seller Indemnified Parties" means SELLER, its Affiliates, and their respective directors, stockholders, officers, partners, employees, agents, consultants, attorneys, representatives, successors, permitted transferees and permitted assignees.

         "SELLER" has the meaning set forth in the first paragraph of the Master Sale Agreement.

         "SELLER Disclosure Letter" has the meaning set forth in Section 4.03 of the Master Sale Agreement.

         "SER" has the meaning set forth in the first WHEREAS clause of the Master Sale Agreement.

         "SER Indemnified Party" means SER, its Affiliates, and their respective directors, stockholders, officers, partners, employees, agents, consultants, attorneys, representatives, successors, permitted transferees and permitted assignees.

         "SER Junior Subordinated Note" means a promissory note issued by SER in favor of SELLER or BUYER, which promissory note shall be issued pursuant to an indenture and shall have the terms set forth in Exhibit P.

         "SERBV" has the meaning set forth in the second WHEREAS clause of the Master Sale Agreement.

         "SERLLC" has the meaning set forth in the first WHEREAS clause of the Master Sale Agreement.

         "SER Note" means a promissory note issued by SER in favor of SPNV in the original principal amount of US$662,000,000, with such promissory note being due and payable at the Closing.

         "SER Registration Rights Agreement" means the Registration Rights Agreement dated as of the Closing Date in substantially the form of Exhibit K to the Master Sale Agreement.

         "SER Shareholders' Agreement" means the Shareholders' Agreement dated as of the Closing Date in substantially the form of Exhibit J to the Master Sale Agreement.

         "Shares" has the meaning set forth in Section 2.01 of the Master Sale Agreement.

         "Shell Group" means the Royal Dutch Petroleum Company, the "Shell" Transport and Trading Company, plc (together the "Parent Companies") or any entity other than the Parties that is an Affiliate of either or both of the Parent Companies.

         "Site Contamination Issues" means environmental pollution, contamination, degradation, damages, exposure or injury to Third Party property or the Environment caused by, related to, arising from, or in connection with the generation, handling, use, treatment, storage, transportation, disposal, discharge, presence, Release, threatened Release or emission of any Hazardous Substances at, on, underlying or migrating to (in the case of such migration, to the extent from real property which is not owned or occupied by any Third Party) or from (i) any of the Real Property or (ii) any Former Sites or (iii) any Pre-close Toll Manufacture; or (iv) in relation only to the indemnity obligation of SER under Section 3.1 of the Environmental Agreement, any Future Cause.

         "SLAs" means the agreements listed on Schedule J, in the forms attached thereto (or in the forms agreed to pursuant to Section 2.07).

         "SPNV" has the meaning set forth in the second WHEREAS clause of the Master Sale Agreement.

         "Survival Period" has the meaning set forth in Section 9.01 of the Master Sale Agreement.

         "Tax" or "Taxes" means all taxes, charges, fees, levies or other assessments, including all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, social security, unemployment, excise, estimated, severance, property or other taxes, duties, fees, assessments or charges of any kind whatsoever whether incurred directly, by reason of Treasury Regulation Section 1.1502-6 (or similar provisions of state, local or foreign law or otherwise), including any interest, penalties or additional amounts attributable thereto imposed by any governmental Entity.

         "Tax Agreement" means the Tax Agreement dated as of the Closing Date in substantially the form of Exhibit H to the Master Sale Agreement.

         "Tax Benefit" means the actual cash reduction of Taxes paid by the Buyer Indemnified Party or Seller Indemnified Party, as applicable, due to a credit, deduction or increase in Tax basis (each, a "Tax Asset") that arises due to an event that gives rise to an indemnification payment pursuant to this Agreement, and further assuming that any such Tax Asset is taken into account, for those purposes, after all other Tax Assets or other Tax attributes of the Buyer Indemnified Party or Seller Indemnified Party, as applicable, are utilized, consistent with Applicable Law.

         "Tax Matters" means all matters relating to the Taxes of the Companies.

         "Tax Returns" means any return, report, information return, statement, declaration or other document (including any related or supporting information) filed or required to be filed with any Governmental Entity in connection with any determination, assessment or collection of any Tax or other administration of any Applicable Law.

         "Technical Information" means all know-how, information, data, trade secrets and expertise of a technical nature, whether patented or not.

         "Third Party" means a Person other than SELLER, the Companies or BUYER or their respective Affiliates.

         "Third Party Claims" has the meaning set forth in Article 2 of this Schedule A.

         "Third Party Insurer" means any insurer that is not, directly or indirectly, providing self insurance.

         "Threshold Amount" has the meaning set forth in Section 9.02 of the Master Sale Agreement.

         "Trademark Agreement" means the Trademark Agreement in substantially the form of Exhibit I to the Master Sale Agreement.

         "Trademarks" has the meaning set forth in the Trademark Agreement.

         "Transactions" means the transactions contemplated by the Transaction Documents.

         "Transaction Documents" means this Agreement, the Interim Services Agreement, the IT Interim Services Agreement, the Human Resources Agreement, the Environmental Agreement, and the Tax Agreement, including the Schedules and Annexes to such agreements.

         "Transfer Contracts" means (i) the Contracts providing for the transfer of any assets or properties to any Company from SELLER or any of its Affiliates or the assumption of any Liabilities by any Company from SELLER or any of its Affiliates, in each case, (ii) the Intellectual Property Transfer and License Agreement, and (iii) the Trademark Agreement; provided, however, that the term
                                              --------  -------
"Transfer Contracts" shall not include the Non-US Sale Agreement.

         "Transfer Taxes" means all sales, use, transfer, recording, real estate transfer, transaction, registration, and other similar taxes and fees, including all bulk sales taxes, arising out of or in connection with the Transactions.

         "Transferred Shares" has the meaning set forth in Section 2.01(b) of the Master Sale Agreement.

         "U.S. Assets" means the Transferred Shares (including the membership interest of SERLLC held by SER, but excluding the capital stock of SERBV held by
SER).

         "U.S. Consideration Amount" has the meaning set forth in Section 2.02(a)(i) of the Master Sale Agreement.

         "U.S. Feedstock Agreements" means the agreements listed in Schedule H under the heading "U.S.", in the forms attached thereto (or in the form agreed to pursuant to Section 2.07).

         "U.S. Payables" means, as they relate to the Business, amounts payable within 12 months of the Closing Date to Third Parties, SELLER and its Affiliates, arising from purchases of goods or services in the ordinary course of business (including payments in respect of capital expenditures) and to other creditors including accruals for wages and salaries, rebates, royalties, interest payable, taxes, government duties (excluding income taxes) or Business Inventory balances held by SELLER or its Affiliates and due to exchange partners.

         "U.S. SUMF Agreements" means the agreements listed in Schedule L under the heading "U.S.", in the forms attached thereto (or in the forms agreed to pursuant to Section 2.07).

         "Voluntary Remedial Action" means and a "Voluntary Remediation Requirement" shall be deemed to have arisen where any Remediation Activities are performed or undertaken in connection with Site Contamination Issues, Disposal Issues or Non-compliance Issues (i) which are to address contamination in excess of applicable cleanup standards or criteria under applicable Environmental Law;
(ii) which are not required by any Governmental Entity or under any Environmental Law and for which no violation, penalty or sanction will be incurred, assessed or imposed as a result of a party's failure to perform such activities or to report the presence or Release of Hazardous Substances; (iii) in relation to which no Environmental Claim has been made and (iv) in relation to which it is very likely that there would be an Environmental Claim if the relevant Governmental Entity were aware of the nature and extent of the relevant Site Contamination Issues, Disposal Issues or Non-compliance Issues.

         "Working Capital" means the sum of Receivables and Business Inventory less Payables prepared in accordance with GAAP consistent with the principles, policies, methodologies and procedures adopted in the preparation of the Balance Sheet, except that: (a) with respect to Business Inventory, the product inventory cost in the United States shall be determined on the basis of current standard cost, (b) Feedstock Payables are included within Payables, and (c) for greater certainty, shall exclude any effect of the section 338(h)(10) election.

         "Working Capital Cap Amount" means US$260,000,000 plus the Inventory Adjustment Amount.

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